Prospectus Supplement dated June 30, 2006 (to Prospectus dated June 30, 2006)

$ 948,479,000
(Approximate)

American Home Mortgage Investment Trust 2006-2
Issuing Entity

American Home Mortgage Servicing, Inc.
RMBS Servicer and HELOC Servicer

American Home Mortgage Acceptance, Inc.
Sponsor

American Home Mortgage Securities LLC
Depositor

American Home Mortgage Investment Trust 2006-2,
Mortgage-Backed Notes, Series 2006-2

You should consider carefully the risk factors beginning on page S-23 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of fixed-rate and adjustable-rate first lien and second lien mortgage loans and adjustable rate, home equity lines of credit divided into six loan groups. The trust will issue thirty-nine classes of notes, thirty-two of which are offered under this prospectus supplement. As described in this prospectus supplement, each class of notes, upon the occurrence of certain events, must be exchanged for a corresponding class of REMIC notes, each of which will be secured by a REMIC certificate backed by the remaining mortgage loans in the pool, which REMIC notes are offered under this prospectus supplement.

Credit Enhancement

The notes will have credit enhancement in the form of:

•	excess interest and overcollateralization with respect to the notes;

•	subordination provided to some classes of notes in a related group by other classes of related notes as described in this prospectus supplement; and

•	a financial guaranty insurance policy issued by CIFG Assurance North America, Inc. for the benefit of the Class V-A Notes only.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful

UBS Securities LLC, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and Lehman Brothers, Inc. will offer all of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes to the public at varying prices to be determined at the time of sale.

The proceeds to the depositor from the underwritten notes are expected to be approximately 99.80% of the aggregate note principal balance of these notes, plus accrued interest from the cut-off date on the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1 and Class III-M-2 Notes. The expenses of the depositor are estimated to be $985,000. See “Method of Distribution” in this prospectus supplement. There is no underwriting arrangement for the remaining classes of notes.

UBS Investment Bank

Goldman, Sachs & Co.	RBS Greenwich Capital	Lehman Brothers Inc.

Important notice about information presented in this prospectus supplement and the accompanying base prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the notes in two separate documents that progressively provide more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this prospectus supplement, which describes the specific terms of this series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the base prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and accompanying base prospectus constitutes a prospectus for each of the offered notes and also with respect to any REMIC Notes and corresponding REMIC certificates as described in this prospectus supplement.

The depositor's principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (877) 281-5500.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Caption

SUMMARY OF PROSEPECTUS SUPPLEMENT
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
General
Indices on Certain of the Mortgage Loans and HELOCs
Mortgage Loan and HELOC Characteristics
THE RMBS MASTER SERVICER AND THE SERVICERS
RMBS Master Servicer
RMBS Servicer and HELOC Servicer
MORTGAGE LOAN ORIGINATION
The Originator
Underwriting Guidelines
FICO Scores
Representations and Warranties
HELOC ORIGINATION
ADDITIONAL INFORMATION
STATIC POOL INFORMATION
DESCRIPTION OF THE NOTES
General
Book-entry Notes
Interest and Principal Payments on the Notes
Interest Payments on the Class I-A Notes and Class I-M Notes
Principal Payments on the Class I-A Notes and Class I-M Notes
Interest Payments on the Class II-A Notes and Class II-M Notes
Principal Payments on the Class II-A Notes and Class II-M Notes
Interest Payments on the Class III-A Notes and Class III-M Notes
Principal Payments on the Class III-A Notes and Class III-M Notes
Interest Payments on the Class IV-A Notes and Class IV-M Notes
Principal Payments on the Class IV-A Notes and Class IV-M Notes
The LPMI Insurer
The LPMI Policy
Overcollateralization Provisions for Loan Group I
Overcollateralization Provisions for Loan Group II
Overcollateralization Provisions for Loan Group III
Overcollateralization Provisions for Loan Group IV
Calculation of LIBOR for the LIBOR Notes
The Cap Contracts and Interest Rate Swap Agreement
Payments from the Cap Contracts and the Interest Rate Swap Agreement
Table of Fees and Expenses
Allocation of Losses on the Mortgage Loans
The Policy
Modifications
Reports to Noteholders
DESCRIPTION OF THE REMIC NOTES
General
Mandatory Exchange
Sale of REO Properties and Other Non-REMIC-Eligible Properties
Restrictions on Foreclosure
YIELD ON THE NOTES
General
Prepayment Considerations
Allocation of Principal Payments
Interest Shortfalls and Realized Losses
Note Interest Rates
Purchase Price
Final Scheduled Payment Date
Weighted Average Life
Yield Sensitivity of the Class II-M Notes
Yield Sensitivity of the Class III-M Notes
Yield Sensitivity of the Class IV-M Notes
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
THE OWNER TRUSTEE
THE INDENTURE TRUSTEE
THE SECURITIES ADMINISTRATOR
THE CREDIT ENHANCER
CIFG Assurance North America, Inc.
General
THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS
Servicing and Other Compensation And Payment of Expenses
Evidence as to Compliance
Realization Upon Defaulted Mortgage Loans and HELOCs
The Protected Accounts
Optional Repurchase of Defaulted Mortgage Loans
Pledge and Assignment of Servicer’s Rights
THE INDENTURE
General
Rights Upon Event of Default
Limitation on Suits
Resignation and Removal of Indenture Trustee
Optional Termination
ASSIGNMENT OF LOANS
General
FEDERAL INCOME TAX CONSEQUENCES
Tax Classification of the Issuing Entity and of the Notes
Tax Consequences to Holders of the Notes
Additional Conditions Precedent to a REMIC Conversion Subsequent to a TMP Trigger Event
Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event
Taxation of Holders of REMIC Notes
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
AVAILABLE INFORMATION
REPORTS TO NOTEHOLDERS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
The Offered Notes
ANNEX I
SCHEDULE A

SUMMARY OF Prosepectus supplement

The following summary is a brief description of the important features of the notes and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the notes, read carefully this entire prospectus supplement and the entire base prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the base prospectus.

Issuing Entity or Trust	American Home Mortgage Investment Trust 2006-2.

Title of Series	Mortgage-Backed Notes, Series 2006-2.

Cut-off Date	With respect to the mortgage loans June 1, 2006 and the HELOCs, June 20, 2006.

Closing Date	On or about June 30, 2006.

Depositor	American Home Mortgage Securities LLC.

Sponsor	American Home Mortgage Acceptance, Inc., an affiliate of the depositor the RMBS Servicer and the HELOC Servicer.

RMBS Master Servicer	Wells Fargo Bank, N.A.

RMBS Servicer	American Home Mortgage Servicing, Inc.

HELOC Servicer	American Home Mortgage Servicing, Inc.

HELOC Back-Up Servicer	GMAC Mortgage Corporation.

Indenture Trustee	Deutsche Bank Trust Company Americas.

Owner Trustee	Wilmington Trust Company.

Credit Enhancer	For the benefit of the Class V-A Notes only, CIFG Assurance North America, Inc.

Securities Administrator	Wells Fargo Bank, N.A.

Payment Dates	Payments on the notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in July 2006.

Notes	The classes of notes and their note interest rates and note principal balances are set forth in the table below.

Offered Notes
Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Moodys)	Designation
I-A-1	Adjustable Rate	$133,151,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-2	Adjustable Rate	$64,377,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-3	Adjustable Rate	$95,866,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-4	Adjustable Rate	$32,600,000	AAA/Aaa	Senior Support/Adjustable Rate
II-A-1A	Adjustable Rate	$30,585,000	AAA/Aaa	Senior/Adjustable Rate
II-A-1B	Adjustable Rate	$12,276,000	AAA/Aaa	Senior/Adjustable Rate
II-A-1C	Adjustable Rate	$17,422,000	AAA/Aaa	Senior/Adjustable Rate
II-A-2	6.25%/Hybrid	$65,822,000	AAA/Aaa	Senior/Hybrid Rate
III-A-1	Adjustable Rate	$77,995,000	AAA/Aaa	Senior/Adjustable Rate
III-A-2	6.20%	$43,354,000	AAA/Aaa	Senior/Fixed Rate
III-A-3	6.45%	$12,745,000	AAA/Aaa	Senior/Fixed Rate
III-A-4	6.60%	$20,324,000	AAA/Aaa	Senior/Fixed Rate
III-A-5	6.25%	$17,158,000	AAA/Aaa	Senior/Fixed Rate/Lockout
I-M-1	Adjustable Rate	$7,098,000	AA+/Aa2	Mezzanine/Adjustable Rate
I-M-2	Adjustable Rate	$5,194,000	AA/NR	Mezzanine/Adjustable Rate
I-M-3	Adjustable Rate	$2,251,000	AA-/NR	Mezzanine/Adjustable Rate
I-M-4	Adjustable Rate	$1,904,000	A+/ NR	Mezzanine/Adjustable Rate
I-M-5	Adjustable Rate	$2,077,000	A/ NR	Mezzanine/Adjustable Rate
I-M-6	Adjustable Rate	$1,731,000	BBB/ NR	Mezzanine/Adjustable Rate
II-M-1	Adjustable Rate	$3,235,000	AA+/ Aa2	Mezzanine/Adjustable Rate
II-M-2	Adjustable Rate	$2,292,000	AA/A2	Mezzanine/Adjustable Rate
II-M-3	Adjustable Rate	$741,000	A+/Baa1	Mezzanine/Adjustable Rate
III-M-1	6.60%	$4,595,000	AA/Aa2	Mezzanine/Fixed Rate
III-M-2	6.60%	$2,206,000	A+/A2	Mezzanine/Fixed Rate
IV-A	Adjustable Rate	$181,085,000	AAA/Aaa	Senior/Adjustable Rate
IV-M-1	Adjustable Rate	$19,030,000	AA/Aa2	Mezzanine/Adjustable Rate
IV-M-2	Adjustable Rate	$14,303,000	A/A2	Mezzanine/Adjustable Rate
IV-M-3	Adjustable Rate	$8,121,000	BBB+/Baa1	Mezzanine/Adjustable Rate
IV-M-4	Adjustable Rate	$3,394,000	BBB/Baa2	Mezzanine/Adjustable Rate
IV-M-5	Adjustable Rate	$2,667,000	BBB/Baa3	Mezzanine/Adjustable Rate
IV-M-6	Adjustable Rate	$4,970,000	BBB-/NR	Mezzanine/Adjustable Rate
V-A	Adjustable Rate	$57,910,000	AAA/Aaa	Senior/Adjustable Rate
Total Offered Notes:		$948,479,000
Non-Offered Notes
Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Moodys)	Designation
II-M-4	Adjustable Rate	$674,000	A+/NR	Mezzanine/Adjustable Rate
II-M-5	Adjustable Rate	$1,753,000	BBB/NR	Mezzanine/Adjustable Rate
III-M-3	6.60%	$919,000	A+/NR	Mezzanine/Fixed Rate
III-M-4	6.60%	$1,378,000	A-/NR	Mezzanine/Fixed Rate
III-M-5	6.60%	$1,287,000	BBB+/NR	Mezzanine/Fixed Rate
III-M-6	6.60%	$1,562,000	BBB-/NR	Mezzanine/Fixed Rate
IV-M-7	N/A	$8,846,000	BB+/NR	Mezzanine/Principal Only
Total Non-Offered Notes:		$16,419,000
Note:

The notes offered hereby represent indebtedness solely of American Home Mortgage Securities LLC Trust 2006-2 and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Other Information:

Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes:

The note interest rates on these classes of notes will be equal to the least of:

•	one-month LIBOR plus the related note margin set forth below;

•	the maximum note interest rate described in this prospectus supplement; and

•	the related available funds rate described in this prospectus supplement.

	Note Margin
Class	(1)	(2)
I-A-1	0.080%	0.160%
I-A-2	0.160%	0.320%
I-A-3	0.240%	0.480%
I-A-4	0.270%	0.540%
II-A-1A	0.080%	0.160%
II-A-1B	0.190%	0.380%
II-A-1C	0.260%	0.520%
I-M-1	0.400%	0.600%
I-M-2	0.440%	0.660%
I-M-3	0.500%	0.750%
I-M-4	1.300%	1.950%
I-M-5	1.700%	2.550%
I-M-6	2.400%	3.600%
II-M-1	0.330%	0.495%
II-M-2	0.430%	0.645%
II-M-3	1.050%	1.575%
II-M-4	1.200%	1.800%
II-M-5	2.000%	3.000%
________________
(1) Initially.
(2) On and after the step-up date as described in this prospectus supplement.

Class II-A-2 Notes:

The note interest rate on this class of notes will be initially equal to the related fixed rate indicated on page S-6 and subject to the related available funds rate described in this prospectus supplement. However, on or after the related note rate change date, the note interest rate on this class of notes will convert to an adjustable rate based on six-month LIBOR plus 1.625% and subject to a maximum note interest rate of 11.50% and the related available funds rate described in this prospectus supplement.

Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes:

The note interest rates on these classes of notes will be initially equal to the related fixed rate indicated on page S-6 subject to the related available funds rate described in this prospectus supplement. However, on and after the related step-up date as described in this prospectus supplement, the note interest rate on the Class III-A Notes will increase by 0.50% and the interest rate on the classes of mezzanine notes will increase by 0.50%, subject to the related available funds rate described in this prospectus supplement.

Class III-A-1, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes:

The note interest rate on these classes of notes will be equal to the lesser of:

•	one-month LIBOR plus the related note margin set forth below; and

•	the related available funds rate described in this prospectus supplement.

	Note Margin
Class	(1)	(2)
III-A-1	0.110%	0.220%
IV-A	0.180%	0.360%
IV-M-1	0.400%	0.600%
IV-M-2	0.550%	0.825%
IV-M-3	1.300%	1.950%
IV-M-4	1.500%	2.250%
IV-M-5	2.500%	3.750%
IV-M-6	2.500%	3.750%
(1) Initially.
(2) On and after the step-up date as described in this prospectus supplement.

Class V-A Notes:

The note interest rate on this class of notes will be equal to the least of:

•	One-month LIBOR plus 0.140%,

•	The net WAC cap described in this prospectus supplement, and

•	the maximum rate described in the prospectus supplement.

The Trust

The depositor will establish American Home Mortgage Investment Trust 2006-2, a Delaware statutory trust, pursuant to a trust agreement among the depositor, the owner trustee and the securities administrator. Pursuant to the trust agreement, the depositor will deposit into the trust on the closing date the mortgage loans. On the closing date, pursuant to an indenture among the trust, the indenture trustee and the securities administrator, the trust will issue each class of notes set forth on page S-6. The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes are not offered hereby.

Payments of interest and principal on the notes will be made only from payments received from the related assets of the trust as described in this prospectus supplement.

The trust will also include three cap contracts, payments from which will primarily be used to cover some interest shortfalls on the Class II-A-1, Class II-M and Class III-A-1 Notes, respectively.

In addition, the trust will include a swap agreement, which will benefit the Class IV-A Notes and Class IV-M Notes.

The beneficial ownership interest in the trust will be represented by the owner trust certificate, which is not offered by this prospectus supplement.

The trust will also issue the Class II-P Certificates and Class III-P Certificates which are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class P Certificates is provided only to permit a better understanding of the offered notes.

See “Description of the Notes” in this prospectus supplement.

The Originator

All of the mortgage loans were originated by American Home Mortgage Investment Corp. or an affiliate thereof.

LPMI Insurer

Triad Guaranty Insurance Corporation (the “LPMI Insurer”), an Illinois corporation. Certain of the mortgage loans are covered by mortgage insurance provided by the LPMI Insurer, which may provide limited protection to the trust in the event such mortgage loans default. See “Description of the Notes—The LPMI Policy” in this prospectus supplement.

The Mortgage Loans

The trust will initially contain approximately 6,589 mortgage loans, divided into six loan groups. The mortgage loans in group I are adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in group II-1 and group II-2 are hybrid mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in group III are fixed rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in group IV are fixed rate mortgage loans secured by junior liens on one- to four-family residential properties. The HELOCs in group V are home equity lines of credit secured primarily by junior lien mortgages on one- to four-family residential properties.

The interest rate on each adjustable-rate mortgage loan will adjust, in some cases after an initial fixed-rate period, monthly, semi-annually or annually to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement.

The mortgage loans will be divided into six separate loan groups with characteristics as follows:

The Group I Loans

The group I mortgage loans will consist of adjustable-rate mortgage loans, with an initial fixed-rate period of one, three, six or twelve months. The index for all of the group I mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each group I mortgage loan will adjust monthly, the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan in this loan group for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that group I mortgage loan in the form of negative amortization. See “Description of the Mortgage Pool” in this prospectus supplement.

The following table summarizes the approximate characteristics of all of the group I mortgage loans as of the Cut-off Date:

Number of mortgage loans:	828
Aggregate stated principal balance:	$346,249,586.26
Range of scheduled principal balances:	$34,539.86 to $6,036,350.80
Average scheduled principal balance:.	$418,175.83
Range of mortgage rates:	1.750% to 8.833%
Weighted average mortgage rate:	6.837%
Range of remaining terms to stated maturity (months):	352 to 479 months
Weighted average remaining terms to stated maturity (months):	415 months
Weighted average loan-to-value ratio at origination:	76.14%
Weighted average gross margin:	3.115%
Weighted average maximum lifetime mortgage rate (per annum):	10.061%
Weighted average months to next interest adjustment date (months):	1
Loan Index Type:
1 Year MTA	100.00%

The Group II-1 Loans

The group II-1 mortgage loans will consist of adjustable-rate mortgage loans, substantially all of which are hybrid mortgage loans with an initial fixed-rate period of one month, six months, one two, three, five or ten years.

The following table summarizes the approximate characteristics of all of the group II-1 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	197
Aggregate stated principal balance:	$64,439,865.21
Range of scheduled principal balances:	$44,999.99 to $2,699,977.54
Average scheduled principal balance:.	$327,105.91
Range of mortgage rates:	R3.750%-8.750%
Weighted average mortgage rate:	6.359%
Range of remaining terms to stated maturity (months):	315 to 357 months
Weighted average remaining terms to stated maturity (months):	341 months
Weighted average loan-to-value ratio at origination:	71.49%
Weighted average gross margin:	2.331%
Weighted average maximum lifetime mortgage rate (per annum):	11.545%
Weighted average months to next interest adjustment date (months):	11
Loan Index Type:
1 Year LIBOR	42.08%
6 Month LIBOR	35.00%
1 Year CMT	10.65%
I Month LIBOR	12.27%

The Group II-2 Loans

The group II-2 mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years.

The following table summarizes the approximate characteristics of all of the group II-2 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	269
Aggregate stated principal balance:	$70,360,146.28
Range of scheduled principal balances:	$1,696.94 to $2,700,000
Average scheduled principal balance:.	$261,561.88
Range of mortgage rates:	R4.875% to 8.750%
Weighted average mortgage rate:	7.124%
Range of remaining terms to stated maturity (months):	343 to 358 months
Weighted average remaining terms to stated maturity (months):	356 months
Weighted average loan-to-value ratio at origination:	73.00%
Weighted average gross margin:	2.813%
Weighted average maximum lifetime mortgage rate (per annum):	12.130%
Weighted average months to next interest adjustment date (months):	56
Loan Index Type:
1 Year LIBOR	16.27%
6 Month LIBOR	83.73%

The Group III Loans

The group III loans will consist of fixed-rate mortgage loans secured by first liens on one- to four-family residential real properties.

The following table summarizes the approximate characteristics of all of the group III loans as of the Cut-off Date:

Number of mortgage loans:	916
Aggregate stated principal balance:	$183,798,431.23
Range of scheduled principal balances:	$29,802.39 to $2,392,000
Average scheduled principal balance:.	$200,653.31
Range of mortgage rates:	4.750% to 9.375%
Weighted average mortgage rate:	7.123%
Range of remaining terms to stated maturity (months):	108 to 359 months
Weighted average remaining terms to stated maturity (months):	350 months
Weighted average loan-to-value ratio at origination:	73.45%

The Group IV Loans

The group IV mortgage loans will consist of fixed-rate mortgage loans secured by junior liens on one- to four-family residential real properties.

The following table summarizes the approximate characteristics of all of the group IV mortgage loans as of the Cut-off Date:

Number of mortgage loans:	3,515
Aggregate stated principal balance:	$242,416,223.90
Range of scheduled principal balances:	$254.74 to $498,196.67
Average scheduled principal balance:.	$68,996.21
Range of mortgage rates:	6.500% to 16.625%
Weighted average mortgage rate:	11.033%
Range of remaining terms to stated maturity (months):	114 to 235 months
Weighted average remaining terms to stated maturity (months):	175 months
Weighted average loan-to-value ratio at origination:	23.72%

The Group V HELOCs

The HELOCs will consist of home equity lines of credit agreements secured primarily by junior lien mortgages on one- to four-family residential properties. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

The following table summarizes the approximate characteristics of all of the Group V HELOCs as of the Cut-off Date:

Number of HELOCs:	864
Aggregate stated principal balance:	$57,910,568.82
Average drawn balance:	$67,026.12
Average credit limit:	$81,586
Average credit limit utilization rate:	95.20%
Current weighted average coupon:	9.087%
Weighted average margin:	1.442%
Weighted average remaining term to stated maturity (months):	294
Weighted average remaining draw term to stated maturity (months):	114 months

Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the indenture, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Notes

Priority of Payments.

Interest Distributions on the Class I-A Notes and I-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group I after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes, pro rata, and then to pay any related unpaid interest shortfalls. Then any remaining funds available from loan group I will be used to make payments as follows:

first, to pay accrued note interest on the Class I-M-1 Notes;

second, to pay accrued note interest on the Class I-M-2 Notes;

third, to pay accrued note interest on the Class I-M-3 Notes;

fourth, to pay accrued note interest on the Class I-M-4 Notes;

fifth, to pay accrued note interest on the Class I-M-5 Notes;

sixth, to pay accrued note interest on the Class I-M-6 Notes and seventh, any remainder to be allocated as described in this prospectus supplement.

In the event that an increase in the applicable MTA index causes interest to accrue on a group I mortgage loan for a given month in excess of the monthly payment of interest for that group I mortgage loan, the excess interest will be added to the outstanding principal balance of that group I mortgage loan in the form of negative amortization. As a result, the note interest rate on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes may be reduced to the related available funds rate. Any resulting interest shortfalls on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will carry forward with interest thereon.

Principal Distributions on the Class I-A Notes and I-M Notes.

Available funds from loan group I remaining after paying interest on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will be used to pay principal on these notes as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group I.

Available funds from loan group I remaining after paying interest and principal to the Class I-A Notes and Class I-M Notes, as described in this prospectus supplement, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class I-A Notes and Class I-M Notes to build and maintain the related target amount of overcollateralization and covering some interest shortfalls, basis risk shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group I will not be available to make payments on the notes related to loan group II, loan group III, loan group IV or loan group V and amounts from the mortgage loans in loan group II, loan group III, loan group IV and loan group V will not be available to make payments on the notes related to loan group I.

See “Description of the Notes” in this prospectus supplement for additional information.

Interest Distributions on the Class II-A Notes, and Class II-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group II-1 after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, pro rata and second, to pay any related unpaid interest shortfalls The funds available with respect to the mortgage loans in loan group II-2 after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class II-A-2 Notes and second, to pay any related unpaid interest shortfalls. Any remaining funds available from loan group II-1 and loan group II-2 after the foregoing distributions are made on the related Class II-A Notes will be used to make payments as follows:

first, to pay accrued note interest, on the Class II-M-1 Notes;

second, to pay accrued note interest on the Class II-M-2 Notes;

third, to pay accrued note interest on the Class II-M-3 Notes;

fourth, to pay accrued note interest on the Class II-M-4 Notes;

fifth, to pay accrued note interest on the Class II-M-5 Notes; and

sixth, any remainder to be allocated as described in this prospectus supplement.

Principal Distributions on the Class II-A Notes and Class II-M Notes.

Amounts available after paying interest on the Class II-A Notes and Class II-M Notes will be used to pay principal on such notes as described in this prospectus supplement. Principal payments will generally be made from the principal received on the related mortgage loans.

Net Monthly Excess Cashflow Distributions from Loan Group II.

Available funds from loan group II remaining after paying interest and principal to the Class II-A Notes and Class II-M Notes, as described in this prospectus supplement, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class II-A Notes and Class II-M Notes to build and maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfall carryforward amounts, net WAC shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group II will not be available to make payments on the notes related to loan group I, loan group III, loan group IV and loan group V and amounts from the mortgage loans in loan group I, loan group III, loan group IV and loan group V will not be available to make payments on the notes related to loan group II.

Interest Distributions on the Class III-A Notes and Class III-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group III after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes, pro rata, and then to pay any related unpaid interest shortfalls. Then any remaining funds available from loan group III will be used to make payments as follows:

first, to pay accrued note interest on the Class III-M-1 Notes;

second, to pay accrued note interest on the Class III-M-2 Notes;

third, to pay accrued note interest on the Class III-M-3 Notes;

fourth, to pay accrued note interest on the Class III-M-4 Notes;

fifth, to pay accrued note interest on the Class III-M-5 Notes;

sixth, to pay accrued note interest on the Class III-M-6 Notes; and

seventh, any remainder to be allocated as described in this prospectus supplement.

Principal Distributions on the Class III-A Notes and Class III-M Notes.

Available funds from loan group III remaining after paying interest on the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes will be used to pay principal on these notes as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group III.

Available funds from loan group III remaining after paying interest and principal to the Class III-A Notes and Class III-M Notes, as described in this prospectus supplement, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class III-A Notes and Class III-M Notes build and maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfall carryforward amounts, Net WAC shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group III will not be available to make payments on the notes related to loan group I, loan group II, loan group IV and loan group V and amounts from the mortgage loans in loan group I, loan group II, loan group IV and loan group V will not be available to make payments on the notes related to loan group III.

Interest Distributions on the Class IV-A Notes and Class IV-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group IV after the payment of certain fees and expenses, will be distributed first, to pay any net swap payment and swap termination payment due to the swap provider (other than certain swap termination payments resulting from a swap provider termination). Then any remaining funds available from loan group IV will be used to make payments as follows:

first, to pay accrued note interest on the Class IV-A Notes;

second, to pay accrued note interest on the Class IV-M-1 Notes;

third, to pay accrued note interest on the Class IV-M-2 Notes;

fourth, to pay accrued note interest on the Class IV-M-3 Notes;

fifth, to pay accrued note interest on the Class IV-M-4 Notes;

sixth, to pay accrued note interest on the Class IV-M-5 Notes;

seventh, to pay accrued note interest on the Class IV-M-6 Notes;

eighth, to pay accrued note interest on the Class IV-M-7 Notes; and

ninth, any remainder to be allocated as described in this prospectus supplement.

Principal Distributions on the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes

Available funds from loan group IV remaining after paying interest on the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes will be used to pay principal on these notes as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group IV.

Available funds from loan group IV remaining after paying interest and principal to the Class IV-A Notes and Class IV-M Notes, as described in this prospectus supplement, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class IV-A Notes and Class IV-M Notes to build and maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group IV will not be available to make payments on the notes related to loan group I, loan group II, loan group III and loan group V and amounts from the mortgage loans in loan group I, loan group II, loan group III and loan group V will not be available to make payments on the notes related to loan group IV.

Interest Distributions on the Class V-A Notes

In general, on any payment date, the floating allocation percentage of interest collections with respect to the HELOCs in loan group V and amounts in the interest coverage account after the payment of certain fees and expenses, including the premium due the Credit Enhancer, will be distributed to pay accrued note interest on the Class V-A Notes. Any remaining amounts will be distributed as described in this prospectus supplement.

Principal Distributions on the Class V-A Notes

During the managed amortization period, holders of the Class V-A Notes will receive aggregate principal collections on the HELOCs allocable to such period less aggregate draws on such HELOCs allocable to such period.

During the rapid amortization period, holders of the Class V-A Notes will receive 100% of the principal collections on the HELOCs until the Class V-A Notes are paid in full.

During the managed amortization period principal distributions will be reduced by the overcollateralization reduction amount and increased by the overcollateralization increase amount, as described in this prospectus supplement.

Amounts available after paying interest and principal to the Class V-A Notes as described above will be the net monthly excess cashflow and will be used for various purposes, including paying principal on the Class V-A Notes, to make payments with respect to investor charge-off amounts, build and maintain the target amount of overcollateralization, make certain payments to the Credit Enhancer and cover some interest shortfalls and basis risk shortfall carryforward amounts on the Class V-A Notes.

Any amounts available after paying the Class V-A Notes in full will be used, pursuant to the indenture, to make payments with respect to interest and principal on the transferor interest and then to the owner trust certificate.

Amounts from the HELOCs in loan group V will not be available to make payments on the notes in loan group I, loan group II, loan group III and loan group IV. Amounts from the mortgage loans in loan group I, loan group II, loan group III and loan group IV will not be available to make payments on the Class V-A Notes.

Description of the REMIC Notes

Upon certain trigger events, as described in this prospectus supplement, each of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M4, Class IV-M-5, Class IV-M-6 and Class V-A Notes will be exchanged for new corresponding Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M4, Class IV-M-5, Class IV-M-6 and Class V-A Notes in the same principal amount (at the time of such exchange), which are sometimes referred to in this prospectus supplement as the REMIC Notes, and which are offered hereby. Upon issuance, the REMIC Notes will be entitled to payments of interest on each payment date at the note rate described for the corresponding class of exchangeable Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M4, Class IV-M-5, Class IV-M-6 and Class V-A Notes subject to the related net rate cap, if applicable, as described in this prospectus supplement, and will be secured by REMIC certificates backed by the remaining mortgage loans in the related mortgage pool.

The occurrence of such a trigger event will not alter the application of the cap contract to the Class II-A-1, Class II-M and Class III-A-1 Notes. However, the occurrence of such a trigger event will alter the application of the swap agreement to the Class IV-A Notes and Class IV-M Notes.

For a further description of the REMIC Notes, see “Description of the REMIC Notes” and“Federal Income Tax Consequences — Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this prospectus supplement.

Credit Enhancement

Class I-A Notes and Class I-M Notes

The credit enhancement provided for the benefit of the holders of the Class I-A Notes and Class I-M Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class I-A Notes by the Class I-M Notes. Among the classes of Class I-M Notes, each class of Class I-M Notes with a higher numerical class designation will provide subordination to each class of Class I-M Notes with a lower numerical class designation.

Class II-A Notes and Class II-M Notes

The credit enhancement provided for the benefit of the holders of the Class II-A Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided by the Class II-M Notes. Among the classes of Class II-M Notes, each class of Class II-M Notes with a higher numerical class designation will provide subordination to each class of Class II-M Notes with a lower numerical class designation. In addition, two cap contracts will be issued by the cap contract provider primarily to cover net WAC shortfall carryforward amounts and basis risk shortfall carryforward amounts to maintain the overcollateralization amount and to cover losses on the Class II-A-1 Notes and Class II-M Notes, respectively.

In addition, cross-collateralization will be provided from loan group II-1 to the notes related to loan group II-2, and cross-collateralization will be provided from loan group II-2 to the notes related to loan group II-1, to the extent described in this prospectus supplement.

Class III-A Notes and Class III-M Notes

The credit enhancement provided for the benefit of the holders of the Class III-A Notes consists of the net monthly excess cashflow, overcollateralization and subordination provided by the Class III-M Notes. Among the classes of Class III-M Notes, each class of Class III-M Notes with a higher numerical class designation will provide subordination to each class of Class III-M Notes with a lower numerical class designation. In addition, with respect to the Class III-A-1 Notes, a cap contract will be issued by the cap contract provider to cover basis risk shortfall carryforward amounts on the Class III-A-1 Notes.

Class IV-A Notes and Class IV-M Notes

The credit enhancement provided for the benefit of the holders of the Class IV-A Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class IV-A Notes by the Class IV-M Notes. Among the classes of Class IV-M Notes, each class of Class IV-M Notes with a higher numerical class designation will provide subordination to each class of Class IV-M Notes with a lower numerical class designation. In addition, a swap agreement will be entered into by the owner trustee and the swap provider to cover some interest shortfalls, realized losses and basis risk shortfall carryforward amounts on the Class IV-A Notes and Class IV-M Notes.

Class V-A Notes

The credit enhancement provided for the benefit of the holders of the Class V-A Notes consists of net monthly excess cashflow and overcollateralization. In addition, the holders of the Class V-A Notes will benefit from the financial guaranty insurance policy provided for the benefit of the Class V-A Notes.

See “Description of the Notes” in this prospectus supplement for additional information.

Advances

The RMBS servicer, will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the RMBS servicer fails to make any required advances, the RMBS master servicer, as successor servicer, may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

The HELOC servicer will not advance delinquent payments of principal or interest.

Master Servicing, Servicing and Indenture Trustee Fee

The RMBS master servicer will be entitled to receive a fee as compensation for its activities under the RMBS master servicing agreement equal to any amounts earned on permitted investments in the payment account. The RMBS servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The RMBS servicing fee rate will range from 0.25% to 0.50% per annum for the mortgage loans. The HELOC servicer will be entitled to the HELOC servicing fee rate multiplied by the stated principal balance of each HELOC as of the due date in the month preceding the month in which such distribution date occurs. The HELOC servicing fee rate will be 0.50% per annum. The indenture trustee will be entitled to receive a fee as compensation for its activities under the indenture pursuant to a side letter agreement between the RMBS master servicer and the indenture trustee.

Lender Paid Mortgage Insurance

Approximately 54.89% of the mortgage loans in loan group I, by aggregate principal balance as of the cut-off date will be insured by an insurance policy issued by the LPMI Insurer. However, such policy will provide only limited protection against losses on defaulted mortgage loans which are covered by such policy. See “Description of the Notes—The LPMI Policy” in this prospectus supplement.

Cap Contracts

The issuing entity will enter into the Class II-A-1 cap contract, the Class II-M cap contract and the Class III-A-1 cap contract with Barclays Bank PLC (London Head Office), the cap contract provider. The issuing entity will assign such cap contracts to the indenture trustee and the securities administrator will be authorized to receive and distribute funds with regard to the cap contracts on behalf of the issuing entity. The Class II-A-1 Notes, Class II-M Notes and Class III-A-1 Notes will be entitled to the benefits provided by the related cap contract and any proceeds thereof. In general, (i) with respect to the Class II-A-1 cap contract, on each payment date commencing with the payment date in July 2006 and ending with the payment date in January 2012, (ii) with respect to the Class II-M cap contract, on each payment date commencing with the payment date in July 2006 and ending with the payment date in January 2012, and (iii) with respect to the Class III-A-1 cap contract, on each payment date commencing with the payment date in July 2006 and ending with the payment date in July 2008, the cap contract provider will be obligated to make payments to the issuing entity when One-Month LIBOR as determined pursuant to the related cap contract, subject to a ceiling rate as described in this free writing prospectus, exceeds a certain level described in this free writing prospectus. Such payments will be distributed by the issuing entity as described in this free writing prospectus. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class II-A-1, Class II-M and Class III-A-1 Notes as a result of the cap contracts.

See “Description of the Notes - The Cap Contracts” in this prospectus supplement .

Swap Agreement

The issuing entity will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap provider. The issuing entity will assign the interest rate swap agreement to the indenture trustee and the securities administrator will be authorized to receive and distribute funds with regard to the interest rate swap agreement on behalf of the issuing entity, whether payable by or to the swap provider. Before each payment date commencing with the payment date in July 2006 and ending with the payment date in June 2011, the issuing entity will be obligated to make a fixed payment, and the swap provider will be obligated to make a floating payment, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any payment date, amounts otherwise available to the noteholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the issuing entity, from which the securities administrator will remit certain amounts to holders of the Class IV-A Notes and Class IV-M Notes as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the issuing entity or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the issuing entity is required to make a swap termination payment to the swap provider, such amount (to the extent not paid by the issuing entity from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the issuing entity) generally will be paid by the issuing entity on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the related noteholders. In the case of a swap termination payment resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, however, the issuing entity’s payment to the swap provider will be subordinated to all distributions to the related noteholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to the related noteholders.

See “Description of the Notes - The Interest Rate Swap Agreement” in this prospectus supplement.

Optional Termination

Class I-A Notes and Class I-M Notes

At its option, the holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group I and thereby redeem the Class I-A Notes and Class I-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class II-A Notes and Class II-M Notes

The holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group II and thereby redeem the Class II-A Notes and Class II-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class III-A Notes and Class III-M Notes

The holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group III and thereby redeem the Class III-A Notes and Class III-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class IV-A Notes and Class IV-M Notes

American Home Mortgage Servicing, Inc., as RMBS servicer of the group IV notes may purchase the assets of the trust related to loan group IV and thereby redeem the Class IV-A Notes and Class IV-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class V-A Notes

The holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group V and thereby redeem the Class V-A Notes after the payment date on which the outstanding note principal balance of the Class V-A Notes is reduced to an amount less than or equal to 20% of the note principal balance of the Class V-A Notes on the closing date or if the holder of such owner trust certificates, or the Credit Enhancer may, at its option purchase the assets of the trust related to loan group V and thereby redeem the Class V-A Notes if the holder of the owner trust certificates, or if there is no single holder, the majority holder of the owner trust certificates, fails to exercise the above right 60 days after the 20% level occurs; provided that no such purchase may be made without the consent of the Credit Enhancer unless the insurance policy is terminated and the Credit Enhancer is paid all reimbursements and other amounts payable to it under the Insurance Agreement.

See “The Indenture— Optional Termination” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes (collectively, the “Restricted Notes”) and the Class P Certificates and the trust certificate. Each Noteholder that is unrelated to the owner of the equity securities, by its acceptance of an offered note, will agree to treat the notes as debt.

The issuing entity is classified as one or more taxable mortgage pools. The issuing entity will not, however, be subject to federal income tax as a corporation as long as the trust certificate and the Restricted Notes are owned exclusively by a real estate investment trust or by a qualified REIT subsidiary or other entity that is wholly owned by a real estate investment trust and is disregarded as an entity separate from such real estate investment trust for federal income tax purposes (a “Disregarded Entity”). American Home Mortgage Investment Corp. represents that it qualifies as a real estate investment trust and that it owns the trust certificate and restricted notes indirectly through a qualified REIT subsidiary. Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificate and Restricted Notes to ensure that they will only be held by a real estate investment trust or a qualified REIT subsidiary or other Disregarded Entity.

In the event of a TMP Trigger Event, as defined herein, certain steps will be undertaken whereby the issuing entity will transfer its assets to a new trust for which one or more REMIC elections will be made, the new trust will issue pass-through certificates to the issuing entity, and the issuing entity will issue new notes, which the Issuing entity will designate as REMIC regular interests, in exchange for the then outstanding offered notes.

See “Risk Factors—Taxation of the Issuing Entity After a TMP Trigger Event” in this prospectus supplement and “Federal Income Tax Consequences” in this prospectus supplement and in the base prospectus for additional information concerning the application of federal income tax laws to the securities.

Ratings

It is a condition to the issuance of the notes that they receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Notes	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class I-A-4	AAA	Aaa
Class II-A-1A	AAA	Aaa
Class II-A-1B	AAA	Aaa
Class II-A-1C	AAA	Aaa
Class II-A-2	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aaa
Class III-A-3	AAA	Aaa
Class III-A-4	AAA	Aaa
Class III-A-5	AAA	Aaa
Class I-M-1	AA+	Aa2
Class I-M-2	AA	NR
Class I-M-3	AA-	NR
Class I-M-4	A+	NR
Class I-M-5	A	NR
Class I-M-6	BBB	NR
Class II-M-1	AA+	Aa2
Class II-M-2	AA	A2
Class II-M-3	A+	Baa1
Class II-M-4	A+	NR
Class II-M-5	BBB	NR
Class III-M-1	AA	Aa2
Class III-M-2	A+	A2
Class III-M-3	A+	NR
Class III-M-4	A-	NR
Class III-M-5	BBB+	NR
Class III-M-6	BBB-	NR
Class IV-A	AAA	Aaa
Class IV-M-1	AA	Aa2
Class IV-M-2	A	A2
Class IV-M-3	BBB+	Baa1
Class IV-M-4	BBB	Baa2
Class IV-M-5	BBB	Baa3
Class IV-M-6	BBB-	NR
Class IV M-7	BB+	NR
Class V-A	AAA	Aaa
_____________________

The ratings on the notes address the likelihood that holders of the notes will receive all distributions on the mortgage loans to which they are entitled, other than some interest shortfalls. However, the ratings do not address the possibility that noteholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

See “Yield on the Notes” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

When issued, the Class I-A, Class II-A, Class III-A, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class III-M-1 Notes will constitute “mortgage related securities” for purposes of SMMEA and all other classes of offered notes will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the notes.

See “ERISA Considerations” in this prospectus supplement and in the base prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

The Offered Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Notes or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriters intend to make a secondary market in the offered notes, other than the Class I-M-5 Notes and Class I-M-6 Notes, however, none of them are obligated to do so. There is no underwriting arrangement for the remaining notes. There can be no assurance that a secondary market for the offered notes will develop or, if one does develop, that it will provide holders of the notes with liquidity of investment or that it will continue for the life of the notes. There are only a limited number of securitizations which include mortgage loans or HELOCs originated or purchased by the sponsor. As a result, the secondary market for the notes may be very limited. In addition, any resale prices that may be available for any note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The notes will not be listed on any securities exchange.

Taxation of the Issuing Entity

The issuing entity will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, on the closing date, American Home Mortgage Investment Corp. will acquire directly, or indirectly through one or more disregarded entities, the trust certificate, the Class P Certificates and a 100% percentage interest in each class of restricted notes (collectively, the “Equity Securities”). So long as 100% of the Equity Securities are owned by a single REIT, directly or indirectly through one or more disregarded entities, classification of the issuing entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the issuing entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from such REIT as though they were “excess inclusions” with respect to a residual interest in a REMIC within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more disregarded entities, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the trust agreement and the indenture, so long as a TMP Trigger Event has not occurred, a single REIT must at all times own the Equity Securities either directly, or indirectly through one or more Disregarded Entities. The owner of the Equity Securities may, however, pledge them as security for a loan or transfer them to a third party pursuant to the terms of a repurchase agreement that is treated as a financing transaction for federal income tax purposes. In the event of a default under any such loan or repurchase agreement, the lender or repurchase agreement counterparty, as applicable, would be permitted to transfer the Equity Securities to any person irrespective of whether such person qualified as a REIT or disregarded entity. Under the terms of any such pledge agreement, as a condition to any such transfer which would result in the equity securities no longer being owned by a single REIT, (a) the disposition of assets and exchange of the Notes for REMIC Notes described herein must occur, (b) legal opinions shall have been provided as to, among other things, qualification of the new structure as one or more REMICs, (c) the transferring entity shall have funded the issuing entity with sufficient funds to compensate the issuing entity fully for any loss realized upon any such disposition of any mortgage loans and HELOCs and any related assets acquired upon foreclosure to the extent allocable to a class of Offered Notes (in the case of the Class V-A Notes, without regard to any Draws on the Policy) and (d) consent of the credit enhancer shall have been obtained to any amendments to the Indenture, the HELOC servicing agreement, or any other transaction documents which may be adverse to it. In the event that federal income taxes are imposed on the trust estate, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the notes at a time earlier than anticipated.

Taxation of the Issuing Entity After a TMP Trigger Event

To avoid the adverse tax consequences of being taxed as a corporation, the trust agreement and the indenture will provide that if the issuing entity becomes a taxable mortgage pool that is subject to federal income tax as a corporation (a “TMP Trigger Event”), the depositor shall cause certain steps to be taken, including the following: the RMBS servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses plus any amounts owed to the Credit Enhancer), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent and any other assets that are not REMIC eligible; all of the remaining assets of the issuing entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which multiple REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC underlying interests, to be issued by the underlying REMIC trust; the depositor will cause the issuing entity to make a REMIC election with respect to those REMIC underlying interests (the “Trust REMIC”) and the issuing entity will issue REMIC notes secured by those REMIC underlying interests (which REMIC notes will represent ownership of REMIC regular interests in the trust REMIC); and the REMIC notes will be transferred to beneficial owners of offered notes in exchange for their offered notes.

Each REMIC note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the trust REMIC and a separate contractual right to receive payments in respect of carryover shortfall amounts and, in the case of the Class IV-A Notes and Class IV-M Notes, a third component, representing the obligations to make payments to the swap account. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the offered note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an offered note would recognize gain or loss on the exchange of the offered note for the REMIC note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the offered note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor. Any loss on the exchange of an Offered Note for a REMIC Note will be subject to the “wash sale” rules of Code Section 1091 which may disallow recognition of a loss on the exchange. Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Note for a REMIC Note.

All noteholders are advised to see “Material Income Tax Consequences-Taxation of the REMIC” in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates.

The Credit Enhancement for the Offered Notes May Be Reduced Upon a TMP Trigger Event

Upon the occurrence of a TMP Trigger Event, the servicer on behalf of the issuing entity will sell the REO properties and other non-REMIC-eligible properties held by the issuing entity at its fair market value. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the issuing entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the servicer and others, then the associated realized losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These realized losses, if any, on the mortgage loans will be allocated to the non-offered Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the related classes of offered notes. In addition, if the issuing entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the issuing entity of such REO properties and other non-REMIC-eligible assets, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

The Mortgage Loans and HELOCs Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans and HELOCs.

As of the cut-off date, approximately 36.21%, 11.75%, 13.61%, 12.39% and 25.11% of the group I, group II-1, group II-2, group III and group IV mortgage loans, respectively, approximately 26.86% of the group V HELOCs, and approximately 12.72% of the group II mortgage loans in the aggregate, are secured by properties in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans and HELOCs generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans and HELOCs securing the notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed notes without this concentration. Any risks associated with mortgage loan and HELOC concentration may affect the yield to maturity of the notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the notes.

The Value of the Mortgage Loans and HELOCs May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans and HELOCs. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans or HELOCs, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans or HELOCs with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans or HELOCs may result in the allocation of losses which are not covered by credit enhancement to the notes.

Interest Generated by the Mortgage Loans and HELOCs and Amounts Contributed from the Interest Coverage Account May Be Insufficient to Create or Maintain Overcollateralization.

The amount of interest generated by the mortgage loans and HELOCs (net of fees and expenses) in a loan group and amounts contributed from the interest coverage account is expected to be higher than the amount of interest required to be paid to the related notes. Any such excess interest will be used to create or maintain the target or level of overcollateralization by covering current or previous realized losses on the related loan group. In addition, amounts payable to the securities administrator under the swap agreement may be used to cover certain related interest shortfalls, related basis risk shortfall carryforward amounts and related realized losses and to restore or maintain related overcollateralization as described in this prospectus supplement. We cannot assure you, however, that enough excess interest or amounts available from the related cap contracts or interest rate swap agreement will be sufficient. The factors described below will affect the amount of excess interest that the related loan group will generate:

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Every time a mortgage loan or HELOC is prepaid in full, excess interest may be reduced because the mortgage loan or HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan or HELOC is liquidated, excess interest may be reduced because such mortgage loan or HELOC will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans or HELOCs turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the notes.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans or HELOCs with relatively higher interest rates than on the mortgage loans or HELOCs with relatively lower interest rates, the amount of excess interest generated by the mortgage loans or HELOCs will be less than would otherwise be the case.

The Swap Agreement

Net swap payments payable to the securities administrator by the swap provider under the related swap agreement will be available as described in this prospectus supplement to cover certain interest shortfalls, any related basis risk shortfall carryforward amounts, and, to the extent not covered by excess spread, to build and maintain and restore overcollateralization, each as described in this prospectus supplement with respect to the group IV loans and the related Class IV-A Notes and Class IV-M Notes. (other than the Class IV-M-7 Notes) However, no net amounts will be payable by the related swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient. Any net swap payment payable to the swap provider under the terms of the swap agreement will reduce amounts available for distribution to related noteholders, and may reduce the note interest rates of the related notes. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered notes. In addition, any swap termination payment payable to the swap provider in the event of early termination of the swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider, as described in this prospectus supplement, and to the extent not paid by the securities administrator on behalf of the issuing entity from any upfront payment received pursuant to any related replacement swap agreement that may be entered into by the issuing entity) will reduce amounts available for distribution to the related offered noteholders.

Prepayment Speeds Will Affect the Rate and Timing of Principal Distributions on the Notes.

Mortgagors may prepay their mortgage loans or HELOCs in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan or HELOC generally will result in a prepayment on the related notes:

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans or HELOCs will be sensitive to prevailing interest rates. Generally, if interest rates decline, prepayments on mortgage loans and HELOCs may increase due to the availability of other mortgage loans or HELOCs at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans and HELOCs may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing program will be directed at all of the HELOC Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

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The sponsor will be required to purchase mortgage loans and HELOCs from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the sponsor has the option to purchase mortgage loans and HELOCs that become 90 days or more delinquent. These purchases will have the same effect on the holders of the notes as a prepayment in full of any such purchased mortgage loans or HELOCs.

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The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of notes whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the notes as a result of the overcollateralization provisions will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the mortgage loans and HELOCs will influence the yield on the notes.

See “Yield on the Notes” in this prospectus supplement, including the tables entitled “Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages.”

If the One-Year MTA is Replaced, the Group I Loan Margins May Be Adjusted.

If One-Year MTA is no longer available, the RMBS servicer will choose a new index for the group I loans that is based on comparable information. When the RMBS servicer chooses a new index, it will increase or decrease the margin for each group I loan by the difference between the average of the old index for the final three years it was in effect and the average of the replacement index for the most recent three years. The new margin for each group I loan will be rounded up as provided in the related mortgage note.

Negative Amortization May Increase Losses Applied to the Notes.

When interest due on a group I loan is added to the principal balance of the group I loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the group I loan. Therefore, if the mortgagor defaults on the group I loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than it would otherwise have been in the absence of negative amortization. The noteholders will bear these losses as described under “Description of Notes — Allocation of Losses” in this prospectus supplement.

Allocation of Negative Amortization May Affect the Yield on the Notes.

The amount of negative amortization, if any, with respect to all group I loans for a given month will reduce the amount of interest collected on the group I loans and available to be distributed as interest to the Class I-A Notes and Class I-M Notes. As a result, the note interest rate on the Class I-A Notes and Class I-M Notes may be reduced to the related available funds rate. The reduction in interest collections will be offset, in part, by applying principal payments received on the group I loans to interest distributions on the Class I-A Notes and Class I-M Notes. Any remaining interest shortfalls on the Class I-A Notes and Class I-M Notes will carry forward with interest thereon.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Class V-A Notes.

Approximately 97.38% of the aggregate stated principal balance of the initial group V HELOCs as of the cut-off date are secured by junior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the HELOC servicer may write off the entire outstanding balance of the related HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior ratio because it is more likely that the HELOC servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related HELOCs in the related underlying trust, the other forms of credit enhancement are insufficient to cover the loss and the credit enhancer fails to perform its obligations under the financial guaranty insurance policy, then:

•	There will be a delay in payments to holders of the Class V-A Notes while a deficiency judgment against the borrower is sought; and

•	Holders of the Class V-A Notes may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Removal of HELOCs May Extend the Maturity of the Class V-A Notes.

Upon notice to the credit enhancer and subject to the conditions of the related servicing agreement, on any payment date, American Home Mortgage Acceptance, Inc. may, but shall not be obligated to, remove from the applicable underlying trust a portion of the HELOCs without notice to the noteholders. Upon any such removal, the transferor’s interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed. Such removal may have the effect of reducing principal collections available to the Class V-A Notes, thereby extending the expected maturity of the Class V-A Notes.

Some of the HELOCs Have Introductory Rates which May Result in Increased Delinquencies and Defaults on the HELOCs.

The initial mortgage rate in effect on approximately 14.39% of the HELOCs will be an introductory or “teaser” rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

The Note Interest Rate on the Class V-A Notes May Be Limited.

The Net WAC Cap on the Class V-A Notes is calculated by reference to the weighted average of the mortgage loan rates of the HELOCs. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower Note Interest Rate Class V-A Notes. If the prime rate, which determines the interest rates on the HELOCs, is lower than anticipated by an investor, the net mortgage rates on the HELOCs will be lower than anticipated. If the interest on the Class V-A Notes is limited by the weighted average of the net mortgage rates of the HELOCs, the difference between (a) the rate of one-month LIBOR plus the related note margin and (b) the weighted average of the net mortgage rates of the HELOCs, will create a basis risk shortfall carryforward amount that will carry forward with interest thereon. Any basis risk shortfall carryforward amount allocated to the Class V-A Notes will not be covered by the policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related basis risk shortfall carryforward amounts may remain unpaid on the final payment date for the Class V-A Notes.

Payments on the HELOCs and the Financial Guaranty Insurance Policy Are the Sole Source of Payments on the Class V-A Notes.

Credit enhancement will be provided for the Class V-A Notes in the form of excess interest collections allocable to the investors, as required and as described in the prospectus supplement, any overcollateralization that may be created and the financial guaranty insurance policy. None of the sellers, the depositor, the underwriters, the indenture trustee, the HELOC servicer, the HELOC back-up servicer, the securities administrator, the credit enhancer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of such notes. To the extent that the investor’s portion of any losses incurred on any of the HELOCs are not covered by the foregoing, the holders of such notes will bear all risk of such losses resulting from default by mortgagors.

An Investor’s Yield to Maturity on the Class V-A Notes will Depend on Various Factors.

The yield to maturity of the Class V-A Notes will depend on a variety of factors, including:

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the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

•	the holder of the owner trust certificate’s option to exercise its optional termination rights;

•	the rate and timing of new draws on the HELOCs;

•	the related Note Interest Rate;

•	the availability of excess interest to cover any basis risk shortfall on the Class V-A Notes; and

•	the purchase price.

In general, if a Class V-A Note is purchased at a price higher than its outstanding principal balance and principal payments occur more quickly or draws occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a Class V-A Note is purchased at a price lower than its outstanding principal balance and principal payments occur more slowly or draws occur more quickly than assumed at the time of purchase, the yield will be lower than anticipated.

Neither the HELOC servicer nor the HELOC servicer will advance delinquent payments of principal or interest.

The Rate of Prepayments on the HELOCs will be Affected by Various Factors.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the Class V-A Notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity loans. In addition, the trust’s prepayment experience may be affected by a wide variety of factors, including:

•	general economic conditions,

•	interest rates,

•	the availability of alternative financing,

•	homeowner mobility, and

•	changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

We refer you to “Prepayment Considerations” in the prospectus supplement.

Cash Flow Is Limited in Early Years of HELOCs.

Each HELOC has a draw period that lasts up to ten years, and a repayment term following the draw period of ten or fifteen years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the Class V-A Notes and investors in those certificates may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Class V-A Noteholders As Monthly Payments Increase at the End of the Draw Period.

The HELOCs require no principal payments or minimal principal payments during the first ten years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the Class V-A Notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the credit enhancer fails to perform under the financial guaranty insurance policy.

The Yield on Some of the Notes May Be Affected by Various Rights of the Credit Enhancer.

The yield to investors on the Class V-A Notes may be adversely affected to the extent the credit enhancer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the credit enhancer pursuant to the financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the HELOCs such as certain expenses of the credit enhancer, to the extent not previously paid or reimbursed. In addition, the holders of the Class V-A Notes may be adversely affected by the ability of the credit enhancer to exercise the rights of the Class V-A Notes under the indenture and any additional rights which they hold in connection with any default by the the HELOC servicer or HELOC back-up servicer or otherwise as provided in this prospectus supplement.

The Rating of the Class V-A Notes is Based Primarily on the Financial Strength of the Credit Enhancer.

The rating on the Class V-A Notes depends primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the Class V-A Notes. A reduction in the rating assigned to the Class V-A Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.

The Incurrence of Debt by Borrowers Could Increase the Risk to Investors in the Class V-A Notes.

With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

Some Additional Risks Are Associated with the Notes (other than the Class V-A Notes).

The weighted average life of, and the yields to maturity on, the notes, other than the Class V-A Notes, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in these related notes, the actual yield to maturity of these notes may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor's actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Notes, in that order.  Realized losses on the group I loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate note principal balance of the Class I-M Notes has been reduced to zero, will be allocated to the Class I-A-4 Notes. Realized losses on the group II loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Notes, in that order. Realized losses on the group III loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class III-M-5, Class III-M-4, Class III-M-3, Class III-M-2 and Class III-M-1 Notes, in that order. Realized losses on the group IV loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class IV-M-7, Class IV-M-6, Class IV-M-5, Class IV-M-4, Class IV-M-3, Class IV-M-2 and Class IV-M-1 Notes, in that order. The indenture does not permit the allocation of realized losses to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A and Class IV-A Notes. Investors in the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A and Class IV-A Notes should note that although realized losses will not be allocated to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A and Class IV-A Notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A and Class IV-A Notes all interest and principal amounts to which they are then entitled.

Once a realized loss is allocated to the Class I-A-4 Notes or a class of Class M Notes, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to these notes may be repaid with interest to the holders thereof from the related net monthly excess cashflow according to the priorities set forth under “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group I”, “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group II”, “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group III”, “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group IV” in this prospectus supplement.

The yields to maturity on the notes will be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest or overcollateralization, or a class of notes subordinate thereto. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the notes may be adversely affected by losses even if such class of notes does not ultimately bear such loss.

Also, investors in the notes (other than the Class V-A Notes) should be aware that after the related step-down date, if no related trigger event is in effect, the most subordinate class of Class M Notes in the related group of notes may receive more than such class’ pro rata share of principal for that payment date. As a result, the most subordinate class or classes of Class M Notes in the related group of notes may be reduced to zero prior to the more senior class or classes of such group of notes.

Unless the aggregate note principal balance of the Class I-A Notes is reduced to zero, it is not expected that the Class I-M Notes will receive any payments of principal until the later of the payment date in July 2009 and the first payment date on which the aggregate note principal balance of the Class I-M Notes and the related overcollateralized amount is greater than two and one-half times this amount as of the cut-off date prior to the Payment Date in July 2012 and two times this amount on and after the Payment Date in July 2012, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class I-M Notes may be longer than would otherwise be the case.

Unless the aggregate note principal balance of the Class II-A Notes is reduced to zero, it is not expected that the Class II-M Notes will receive any payments of principal until the later of the payment date in July 2009 and the first payment date on which the aggregate note principal balance of the Class II-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class II-M Notes may be longer than would otherwise be the case.

Also, because the Class II-M Notes represents interest in loan group II-1 and loan group II-2, the note principal balances of these classes of notes could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class II-M Notes will reduce the subordination provided by those classes of notes to all of the group II notes, even if such classes of notes in such note group did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior notes related to the loan groups that did not suffer those previous losses.

Also, if the note principal balances of the Class II-M Notes have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the other class of group II notes, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to such notes.

Unless the aggregate note principal balance of the Class III-A Notes is reduced to zero, it is not expected that the Class III-M Notes will receive any payments of principal until the later of the payment date in July 2009 and the first payment date on which the aggregate note principal balance of the Class III-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class III-M Notes may be longer than would otherwise be the case.

Unless the aggregate note principal balance of the Class IV-A Notes is reduced to zero, it is not expected that the Class IV-M Notes will receive any payments of principal until the later of the payment date in July 2009 and the first payment date on which the aggregate note principal balance of the Class IV-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class IV-M Notes may be longer than would otherwise be the case.

In addition, the yield on the offered notes will be sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of subordinate notes. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Although loan-level mortgage insurance coverage has been acquired on behalf of the trust from the LPMI Insurer with respect to approximately 54.89% of the mortgage loans in loan group I, by aggregate principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans in such related loan group. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

Under the LPMI Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the RMBS Servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to noteholders.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the base prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Offered Notes.

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, and to a more limited extent, the holders of the Class I-M, Class II-M, Class III-M and Class IV-M Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I, loan group II, loan group IV and loan group V, will equal approximately zero. On the closing date, the amount of overcollateralization with respect to loan group III will equal approximately 0.15% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date.

If delinquencies or defaults occur on the related mortgage loans, neither the RMBS servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the RMBS servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan. The HELOC servicer will not make advances with respect to the HELOCs.

The ratings of the notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis or in the case of the Class V-A Notes, by a change of the financial strength rating of the credit enhancer. None of the depositor, the sponsor, the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer, the HELOC servicer, the indenture trustee, the owner trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the base prospectus.

The Difference Between the Interest Rates on the Mortgage Loans and the related Offered Notes May Result in Shortfalls with Respect to these Notes.

The interest rate with respect to the Class I-A Notes and the Class I-M Notes adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related available funds rate. However, the mortgage rate of all of the mortgage loans in loan group I is based upon one-year MTA plus the related gross margin, and adjusts monthly, commencing, in many cases, after an initial fixed rate period. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. To the extent that the related note interest rate is limited to the related available funds rate, basis risk shortfalls may occur.

The interest rate with respect to the Class II-A-1 Notes adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related available funds rate. However, the mortgage rate of all of the mortgage loans in loan group II-1 is fixed for an initial period, and then adjusts based on one of several mortgage indexes which adjust monthly, semi-annually or annually. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the one-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the one-month LIBOR loan index and the related mortgage indices rise during the same period, the one-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the related note interest rate is limited to the related available funds rate, basis risk shortfalls may occur.

The note interest rate on the Class II-A-2 Notes prior to the related note rate change date is a fixed interest rate subject to an available funds rate. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related available funds rate, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A-2 Notes will adjust semi-annually based upon an index of six-month LIBOR plus the related note margin, subject to the related maximum note interest rate and the related available funds rate. To the extent that the note interest rate on these notes is limited to the related available funds rate, net WAC shortfalls may occur.

The interest rate with respect to the Class II-M Notes adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related available funds rate and the related maximum note interest rate. However, the mortgage rate of all of the mortgage loans in loan group II is fixed for an initial period, and then adjusts based on one of several mortgage indexes which adjust monthly, semi-annually or annually. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the one-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the one-month LIBOR loan index and the related mortgage indices rise during the same period, the one-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the related note interest rate is limited to the related available funds rate, basis risk shortfalls may occur.

The interest rate with respect to the Class III-A-1 Notes adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related available funds rate. However, the mortgage rate of all of the mortgage loans in loan group III are fixed rate. To the extent that the related note interest rate is limited to the related available funds rate, basis risk shortfalls may occur.

The interest rate with respect to the Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-M Notes is a fixed rate, subject to an available funds rate. All of the mortgage loans in loan group III are fixed rate. However, to the extent of prepayments on the mortgage loans in loan group III with higher interest rates, the related available funds rate may be reduced. To the extent that the related note interest rate is limited to the related available funds rate, net WAC shortfalls may occur.

Each of the three cap contracts will be assigned to, or entered into by, the trust and the amounts payable from each cap contract are intended primarily to prevent basis risk shortfalls on the related Class II-A-1, Class II-M and Class III-A-1 Notes. Additional amounts from these caps will be used first to cover basis risk shortfalls and net WAC shortfalls on the other related notes in the related loan group. However, the parameters of the caps were made based on certain assumptions. In addition, in the event of a default by the related cap contract provider, these payments will not be made.

The interest rate with respect to the Class IV-A Notes and Class IV-M Notes adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related available funds rate. However, the mortgage rate of all of the mortgage loans in loan group IV are fixed rate. To the extent that the related note interest rate is limited to the related available funds rate, basis risk shortfalls may occur.

The interest rate swap agreement will be assigned to, or entered into by, the trust and amounts payable from the interest rate swap agreement are intended in part to cover basis risk shortfall carryforward amounts on the Class IV-A Notes and Class IV-M Notes. However, the parameters of the interest rate swap agreement were made based on certain assumptions. In addition, in the event of a default by the related swap counterparty, these payments will not be made.

Net monthly excess cashflow will provide some protection against any basis risk shortfalls and net WAC shortfalls on the related offered notes, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on a class of notes is limited to the related available funds rate, there will be little or no related net monthly excess cashflow.

Some of the Mortgage Loans May Have Been Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Certificates.

Some of the mortgage loans may have been generally underwritten in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the certificates. For a description of the underwriting standards under which the mortgage loans were originated, see“Mortgage Loan Origination—Underwriting Guidelines” in this prospectus supplement.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. All of these mortgage loans are indicated with a loan purpose of “investment” or “investor” in the tables in this prospectus supplement. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans in loan group I made to a single borrower is 3 mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $1,603,829 and one with an aggregate stated principal balance as of the cut-off date of $1,577,564. The greatest number of mortgage loans in loan group II made to a single borrower is 3 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $490,723. The greatest number of mortgage loans in loan group III made to a single borrower is 7 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $924,803. The greatest number of mortgage loans in loan group IV made to a single borrower is 7 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $146,284. However, the original principal balances of these mortgage loans are generally smaller than the other mortgage loans included in the trust.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 2.30%, 81.67%, 46.39% and 100% of the group I, group II, group III and group V loans, respectively, have initial interest only terms ranging from three to fifteen years in the aggregate. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the related notes from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related notes as described in this prospectus supplement.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, loss and prepayment of these mortgage loans.

The Ratings on the Notes are Not a Recommendation to Buy, Sell or Hold the Notes and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Notes.

It is a condition to the issuance of the notes that each class of notes be rated no lower than the ratings described in this prospectus supplement. A security rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any note, and, accordingly, there can be no assurance that the rating assigned to any note on the date on which the notes are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related notes may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

The Mortgage Loans and HELOCs May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans and HELOCs.

The mortgage loans and HELOCs included in the trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan or HELOC. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan or HELOC significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans or HELOCs with no or limited recourse may adversely affect the yield to maturity of the related notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related notes.

The Mortgage Loans and HELOCs May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans and HELOCs.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans and HELOCs may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the base prospectus. To the extent these environmental risks result in losses on the mortgage loans or HELOCs, the yield to maturity of the related notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans and HELOCs.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and HELOCs.

The mortgage loans and HELOCs are also subject to federal laws, including:

(a) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

(b) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans and HELOCs, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of the Mortgage Loans” in the base prospectus.

On the closing date, the sponsor will represent, among other things, that each mortgage loan or HELOC, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Notes Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because none of the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer and the HELOC servicer, as applicable, will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan or HELOC if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer or the HELOC servicer, as applicable, and, therefore, will reduce the available funds for the noteholders on subsequent payment dates. We do not know how many mortgage loans or HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the RMBS servicer, the HELOC back-up servicer and the HELOC servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan or HELOC which goes into default, there may be delays in payment and losses on the notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or HELOCs resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the notes. Any Relief Act shortfall respecting the Class V-A Notes will not be covered by the policy issued by the Credit Enhancer and will only be payable from excess interest on the HELOCs to the extent available as described in this prospectus supplement.

FICO Scores Mentioned in this Prospectus Supplement Are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the base prospectus.

Default Risk on High Balance Mortgage Loans.

The principal balances of approximately 20.60%, 11.82%, 5.86%, 0.00%, 0.00% of the group I loans, the group II-2 loans, the group III loans, the group IV loans and the group V loans, respectively, and approximately 13.98% of the group II loans in the aggregate were in excess of $1,000,000 as of the cut-off date. The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans or HELOCs unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans or HELOCs, respectively, as of the Cut-off Date.

All of the mortgage loans and HELOCs will be acquired by the Depositor on the date of issuance of the Notes from American Home Mortgage Acceptance, Inc., an affiliate of the Depositor, the RMBS Servicer and the HELOC Servicer, pursuant to the Mortgage Loan Purchase Agreement. See “Mortgage Loan Origination” in this prospectus supplement.

The Group I mortgage pool and the Group II mortgage pool will initially consist of approximately 828 and 466 first lien adjustable-rate mortgages, respectively, secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this prospectus supplement as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in the Group I mortgage pool and the Group II mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $346,249,586 and $134,800,011, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received. The Group III mortgage pool will initially consist of approximately 916 first lien fixed-rate mortgages loans, secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this prospectus supplement as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in the Group III mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $183,798,431 after application of scheduled payments due on or before the Cut-off Date whether or not received The Group IV mortgage pool will initially consist of approximately 3,515 second lien fixed-rate mortgages secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this prospectus supplement as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in the Group IV mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $242,416,224 after application of scheduled payments due on or before the Cut-off Date whether or not received. The Group V mortgage pool will initially consist of approximately 864 home equity lines of credit, secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this prospectus supplement as the HELOCs. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The HELOCs in the Group V mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $57,910,569 after application of scheduled payments due on or before the Cut-off Date whether or not received The mortgage pool will also include any additions made on or after the Cut-off Date as a result of new advances of money made pursuant to the home equity lines of credit. The mortgage loans in Loan Group I have original terms to maturity of not greater than 40 years, the mortgage loans in Loan Group II have original terms to maturity of not greater than 30 years, the mortgage loans in Loan Group III have original terms to maturity of not greater than 30 years, the mortgage loans in Loan Group IV have original terms to maturity of not greater than 20 years, the mortgage loans in Loan Group V have original terms to maturity of not greater than 25 years.

The mortgage pool, referred to herein as the Mortgage Pool, has been divided into six loan groups, designated as Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV and Loan Group V as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I are referred to herein as the Group I Loans, the mortgage loans in Loan Group II-1 are referred to herein as the Group II-1 Loans, the mortgage loans in Loan Group II-2 are referred to herein as the Group II-2 Loans (the Group II-1 Loans and Group II-2 Loans are together refered to as the Group II Loans), the mortgage loans in Loan Group III are referred to herein as the Group III Loans, the mortgage loans in Loan Group IV are referred to herein as the Group IV Loans and the HELOCs in Loan Group V are referred to herein as the Group V HELOCs. Each group of mortgage loans is referred to herein as a Loan Group.

No mortgage loan included in the final pool will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

All of the Group I, Group II-1 and Group II-2 Loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

•	monthly based on the One-Month LIBOR Loan Index;

•	semi-annually based on the Six-Month LIBOR Loan Index; or

•	annually based on the One-Year LIBOR Loan Index;

each referred to in this prospectus supplement as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments. All of the Group III Loans and Group IV Loans are fixed rate mortgage loans. All of the Group V HELOCs are home equity lines of credit, or HELOCs.

The mortgage pool will include the mortgage loans in Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV and the HELOCs in Loan Group V. The mortgage loans and HELOCs will be deposited into the trust on the Closing Date.

Each Group I Loan allows the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this prospectus supplement. The Minimum Monthly Payment for each Group I Loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 19.97% of the group I mortgage loans, as of the Cut-off Date) 115% (in the case of approximately 0.12% of the group I mortgage loans, as of the Cut-off Date) or 125% (in the case of approximately 77.62% of the group I mortgage loans, as of the Cut-off Date) of its original principal balance, to an amount which will fully amortize the Group I Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date, or the payment cap, provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of a Group I Loan would otherwise exceed 110,% 115% or 125% of its original principal balance. The final payment on each Group I Loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a Group I Loan due to negative amortization, the final payment on that Group I Loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each Group I Loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the One-Year MTA Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the Group I Loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the Group I Loan in the form of negative amortization. Decreases in the One-Year MTA Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

In addition, for any month, if the RMBS Servicer receives a payment on a Group I Loan that is less than the Minimum Monthly Payment or if no payment is received at all, the RMBS Servicer will advance its own funds to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that Group I Loan. However, the RMBS Servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that Group I Loan. Failure by the RMBS Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the RMBS Servicing Agreement, will constitute an event of default under such RMBS Servicing Agreement. Such event of default will then obligate the RMBS Master Servicer, as successor RMBS Servicer, to advance such amounts to the Payment Account to the extent provided in the RMBS Master Servicing Agreement. Any failure of the RMBS Master Servicer to make such advances would constitute an event of default by the RMBS Master Servicer under the RMBS Master Servicing Agreement. The Indenture Trustee, as successor RMBS master servicer, will be required to make an advance which the RMBS Master Servicer is required to make but fails to do so.

The depositor will convey the mortgage loans and HELOCs to the trust on the Closing Date pursuant to the Trust Agreement.

The mortgage loans and HELOCs are being serviced by the RMBS Servicer and the HELOC Servicer, respectively, as described below under “The Servicers.” The mortgage loans and the HELOCs were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the Due Date, and the scheduled monthly payments of the HELOCs will be deemed to be due on the Due Date. Each mortgage loan or HELOC will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

Substantially all of the mortgage loans with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

Indices on Certain of the Mortgage Loans and HELOCs

One-Year MTA. All of the Group I Loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the Servicer will choose a new Index that is based on comparable information. When the Servicer chooses a new Index, it will increase or decrease the Margin on each Group I Loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related mortgage note.

Six-Month LIBOR. Approximately 35.00% and 83.73% of the Group II-1 Loans and Group II-2 Loans, respectively, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of Six-Month LIBOR since January 1, 2000. The values of Six-Month LIBOR shown are intended only to provide an historical summary of the movements in the Six-Month LIBOR and may not be indicative of future rates. No assurances can be given as to the value of Six-Month LIBOR on any interest rate adjustment date or during the life of any Group II Loan.

	Six-Month LIBOR Loan Index
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	6.53	4.71	2.36	1.23	1.16	3.39	5.14
May 1	6.73	4.30	2.12	1.29	1.37	3.41	5.25
June 1	7.11	3.98	2.08	1.21	1.61	3.54	5.39
July 1	7.00	3.91	1.95	1.12	1.90	3.73
August 1	6.89	3.69	1.87	1.21	1.94	3.95
September 1	6.83	3.45	1.80	1.20	1.98	4.00
October 1	6.76	2.52	1.71	1.14	2.20	4.27
November 1	6.72	2.15	1.60	1.23	2.62	4.47
December 1	6.64	2.03	1.47	1.27	2.63	4.63

Prime Rate. All of the Group V HELOCs adjust based on the Prime Rate as published in The Wall Street Journal as determined by the related credit line agreement.

One-Year LIBOR. Approximately 42.08% and 16.27% of the Group II-1 Loans and Group II-2 Loans, respectively, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of One-Year LIBOR since January 1, 2000. The values of One-Year LIBOR shown are intended only to provide an historical summary of the movements in the One-Year LIBOR and may not be indicative of future rates. No assurances can be given as to the value of One-Year LIBOR on any interest rate adjustment date or during the life of any Group II Loan.

	One-Year LIBOR
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	6.76	4.88	2.43	1.38	1.37	3.27	4.95
March 1	6.94	4.67	3.00	1.28	1.34	3.57	5.12
April 1	7.10	4.44	2.63	1.36	1.81	3.81	4.01
May 1	7.50	4.24	2.59	1.21	2.08	3.69	4.14
June 1	7.18	4.18	2.28	1.19	2.11	3.76	4.28
July 1	7.08	3.82	2.09	1.16	2.39	3.90
August 1	6.97	3.56	1.90	1.44	2.35	4.22
September 1	6.80	2.64	1.73	1.45	2.26	4.13
October 1	6.73	2.27	1.64	1.24	2.49	4.48
November 1	6.56	2.39	1.73	1.48	2.54	4.72
December 1	6.00	2.44	1.45	1.60	2.96	4.82

Mortgage Loan and HELOC Characteristics

Loan Group I

The Group I Loans will have an aggregate principal balance as of the Cut-off Date of approximately $346,249,586 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group I Loans at origination will be approximately $416,722. No Group I Loan had a principal balance at origination of greater than approximately $6,000,000 or less than approximately $34,300. The average principal balance of the Group I Loans as of the Cut-off Date will be approximately $418,176. No Group I Loan will have a principal balance as of the Cut-off Date of greater than approximately $6,036,351 or less than approximately $34,540.

As of the Cut-off Date, the Group I Loans will have mortgage rates ranging from approximately 1.750% per annum to approximately 8.833% per annum and the weighted average mortgage rate will be approximately 6.837% per annum. The weighted average remaining term to stated maturity of the Group I Loans will be approximately 415 months as of the Cut-off Date. None of the Group I Loans will have a first Due Date prior to November 1, 2005, or after June 1, 2006, or will have a remaining term to maturity of less than 352 months or greater than 479 months as of the Cut-off Date. The latest maturity date of any Group I Loan is May 1, 2046.

Approximately 65.93% of the Group I Loans will provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the Group I Loans was approximately 76.14%. No loan-to-value ratio at origination of any Group I Loan was greater than approximately 100.00% or less than approximately 17.39%.

Loan Group II-1

The Group II-1 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $64,439,865, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-1 Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group II-1 Loans at origination will be approximately $342,742. No Group II-1 Loan had a principal balance at origination of greater than approximately $2,700,000 or less than approximately $59,064. The average principal balance of the Group II-1 Loans as of the Cut-off Date will be approximately $327,106. No Group II-1 Loan had a principal balance as of the Cut-off Date of greater than approximately $2,699,978 or less than approximately $45,000.

As of the Cut-off Date, the Group II-1 Loans will have mortgage rates ranging from approximately 3.750% per annum to approximately 8.750% per annum and the weighted-average mortgage rate will be approximately 6.359% per annum. The weighted average remaining term to stated maturity of the Group II-1 Loans will be approximately 341 months as of the Cut-off Date. None of the Group II-1 Loans will have a first Due Date prior to October 1, 2002, or after April 1, 2006, or will have a remaining term to maturity of less than 315 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group II-1 Loan is March 1, 2036.

Approximately 0.46% of the Group II-1 Loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the Group II-1 Loans will be approximately 71.49%. No loan-to-value ratio at origination of any Group II-1 Loan was greater than approximately 16.04% or less than approximately 99.83%.

Loan Group II-2

The Group II-2 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $70,360,146, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-2 Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group II-2 Loans at origination will be approximately $262,846. No Group II-2 Loan had a principal balance at origination of greater than approximately $2,700,000 or less than approximately $42,525. The average principal balance of the Group II-2 Loans as of the Cut-off Date will be approximately $261,562. No Group II-2 Loan had a principal balance as of the Cut-off Date of greater than approximately $2,700,000 or less than approximately $1,697.

As of the Cut-off Date, the Group II-2 Loans will have mortgage rates ranging from approximately 4.875% per annum to approximately 8.75% per annum and the weighted-average mortgage rate will be approximately 7.124% per annum. The weighted average remaining term to stated maturity of the Group II-2 Loans will be approximately 356 months as of the Cut-off Date. None of the Group II-2 Loans will have a first Due Date prior to February 1, 2005, or after May 1, 2006, or will have a remaining term to maturity of less than 343 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group II-2 Loan is April 1, 2036.

Approximately 14.03% of the Group II-2 Loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the Group II-2 Loans will be approximately 73.00%. No loan-to-value ratio at origination of any Group II-2 Loan was greater than approximately 95.00% or less than approximately 11.72%.

Loan Group II in the Aggregate

The Group II Loans will have an aggregate principal balance as of the Cut-off Date of approximately $134,800,011 after application of scheduled payments due on or before the Cut-off Date, whether or not received. In the aggregate, all of the mortgage loans are secured by first liens on the related mortgaged property.

As of the Cut-off Date, the Group II Loans will have mortgage rates ranging from approximately 3.750% per annum to approximately 8.750% per annum and the weighted-average mortgage rate will be approximately 6.758% per annum. The weighted average remaining term to stated maturity of the Group II Loans will be approximately 349 months as of the Cut-off Date. None of the Group II Loans will have a first Due Date prior to October 1, 2002 or after May 1, 2006, or will have a remaining term to maturity of less than 315 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group II Loan is April 1, 2036

None of the Group II Loans will be a buydown mortgage loan.

None of the Group II Loans originated in Georgia will be subject to the Georgia Fair Lending Act.

None of the Group II Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

Loan Group III

The group III loans will have an aggregate principal balance as of the Cut-off Date of approximately $183, 798,431, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group III mortgage loans are secured by first liens on the related mortgaged property.

The average principal balance of the group III mortgage loans at origination was approximately $ 201,605. No group III mortgage loan had a principal balance at origination of greater than approximately $2,392,000 or less than approximately $30,000. The average principal balance of the group III mortgage loans as of the Cut-off Date will be approximately $200,653. No group III mortgage loan will have a principal balance as of the Cut-off Date of greater than approximately $2,392,000 or less than approximately $29,802.

As of the Cut-off Date, the group III mortgage loans will have mortgage rates ranging from approximately 4.750% per annum to approximately 9.375% per annum and the weighted average mortgage rate will be approximately 7.123% per annum. The weighted average remaining term to stated maturity of the group III mortgage loans will be approximately 350 months as of the Cut-off Date. None of the group III mortgage loans will have a first Due Date prior to April 1, 2002, or after June 1, 2006, or will have a remaining term to maturity of less than 108 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any group III mortgage loan is May 1, 2036.

Approximately 13.81% of the group III mortgage loans provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group III mortgage loans was approximately 73.45%. No loan-to-value ratio at origination of any group III mortgage loan was greater than approximately 99.22% or less than approximately 20.00%.

Loan Group IV

The group IV loans will have an aggregate principal balance as of the Cut-off Date of approximately $242,416,224, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group IV mortgage loans are secured by second liens on the related mortgaged property.

The average principal balance of the group IV mortgage loans at origination was approximately $ 69,486. No group IV mortgage loan had a principal balance at origination of greater than approximately $500,000 or less than approximately $9,000. The average principal balance of the group IV mortgage loans as of the Cut-off Date will be approximately $68,966. No group IV mortgage loan will have a principal balance as of the Cut-off Date of greater than approximately $498,197 or less than approximately $255.

As of the Cut-off Date, the group IV mortgage loans will have mortgage rates ranging from approximately 6.500% per annum to approximately 16.625% per annum and the weighted average mortgage rate will be approximately 11.033% per annum. The weighted average remaining term to stated maturity of the group IV mortgage loans will be approximately 175 months as of the Cut-off Date. None of the group IV mortgage loans will have a first Due Date prior to September 1, 2005, or after February 2, 2006, or will have a remaining term to maturity of less than 114 months or greater than 235 months as of the Cut-off Date. The latest maturity date of any group IV mortgage loan is January 1, 2026.

Approximately 0.17% of the group IV mortgage loans provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a second lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group IV mortgage loans was approximately 23.72%. No loan-to-value ratio at origination of any group IV mortgage loan was greater than approximately 74.56% or less than approximately 2.28%.

Loan Group V

The HELOCs will have an aggregate principal balance as of the Cut-off Date of approximately $57,910,569, after application of payments due on or before the Cut-off Date, whether or not received. Approximately 97.38% and 2.62% of the HELOCs by aggregate principal balance as of the Cut-off Date are secured by second liens and first liens, respectively.

The average drawn balance of the HELOCs as of the Cut-off Date will be approximately $67,026. No HELOC had a principal balance as of the Cut-off Date of greater than approximately $450,000 or less than $0.00.

As of the Cut-off Date, the HELOCs had HELOC rates ranging from approximately 5.750% per annum to approximately 14.625% per annum and the weighted-average HELOC rate will be approximately 9.087% per annum. The weighted average remaining term to stated maturity of the HELOCs will be approximately 294 months as of the Cut-off Date. None of the HELOCs will have a first Due Date prior to December 22, 2004, or after May 20, 2006, or will have a remaining term to maturity of less than 281 months or greater than 298 months as of the Cut-off Date. The latest maturity date of any HELOC is April 20, 2031.

None of the HELOCs provide for prepayment charges.

The HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the HELOCs is approximately $81,586.

•	The weighted average margin of the HELOCs is approximately 1.442%.

•	The weighted average seasoning of the HELOCs is 6 month.

•	The weighted average remaining term of the HELOCs is 294 months.

•	The weighted average remaining draw term of the HELOCs is 114 months.

•	The weighted average credit score of the HELOCs as of the cut-off date is approximately 716.

•	The average credit limit utilization rate based on the credit limits of the HELOCs is approximately 95.20%.

•
With respect to 26.86%, 10.73%, 6.19%, 7.93% and 8.25% of the HELOCs, the related mortgaged properties are located in California, Florida, Virginia, Maryland and New York, respectively, and no other state or geographic location had a concentration of HELOCs in excess of 5.65% as of the Cut-off Date.

•	The weighted average original term to maturity of the HELOCs as of the cut-off date will be approximately 300 months.

•	Approximately 96.45% of the HELOCs will be secured by owner occupied property and 3.55% of the HELOCs will be secured by non-owner occupied property.

•	The loan rates on approximately 14.39% of the HELOCs will be introductory or “teaser” rates. The weighted average months until the HELOCs reach their teaser expiration date is approximately 1 months.

•	Approximately 66.33% of the HELOCs were originated under full documentation programs. The remainder of the HELOCs were originated under alternative documentation programs.

•	No HELOC provides for deferred interest or negative amortization.

•	As of the cut-off date, none of the HELOCs will be greater than 30 or more days delinquent in payment of principal and interest.

With respect to each first lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second lien HELOCs, the appraised value.

The HELOCs

The HELOCs will consist of home equity lines of credit. Approximately 97.38% of the Cut-off Date principal balance of the HELOCs are secured by second liens and the remainder are secured by first liens. With respect to all of the HELOCs, the borrower represented at the time of origination that the related mortgaged property would be owner-occupied as a primary, second or investment home.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the related due date.

The initial mortgage rate in effect on approximately 14.39% of the HELOCs will be an introductory or “teaser” rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 years, subject to an additional 5 year draw period at the option of the HELOC Servicer. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw, plus $500. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower’s rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower’s financial circumstances;

•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or

•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. Therefore, there can be no assurance that any borrower’s ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower’s failure to make any payment as required;

•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or

•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 365 multiplied by that day’s principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus

•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus

•	unpaid finance charges, plus

•	draws funded on that day, minus

•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Liquidated HELOC, on any day will be the cut-off date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that home equity line of credit in accordance with the related credit line agreement prior to that day, exclusive of the pro rata portion attributable to additional balances not conveyed to the trust following a rapid amortization event and (z) all prior related Charge-Off Amounts. The principal balance of a Liquidated HELOC after final recovery of substantially all of the related liquidation proceeds which the HELOC Servicer reasonably expects to receive shall be zero.

The HELOC Servicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described in the HELOC Servicing Agreement.

THE rmbs MASTER SERVICER AND THE SERVICERS

RMBS Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as RMBS Master Servicer under the RMBS Master Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, RMBS Servicer and HELOC Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The RMBS Master Servicer is responsible for the aggregation of monthly RMBS Servicer reports and remittances and for the oversight of the performance of the RMBS Servicer under the terms of the RMBS Servicing Agreement. In particular, the RMBS Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The RMBS Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Indenture. In addition, upon the occurrence of certain RMBS Servicer events of default under the terms of any RMBS Servicing Agreement, the RMBS Master Servicer may be required to enforce certain remedies on behalf of the Trust as required by the RMBS Servicing Agreement against such defaulting RMBS Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006 Wells Fargo Bank was acting as RMBS Master Servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

The RMBS Master Servicer will, in accordance with the terms set forth in the RMBS Master Servicing Agreement, supervise the servicing of the mortgage loans by the RMBS Servicer under the Servicing Agreement. The RMBS Master Servicer will not ultimately be responsible for the performance of the servicing activities by the RMBS Servicer, except as otherwise described herein and the RMBS Master Servicing Agreement. If the RMBS Servicer fails to fulfill its obligations under the RMBS Servicing Agreement, then the RMBS Master Servicer is obligated to terminate the RMBS Servicer and either appoint a successor RMBS Servicer, as provided in the RMBS Master Servicing Agreement or assume the obligations of the RMBS Servicer under the RMBS Servicing Agreement. In accordance with the terms and conditions of the RMBS Servicing Agreement, the RMBS Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the RMBS Servicer has obtained the prior written consent of the RMBS Master Servicer. In addition, the RMBS Master Servicer will have no obligation to oversee or supervise the activities of the HELOC Servicer or HELOC Back-Up Servicer in connection with the servicing of the HELOCs. Under no circumstances will the RMBS Master Servicer have any duty to become the successor to either the HELOC Servicer or HELOC Back-Up Servicer.

In addition, the RMBS Servicer shall be required to provide to the RMBS Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the RMBS Servicer has determined that there is a realized loss with respect to a mortgaged property, the RMBS Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under the RMBS Master Servicing Agreement, the RMBS Master Servicer shall be entitled to all investment income or other earnings on the funds on deposit in the Payment Account. The RMBS Master Servicer will also be entitled to reimbursement from the Trust Estate for certain expenses and other amounts prior to the payment of any amounts to the Noteholders.

RMBS Servicer and HELOC Servicer

American Home Mortgage Servicing, Inc., referred to herein as the RMBS Servicer, will act as the RMBS Servicer of the mortgage loans pursuant to the RMBS Servicing Agreement. The RMBS Servicer is a Maryland corporation. The RMBS Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The RMBS Servicer has been servicing mortgage loans since its incorporation in 1972. The RMBS Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the RMBS Servicer is not using any subservicers as of June 1, 2006.

American Home Mortgage Servicing, Inc., when referred to in this prospectus supplement as the HELOC Servicer, will act as servicer with respect to the HELOCs. The HELOC Servicer has only been servicing HELOCs for a limited time. Accordingly, the HELOC Servicer does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the HELOCs. As a result, delinquencies and losses on the HELOCs may be higher than would otherwise be the case.

The HELOC Servicer may be terminated by, or with the consent of the Credit Enhancer upon the occurrence of a HELOC Servicing Termination Event.

The following table shows the size, composition, and growth of the Servicer’s portfolio of adjustable rate mortgage loans for the past three years:

Short Reset Arms	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	6,328	20,751	36,698	42,825
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096	$13,801,968,216

Long Reset Arms	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	6,222	26,199	52,502	48,081
Principal Balance	$1,242,729,104	$5,780,463,715	$12,840,514,425	$11,791,605,056

Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	53,106	44,997	51,528	68,878
Principal Balance	$5,614,655,043	$5,420,160,991	$9,288,243,451	$10,658,794,478

Second Lien Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	1,031	5,853	13,766	19,328
Principal Balance	$37,484,704	$302,124,211	$877,804,059	$1,308,418,586

Helocs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	NA	4,574	13,003	11,395
Principal Balance	NA	$265,434,663	$769,879,125	$675,232,073

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less, and a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more.

The RMBS Servicer and HELOC Servicer are not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The RMBS Servicer and HELOC Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The RMBS Servicer and HELOC Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the RMBS Servicer and HELOC Servicer.

The RMBS Servicer and HELOC Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to herein as American Home, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The financial statements of American Home may be found at www.sec.gov. The RMBS Servicer and HELOC Servicer is a “taxable REIT subsidiary” of American Home.

A description of the duties of the RMBS Servicer and HELOC Servicer, including each of the RMBS Servicer’s and HELOC Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans” in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two Business Days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the RMBS Servicer and HELOC Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The RMBS Servicer and HELOC Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The RMBS Servicer and HELOC Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the RMBS Servicer and HELOC Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the RMBS Servicer and HELOC Servicer reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

The RMBS Servicer and HELOC Servicer does not have any custodial responsibility for the Mortgage Loans. The Indenture Trustee has sole custodial responsibility pursuant to the Indenture.

The RMBS Servicer and HELOC Servicer’s liability is described in “Servicing of Mortgage Loans— Certain Matters Regarding the Master Servicer and the Company” in the prospectus.

The RMBS Servicer and HELOC Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The RMBS Servicer and HELOC Servicer is an affiliate of the Originator.

The HELOC Back-Up Servicer

GMAC Mortgage Corporation, or GMACM, will be the HELOC Back-Up Servicer with respect to the HELOCs. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation’s largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. The Certificates and the Notes do not represent an interest in or an obligation of GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

In the event of a default by the HELOC Servicer under the HELOC Servicing Agreement, GMACM will be required to enforce any remedies against the HELOC Servicer, and shall either find a successor HELOC Servicer acceptable to the Credit Enhancer or shall assume primary servicing obligations for the HELOCs itself.

MORTGAGE LOAN ORIGINATION

The Originator

American Home Mortgage Investment Corp. is a Maryland corporation that originates mortgage loans through its direct and indirect wholly-owned subsidiaries. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating hybrid mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of adjustable rate mortgage loans for the past three years:

Short Reset Arms	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	9,652	21,858	28,177	10,458
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441	$4,021,135,047

Long Reset Arms	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	7,364	19,282	42,559	8,143
Principal Balance	$1,651,545,617	$4,611,088,818	$11,228,861,541	$2,377,361,891

Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	74,462	59,576	97,645	29,781
Principal Balance	$12,969,494,087	$10,586,364,298	$19,633,708,424	$5,920,875,964

Second Lien Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	5,170	13,150	41,309	12,353
Principal Balance	$165,036,843	$589,714,629	$2,398,946,831	$818,088,988

Helocs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number Of Loans	1,077	6,781	11,907	1,360
Principal Balance	$59,956,566	$423,815,336	$820,071,908	$106,148,293

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less, and a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Notes.

Underwriting Guidelines

The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower's creditworthiness based solely on information that The Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator’s non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower's credit history and credit score, the Originator’s underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator’s underwriters. The Originator’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an underwriter of the Originator or a mortgage insurance company contract underwriter.

The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) As of the Cut-Off Date, the information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

(10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

HELOC ORIGINATION

The HELOCs were originated in accordance with American Home’s Underwriting Guidelines.

Underwriting Guidelines

The following information generally describes American Home’s underwriting guidelines with respect to HELOCs originated pursuant to its HELOC Stated Income/Full Asset Verification Second Mortgage Loans Program and its HELOC Full/Alternative Documentation Second Mortgage Loans Program, referred to as the SIFA Program and the FIFA Program, respectively, in this prospectus supplement.

Asset/Reserve, Income and Employment Verification

Under the SIFA Program, verification of income is waived, but must be disclosed accurately and must be deemed reasonable and consistent with borrower’s profession or occupation. The SIFA Program is available for salaried and self employed borrowers, including borrowers with commission income. Salaried borrowers must have been in the same line of work for a minimum of two years and employment status must be verified verbally. Self employed borrowers must have been in the same business at the same location for a minimum of two years, must own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership. Self employment must be verified by either (i) a valid business license reflecting a minimum of two years of self-employment or (ii) a neutral third party, such as a CPA, regulatory agency or professional organization. The source of all unearned or passive income must be verified through Full/Alternative documentation if it constitutes 50% or more of the qualifying income. If the amount of passive income constitutes less than 50% of the qualifying income, the source only need be stated and not verified, as long as the amount of income claimed is reasonable based on the profile of the borrower.

The borrower is required to provide six months principal interest, taxes and insurance (total housing payment, including first and second liens) in verified liquid assets after close of escrow. The borrower must also supply two months’ bank statements. Loan proceeds are not an acceptable source of reserves, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Accounts in the name of a corporation or partnership, or other party, and stock in a closely held corporation are not acceptable assets.

Full documentation under the FIFA Program is available for salaried and self employed borrowers, including borrowers with commission income, and is generally documented to the requirements of Fannie Mae in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets and other liabilities, except that (A) salaried borrowers must (i) have been employed in the same field for two years, or if the borrower has an employment history less than two years and was in school or the military, a diploma or discharge papers must be provided, (ii) explain employment gaps of more than 30 days in writing and (iii) provide computer generated paystubs and W-2’s and (B) self-employed borrowers must (i) submit two years’ most recent personal and business tax returns to verify that the borrower has been in the same business, at the same location for a minimum of two years, (ii) submit a year-to-date profit and loss statement dated within five months of the time of closing and (iii) own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership.

Alternative documentation is available for salaried borrowers only. When originating an equity loan simultaneously with a conforming loan amount first mortgage that was underwritten through Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector and received an Approve/Eligible or Accept result, respectively, the equity loan may be delivered with the same documentation required by the automated underwriting system certificate for the first lien so long as a copy of the automated underwriting system approval and the HUD-1 from the first lien are included in the second mortgage file, except that property inspection waivers are not permitted. When originating an equity loan simultaneously with a non-conforming loan amount first mortgage that has been approved by American Home, the documentation requirement guidelines of the first mortgage loan are followed for the equity loan. When originating a stand alone equity loan, borrowers with credit scores of 680 or greater need only provide the following: (i) when salaried, one month’s pay stub and verbal verification of a minimum of two years of employment history; (ii) when salaried with overtime or bonus, one month’s pay stub and verbal verification of a minimum of two years of employment history and the most recent year’s W-2 or a completed verification of employment with a breakdown of overtime and/or bonus income; (iii) when salaried with commission income, one month’s pay stub and verbal verification of a minimum of two year’s employment history and the most recent year’s tax return and IRS form 4506T; or (iv) when self-employed, the most recent year’s personal and business tax returns, verification of two years of self-employment and IRS form 4506T.

When the home equity line of credit is used as a first lien, two months of principal, interest, taxes and insurance reserves are required, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Reserve requirements are not applicable to piggyback or stand alone transactions in a subordinate position.

Credit Criteria

The originator obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores.

Under the SIFA Program, the lowest middle score, or the lower of two scores, of all borrowers is used, and all borrowers must have a minimum credit score of 620.

Under the FIFA Program, the lower of two credit scores or the middle of three credit scores for the highest wage earner is used (or if borrowers’ incomes are equal, the lowest score of all borrowers is used), and all borrowers must have a minimum credit score of 620.

Each borrower under both programs must meet the following criteria:

•	Minimum established credit must cover at least two years of credit history;

•
three trade lines must be established, and at least one of them must be currently open and not be a collection or a charge-off, and one of the three trade lines must have had activity in the last six months;

•
for credit scores greater than or equal to 720, no foreclosures or bankruptcies within the last seven years, and for credit scores between 620 and 719, no foreclosures or bankruptcies within the last five years (all with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

•
borrower has not participated in a consumer credit counseling plan within the last two years (with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

•
for credit scores greater than or equal to 720, no mortgage payments thirty days or more delinquent within the last twenty-four months, and for credit scores between 680 and 719, no mortgage payments thirty days or more delinquent within the last twelve months, and under the SIFA Program, for credit scores between 620 and 679, no mortgage payments thirty days or more delinquent within the last twelve months, and under the FIFA Program, for credit scores between 620 and 679, no more than one mortgage payment thirty days or more delinquent within the last twelve months;

•	for credit scores between 620 and 659, no more than three payment delinquencies of 30 days or more on any trade lines within the past year; and

•
for major adverse credit that is open or has been paid within the last twelve months, which includes collections, charge-off accounts, judgments, liens, repossessions, garnishments and ninety-day delinquencies, for credit scores greater than or equal to 720, with prior approval only if over $200, and for credit scores between 620 and 719, with prior approval only if over $500 (and all must be paid at closing).

Maximum LTV/CLTV

The maximum loan-to-value and combined loan-to-value requirements are limited based on the loan amount, property type, borrower’s credit score, and underwriting documentation used as specified below.

The SIFA Program

Loans made for the purpose of purchasing or refinancing one unit condos used as a residence have a maximum loan amount of $150,000 and a maximum loan-to-value ratio that depends on the borrower’s credit score. A maximum total combined lien of $750,000 applies when the loan-to-value ratio is 100%. Property value limits also vary with the borrower’s credit score.

The FIFA Program

Loans made for the purpose of purchasing or refinancing PUDs and low-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000 and vary based on the loan-to-value ratios and the borrower’s credit score. of $150,000 and a maximum loan-to-value ratio that depends on the borrower’s credit score. Maximum total combined lien restrictions also apply.

Loans made for the purpose of purchasing or refinancing high-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $500,000 and vary based on loan-to-value ratios and the borrower’s credit score.

Loans made for the purchasing or refinancing two-unit properties used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000.

Loans made for the purpose of purchasing or refinancing 3-4 unit properties used as a primary residence have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower’s credit score.

Loans made for the purpose of purchasing or refinancing second homes or investment property have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower’s credit score. Manufactured homes and 2-4 unit properties are not permitted second homes or investment properties under the program.

First Mortgage Requirements

For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

The first lien mortgage may be one of the following:

•	Conventional loan;

•	FHA or VA loan (for stand alone transactions only); or

•
Balloon loan, as long as the balloon loan has at least 36 months remaining on its current term, amortizes over 30 years and is a seven-year balloon or a five-year balloon with respect to a piggyback or stand alone transaction, respectively.

The first lien mortgage may not be one of the following:

•	private party first lien;

•	contract for deed, a contract for purchase or a land contract;

•	first lien HELOC;

•	all inclusive trust deed;

•	reverse mortgage or a loan that provides for future advances;

•	recapture lien or bonds with recapture taxes;

•	negative amortization;

•	FNMA Flex 100 loan; or

•	California Veteran loan.

Appraisal Requirements

The appraisal requirement for the SIFA Program is dependent upon the loan amount and is as follows:

Max Loan Amount / Property Value	(> 720)	(680 - 719)	(640 - 679)	(620 - 639)
Loans ≤ $100,000	2055 Exterior	2055 Exterior	2055 Exterior	2055 Exterior
Loans > $100,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal
Value > $800,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal

The appraisal requirement for the FIFA Program is dependent upon the loan amount and is as follows:

Max Loan Amount / Property Value	(≥ 720)	(680 - 719)	(640 - 679)	(620 - 639)
Loans ≤ $30,000	Stated Value[2] or	Stated Value[2] or	2055 Exterior	2055 Exterior
	2055 Exterior[3]	2055 Exterior[3]
Loans ≤ $100,000	2055 Exterior[1,3]	2055 Exterior[1,3]	2055 Exterior1	2055 Exterior[1]
Loans > $100,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal
Value > $800,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal

(1) Two to four unit properties are not eligible for Form 2055 Exterior and must use Form 1025/72, Small Residential Income Property Appraisal Report.

(2) Stated Value is allowed with the following restrictions and must be indicated on the Uniform Underwriting Transmittal Summary (1008):

•	100% CLTV pricing.

•	Owner-occupied SFRs or detached PUDs only.

•	Second homes are not allowed.

•	First lien HELOC’s are not allowed.

•	Requires minimum twelve-month property seasoning.

•	Must use tax assessed value if property is located in Kansas.

•	Stated Value is not allowed in the States of New York and West Virginia.

(3) Piggyback transactions may allow the use of FNMA or FHLMC reduced appraisal forms #2075 or #2070. The simultaneously closing first lien must be a conforming loan amount, which must be underwritten through DU or LP and receive an Approve/Eligible or Accept result. The reduced appraisal form’s eligibility must be indicated on the AUS certificate for the first lien.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this prospectus supplement, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Notes, mortgage loans and HELOCs may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans and HELOCs may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans or HELOCs would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans and HELOCs may vary.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at https://www.americanhm.com/StaticPools/AHM2006-2.aspx.  The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust fund originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of the Sponsor and not for any mortgage loans which have been sold on a servicing released basis.

The static pool information contained in this prospectus supplement contains vintage information for the previous three years. The sponsor has determined that information provided solely from prior securitized pools does not adequately reflect the historical experience of mortgage loans acquired by the sponsor with the characteristics of the mortgage loans included in the trust fund.

DESCRIPTION OF THE NOTES

General

The American Home Mortgage Investment Trust 2006-2, Mortgage-Backed Notes, Series 2006-2, will consist of thirty-nine classes of Notes, thirty-two of which are offered pursuant to this prospectus supplement and the corresponding REMIC Notes. The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes are not offered pursuant to this prospectus supplement.

The Class I-A Notes and Class I-M Notes represent an interest solely in the Group I Loans. The Class I-A Notes and the Class I-M Notes are not entitled to any payments from the Group II, Group III, Group IV or Group V Loans.

The Class II-A-1A, Class II-A-1B and Class II-A-1C Notes represent an interest primarily in the Group II-1 Loans. The Class II-A-2 Notes represent an interest primarily in the Group II-2 Loans. Payments of principal on the Class II-A-1 and Class II-A-2 Notes will be made first from payments received from the Group II-1 Loans and Group II-2 Loans, respectively. The Class II-M Notes represent an interest in both the Group II-1 Loans and Group II-2 Loans. The Class II-A Notes and the Class II-M Notes are not entitled to payments from the Group I, Group III, Group IV or Group V Loans.

The Class III-A Notes and Class III-M Notes represent an interest solely in the Group III Loans. The Class III-A Notes and the Class III-M Notes are not entitled to any payments from the Group I, Group II, Group IV or Group V Loans.

The Class IV-A Notes and Class IV-M Notes represent an interest solely in the Group IV Loans. The Class IV-A Notes and the Class IV-M Notes are not entitled to any payments from the Group I, Group II, Group III or Group V Loans.

The Class V-A Notes represent an interest solely in the Group V Loans. The Class V-A Notes are not entitled to any payments from the Group I, Group II, Group III or Group IV Loans.

The Trust Certificate, which is not offered hereby, will be entitled to payments on any Payment Date only after all required payments have been made on the Notes. The principal balance of the Trust Certificate as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Note Principal Balance of all the Notes. The Trust Certificate will be entitled to payments as provided in the Agreements. Any such amounts will not be retained by the Servicer as additional compensation.

Notwithstanding any other language in the Agreements, any potential for payment of principal amounts from a loan group with respect to Loan Group II to the non-related Group II Notes is a type of credit enhancement only, which has the effect of providing limited cross-collateralization.

The Notes will be issued by the Trust, the assets of which on the Closing Date will consist of the following:

•
all of the Issuing Entity’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date excluding pre-payment penalties;

•	any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

•
three Cap Contracts, one of which will be used to make interest payments on the Class II-A-1 Notes, one of which will be used to make interest payments on the Class II-M Notes and one of which will be used to make interest payments on the Class III-A-1 Notes;

•	one Swap Agreement, which, among other things, will cover Basis Risk Shortfalls and certain realized losses on the Class IV-A Notes and Class IV-M Notes;

•	the rights of the trust under all insurance policies required to be maintained pursuant to the RMBS Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement;

•	such assets relating to the mortgage loans as from time to time may be held in the Protected Account and the Payment Account;

•
the rights with respect to the RMBS Master Servicing Agreement, the RMBS Servicing Agreement, the HELOC Back-Up Servicing Agreement and the HELOC Servicing Agreement, each to the extent assigned to the Issuing Entity; and

•	any proceeds of the foregoing.

The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $346,249,586, $64,439,865, $70,360,146, $183,798,431, $242,416,224 and $57,910,569, for Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV and Loan Group V, respectively, and $134,800,011 for Loan Group II in the aggregate, as described in this prospectus supplement under “Additional Information.”

Each class of Notes will have the initial Note Principal Balance as set forth on page S-6 hereof and will have the Note Interest Rate as defined under “Glossary” in this prospectus supplement.

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Note Principal Balances of $100,000 and integral multiples of $1 in excess thereof. The Notes will be issued as global notes. See “Description of the Notes—Form of Notes” and “—Global Securities” in the base prospectus.

Book-entry Notes

The Offered Notes will initially be issued in book-entry form and are referred to herein as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their Notes through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate Note Principal Balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

A Note Owner's ownership of a Book-entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Note Owners will receive all payments of principal and interest on the Book-entry Notes from the Securities Administrator through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

Participants and indirect participants with whom Note Owners have accounts for Notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the payments will be made by the Securities Administrator to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge Book-entry Notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC has advised the Securities Administrator and the Note Registrar that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Notes which conflict with actions taken relating to other Notes.

Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator or the Note Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the Securities Administrator, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such Note Owner's percentage interest in the related class of Notes.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Note Registrar is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive note representing the Book-entry Notes and receipt of instructions for re-registration, the Note Registrar will reissue the Book-entry Notes as definitive notes issued in the respective Note Principal Balances owned by individual Note Owners, and thereafter the Note Registrar, the Securities Administrator and the Indenture Trustee will recognize the holders of definitive notes as Noteholders under the Agreements.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

The Depositor, the Issuing Entity, the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the Sponsor, the Indenture Trustee, the Note Registrar, the Securities Administrator and the Owner Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

For additional information regarding DTC, Clearstream, Euroclear and the Notes, see “Description of the Notes—Form of Notes” and “—Global Securities” in the prospectus.

Interest and Principal Payments on the Notes

The following describes distributions to be made to the Notes.

Interest Payments on the Class I-A Notes and Class I-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the related Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
concurrently on a pro rata basis, based on their respective entitlement, to the holders of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(2)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

(3)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;

(4)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-6 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(8)	any remainder (to the extent not included as part of the related Principal Distribution Amount) to be allocated as described below.

Principal Payments on the Class I-A Notes and Class I-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount shall be distributed to the Class I-A Notes, as described below, until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero;

(2)	any remaining related Principal Distribution Amount, to the Class I-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class I-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class I-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class I-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class I-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class I-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder as part of the related Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the Class I-A Principal Distribution Amount shall be distributed to the Class I-A Notes as described below, until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-1 Notes, up to the Class I-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-2 Notes, up to the Class I-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-3 Notes, up to the Class I-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-4 Notes, up to the Class I-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-5 Notes, up to the Class I-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-6 Notes, up to the Class I-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

Any amounts in respect of principal distributable to the Class I-A Notes as provided above shall be distributed concurrently, on a pro rata basis, based on the aggregate Note Principal Balance thereof, (i) sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, in that order, in each case in reduction of the Note Principal Balance thereof, until reduced to zero, and (ii) to the Class I-A-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that if on any Payment Date the related Overcollateralization Amount and the aggregate Note Principal Balance of the Class I-M Notes have been reduced to zero, any amounts in respect of principal distributable to the Class I-A Notes as provided above shall be distributed first to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes on a pro rata basis, based on the Note Principal Balances thereof, in reduction of the Note Principal Balances thereof, until reduced to zero, and then to the Class I-A-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

The allocation of distributions in respect of principal to the Class I-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class I-M Notes. Increasing the respective percentage interest in the trust of the Class I-M Notes relative to that of the Class I-A Notes is intended to preserve the availability of the subordination provided by the Class I-M Notes.

Interest Payments on the Class II-A Notes and Class II-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the Group II-1 Available Funds and Group II-2 Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
from the Group II-1 Available Funds, concurrently to the holders of the Class II-A-1 Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for such classes for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(2)
from the Group II-2 Available Funds, to the holders of the Class II-A-2 Notes, the related Accrued Note Interest for such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(3)
from the remaining related Available Funds for such payment date, concurrently to the Class II-A-1A, Class II-A-1B, Class II-A-1C and Class II-A-2 Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(4)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(8)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(9)	any remainder (to the extent not included as part of the related Principal Distribution Amount) to be allocated as described below.

Principal Payments on the Class II-A Notes and Class II-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class II-A Notes and Class II-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, the Class II-A Principal Allocation Fraction of the related Principal Distribution Amount shall be allocated to the Class II-A-1 Notes and Class II-A-2 Notes, as applicable and as provided below, until the Note Principal Balances thereof have been reduced to zero;

(2)
concurrently, any remaining related Principal Distribution Amount shall be distributed to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class II-A-1 Notes payable sequentially to the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, in each case in reduction of the Note Principal Balance thereof, until reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class II-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class II-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class II-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class II-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class II-M-5 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group II Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group II” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class II-A Notes and Class II-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, the related Class II-A Principal Distribution Amount shall be allocated to the Class II-A-1 Notes and Class II-A-2 Notes, as provided below, until the Note Principal Balances thereof have been reduced to zero;

(2)
concurrently, any remaining unrelated Class II-A Principal Distribution Amount shall be distributed to the unrelated Class II-A Notes, and in the case of the Class II-A-1 Notes, sequentially to the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, in that order up to the related Class II-A Principal Distribution Amount, until the Note Principal Balance of such class has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-1 Notes, up to the Class II-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-2 Notes, up to the Class II-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-3 Notes, up to the Class II-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-4 Notes, up to the Class II-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-5 Notes, up to the Class II-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder to be allocated as described under “- Overcollateralization Provisions for Loan Group II” below.

The allocation of distributions in respect of principal to the Class II-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class II-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class II-M Notes. Increasing the respective percentage interest in the trust of the Class II-M Notes relative to that of the Class II-A Notes is intended to preserve the availability of the subordination provided by the Class II-M Notes.

Any amounts in respect of related principal distributable to the Class II-A Notes as provided above shall be distributed concurrently, (i) sequentially to the Class II-A-1A, Class II-A-1B and Class II-A-C Notes, in that order, in each case in reduction of the Note Principal Balance thereof, until reduced to zero, and (ii) to the Class II-A-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that if on any Payment Date the related Overcollateralization Amount and aggregate Note Principal Balance of the Class II-M Notes have been reduced to zero, any amounts in respect of principal distributable to the Class II-A Notes as provided above shall be distributed to the Class II-A Notes on a pro rata basis, based on the Note Principal Balances thereof, in reduction of the Note Principal Balances thereof, until reduced to zero.

Interest Payments on the Class III-A Notes and Class III-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the related Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
concurrently, on a pro rata basis, based on their respective entitlements, to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(2)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

(3)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;

(4)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-6 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(8)	any remainder (to the extent not included as part of the related Principal Distribution Amount) be allocated as described below.

Principal Payments on the Class III-A Notes and Class III-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class III-A Notes and Class III-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount shall be distributed to the Class III-A Notes, as described below, until the Note Principal Balance of each such class has been reduced to zero;

(2)	any remaining related Principal Distribution Amount, to the Class III-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class III-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class III-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class III-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class III-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class III-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder to be allocated as described under “- Overcollateralization Provisions for Loan Group III” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class III-A Notes and Class III-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the Class III-A Principal Distribution Amount shall be distributed to the Class III-A Notes, as provided below, until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-1 Notes, up to the Class III-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-2 Notes, up to the Class III-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-3 Notes, up to the Class III-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-4 Notes, up to the Class III-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-5 Notes, up to the Class III-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-6 Notes, up to the Class III-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder to be allocated as described under “- Overcollateralization Provisions for Loan Group III” below.

The allocation of distributions in respect of principal to the Class III-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class III-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class III-M Notes. Increasing the respective percentage interest in the trust of the Class III-M Notes relative to that of the Class III-A Notes is intended to preserve the availability of the subordination provided by the Class III-M Notes.

Any amounts in respect of principal distributable to the Class III-A Notes as provided above shall be distributed as follows: first, the Class III-A-5 Priority Amount shall be distributed to the Class III-A-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, and then any remaining amounts shall be distributed sequentially to the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes, in that order, in each case in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that if on any payment date the sum of the aggregate Note Principal Balance of the Class III-M Notes and the related Overcollateralization Amount have been reduced to zero, any amounts in respect of principal distributable to the Class III-A Notes as provided above shall be distributed to the Class III-A Notes on a pro rata basis, based on the Note Principal Balances thereof, in reduction of the Note Principal Balances thereof, until reduced to zero.

Interest Payments on the Class IV-A Notes and Class IV-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the related Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
to the Trust, an amount equal to the sum of any Net Swap Payment and Swap Termination Payment due to the Swap Provider (other than certain Swap Termination Payments resulting from a Swap Provider Termination event).

(2)	to the holders of the Class IV-A Notes the related Accrued Note Interest for such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(3)
from the remaining related Available Funds for such Payment Date, sequentially to the holders of the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes, in that order the related Accrued Note Interest for such class for such Payment Date;

(4)	any remainder (to the extent not included as part of the related Principal Distribution Amount) to be allocated as described below.

Principal Payments on the Class IV-A Notes and Class IV-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of the Class IV-A Notes and each class of Class IV-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount shall be distributed to the Class IV-A Notes, until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount, sequentially to the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes until the Note Principal Balance of such Class is reduced to zero; and

(3)	any remainder as part of the related Net Monthly Excess Cashflow for the Group IV Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group IV” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class IV-A Notes and Class IV-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the Class IV-A Principal Distribution Amount shall be distributed to the Class IV-A Notes until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-1 Notes, up to the Class IV-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-2 Notes, up to the Class IV-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-3 Notes, up to the Class IV-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-4 Notes, up to the Class IV-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-5 Notes, up to the Class IV-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-6 Notes, up to the Class IV-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(8)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-7 Notes, up to the Class IV-M-7 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(9)	any remainder as part of the related Net Monthly Excess Cashflow for the Group IV Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group IV” below.

The allocation of distributions in respect of principal to the Class IV-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class IV-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class IV-M Notes. Increasing the respective percentage interest in the trust of the Class IV-M Notes relative to that of the Class IV-A Notes is intended to preserve the availability of the subordination provided by the Class IV-M Notes.

The LPMI Insurer

Triad Guaranty Insurance Corporation (“TGIC”), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad Guaranty Inc. TGIC is licensed in fifty (50) states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. TGIC is rated “AA” by Standard & Poor’s Ratings Services, “AA” by Fitch Ratings and “Aa3” by Moody’s Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of March 31, 2006, TGIC reported on a consolidated statutory accounting basis, assets of approximately $696 million, policyholders’ surplus of approximately $135 million and a statutory contingency reserve of approximately $469 million. Direct insurance in force totaled $48,200 million at March 31, 2006. An Annual Statement for TGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.’s Form 10-K and Form 10-Qs, filed with the Securities and Exchange Commission, which can be found at www.triadguaranty.com.

The LPMI Policy

Approximately 54.89% of the mortgage loans in Loan Group I (the “TGIC Insured Loans”), are expected to be insured by TGIC pursuant to a mortgage guaranty insurance policy (the “TGIC Policy”). The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy) in addition to the TGIC Policy which is also referred to below as the “insured percentage of the claim,” ranges between 14.00% and 19.00% based upon the original loan-to-value ratio of the mortgage loan. The TGIC Policy is required to remain in force with respect to each TGIC Insured Loan until certain conditions are satisfied, including (i) the principal balance of the TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the TGIC Policy for at least five (5) years. Coverage on all loans insured under the TGIC Policy may be cancelled by the Insured when the aggregate outstanding principal balance of all insured loans is less than ten percent (10%) of the June 1, 2006 balance of all insured loans. The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within forty-five (45) days of default, if it occurs when the first payment is due under the Loan, or within ten (10) days of the earlier of (i) four (4) months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the Borrower or Insured therein. Appropriate proceedings must be commenced within six (6) months of default.

The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

•
for the Insured to present a claim, the Insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

•	a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the Insured, and certain expenses;

•
when a claim is presented, TGIC will have the option of either (i) paying the allowable claim in full and taking title to the property securing the TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the Insured retaining title to the property securing the TGIC Insured Loan or (iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

Generally, claims must be filed within sixty (60) days after the Insured has acquired Borrower title to the property securing the TGIC Insured Loan or the early disposition of the property securing the TGIC Insured Loan and a perfected claim generally must be paid within sixty (60) days after the claim is filed by the Insured.

Pursuant to the RMBS Servicing Agreement, the RMBS Servicer will take all actions under the TGIC Policy on behalf of the Trust. The RMBS Servicer must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC Insured Loan becomes six (6) months delinquent and arrangements satisfactory to TGIC to bring the loan current are not made, the RMBS Servicer will initiate foreclosure proceedings. The RMBS Servicer is required to file a claim with TGIC no later than sixty (60) days after the earlier of acquiring Borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the RMBS Servicer is incomplete, within twenty (20) days of receipt of the claim TGIC is required to notify the RMBS Servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the twenty (20) day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within sixty (60) days.

No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the Insured. The Insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan; nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the Insured’s approval, TGIC’s liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the TGIC Policy, include, but are not limited to, the following:

•	any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

•
certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured Loan) as of the effective date of coverage;

•	any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

•	any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;

•
certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC Policy or of its obligations as imposed by operation of law; and

•	any claim for a balloon payment on a Balloon Loan.

The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is reduced to below investment grade, the RMBS Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

In addition, the RMBS Servicing Agreement permits the RMBS Servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the TGIC Policy so long as the substitution does not adversely affect the ratings described under “Ratings”.

Overcollateralization Provisions for Loan Group I

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group I Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class I-A Notes and Class I-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class I-A Notes and Class I-M Notes” above;

(2)	to the holders of the Class I-A-4 Notes, any Allocated Realized Loss Amount for such Notes;

(3)
to the holders of the Class I-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class I-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class I-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(6)
to the holders of the Class I-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
to the holders of the Class I-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(8)
to the holders of the Class I-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(9)
concurrently, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes, any Basis Risk Shortfall Carryforward Amount for such classes, pro rata, based on the amount of Basis Risk Shortfall Carryforward Amount due such classes; and then sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 Class I-M-5 and Class I-M-6 Notes, in that order, any or Basis Risk Shortfall Carryforward Amount due to such classes; and

(10)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group II

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group II Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class II-A Notes and Class II-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class II-A Notes and Class II-M Notes” above;

(2)
to the holders of the Class II-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(3)
to the holders of the Class II-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class II-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class II-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(6)
to the holders of the Class II-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
concurrently, to the Class II-A Notes, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount for such classes, pro rata, based on the amount of Basis Risk Shortfall Carryforward Amount due such classes; and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes, in that order, any Basis Risk Shortfall Carryforward Amount; and

(8)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group III

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group III Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class III-A Notes and Class III-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class III-A Notes and Class III-M Notes” above;

(2)
to the holders of the Class III-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(3)
to the holders of the Class III-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class III-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class III-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(6)
to the holders of the Class III-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
to the holders of the Class III-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(8)
concurrently, to the Class III-A Notes, any Basis Risk Shortfall Carryforward Amount for such classes, pro rata, based on the amount of Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due such classes; and then sequentially to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes, in that order, any Net WAC Shortfall Carryforward Amount due to such classes; and

(9)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group IV

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group IV Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class IV-A Notes abd Class IV-M Notes then entitled to receive payments in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class IV-A Notes and Class IV-M Notes” above;

(2)
to the holders of the Class IV-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(3)
to the holders of the Class IV-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(4)
to the holders of the Class IV-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(5)
to the holders of the Class IV-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(6)
to the holders of the Class IV-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(7)
to the holders of the Class IV-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(8)
to the holders of the Class IV-M-7 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(9)
to the Class IV-A Notes, first, an amount equal to the Basis Risk Shortfall Carryforward Amount, then sequentially to the Class IV-M Notes an amount equal to the Basis Risk Shortfall Carryforward Amount, in order of priority;

(10)
from any remaining Excess Cashflow with respect to Loan Group IV, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event (to the extent not paid by the Indenture Trustee from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Indenture Trustee); and

(11)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Calculation of LIBOR for the LIBOR Notes

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, and, after the related Note Rate Change Date, the London interbank offered rate for six-month United States dollar deposits, or Six-Month LIBOR, for the next Accrual Period for the LIBOR Notes on the basis of the offered rates of the Reference Banks for one-month or six-month United States dollar deposits, as applicable, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the related LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period for the LIBOR Notes will be established separately by the Securities Administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR or Six-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(3)
If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR or Six-Month LIBOR, as applicable, will be the One-Month LIBOR rate or Six-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator 's calculation of the rate of interest applicable to the LIBOR Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

The Cap Contracts and Interest Rate Swap Agreement

The Cap Contracts

The Issuing Entity will enter into a cap contract (the “Class II-A-1 Cap Contract”) with Barclays Bank PLC (London Head Office) (in such capacity, the “Cap Contract Provider”) for the benefit of the holders of the Class II-A-1 Notes. The Issuing Entity will assign the Class II-A-1 Cap Contract to the Indenture Trustee and the Securities Administrator will be authorized to receive and distribute funds in respect of the Class II-A-1 Cap Contract on behalf of the Issuing Entity.

Under the Class II-A-1 Cap Contract, on each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in January 2012, the Cap Contract Provider will be obligated to make a payment for that Payment Date equal to the product of (x) the excess, if any, of (i) the lesser of (A) One-Month LIBOR as determined pursuant to the Class II-A-1 Cap Contract for the related calculation period (as defined in the Class II-A-1 Cap Contract) and (B) 99.00% over (ii) the Class II-A-1 cap Rate for such Payment Date set forth below, (y) the Class II-A-1 Cap Contract Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class II-A-1 Cap Contract Notional Amount for each Payment Date will be equal to the Class II-A-1 Cap Contract Calculation Amount set forth below for such Payment Date (such amount, the “Class II-A-1 Cap Contract Notional Amount”).

Month of Payment Date	Class II-A-1 Cap Contract Calculation Amount ($)	Class II-A-1 cap Rate (%)
July 2006	66,490,000	6.783
August 2006	64,886,410	6.222
September 2006	63,127,034	6.236
October 2006	61,411,101	7.827
November 2006	59,760,516	7.622
December 2006	58,219,501	7.887
January 2007	56,715,258	7.626
February 2007	55,246,884	7.657
March 2007	53,813,931	9.167
April 2007	52,415,141	8.258
May 2007	51,049,700	8.560
June 2007	49,716,927	8.277
July 2007	48,415,929	8.561
August 2007	47,145,950	8.278
September 2007	45,906,250	8.293
October 2007	44,696,109	8.578
November 2007	43,514,823	8.320
December 2007	42,361,790	8.609
January 2008	41,236,265	8.324
February 2008	40,137,578	8.420
March 2008	39,066,090	9.659
April 2008	38,020,129	9.022
May 2008	36,999,089	9.336
June 2008	36,002,386	9.050
July 2008	35,029,020	9.445
August 2008	34,078,554	9.175
September 2008	33,150,746	9.195
October 2008	32,245,057	9.575
November 2008	31,360,959	9.262
December 2008	30,497,940	9.589
January 2009	29,655,558	9.273
February 2009	28,833,259	9.390
March 2009	28,031,229	11.045
April 2009	27,248,307	9.976
May 2009	26,484,038	10.317
June 2009	25,737,979	9.999
July 2009	25,009,794	10.427
August 2009	25,009,794	10.097
September 2009	24,481,760	10.099
October 2009	23,897,477	10.467
November 2009	23,327,110	10.122
December 2009	22,770,327	10.476
January 2010	22,226,832	10.131
February 2010	21,696,282	10.235
March 2010	21,178,760	11.382
April 2010	20,673,557	10.258
May 2010	20,180,379	10.608
June 2010	19,698,941	10.281
July 2010	19,229,014	10.717
August 2010	18,770,459	10.364
September 2010	18,322,817	10.364
October 2010	17,885,741	10.718
November 2010	17,459,067	10.365
December 2010	17,042,550	10.726
January 2011	16,635,962	10.373
February 2011	16,239,052	10.476
March 2011	15,851,854	11.649
April 2011	15,473,867	10.499
May 2011	15,104,874	10.857
June 2011	14,744,660	10.500
July 2011	14,393,016	10.858
August 2011	14,049,739	10.500
September 2011	13,714,631	10.501
October 2011	13,387,497	10.859
November 2011	13,068,147	10.501
December 2011	12,756,398	10.859
January 2012	12,452,067	10.502

The Class II-A-1 Cap Contract will terminate following the last Payment Date specified above, unless the Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The Issuing Entity will enter into a cap contract (the “Class II-M Cap Contract”) with Cap Contract Provider for the benefit of the holders of the Class II-M Notes. The Issuing Entity will assign the Class II-M Cap Contract to the Indenture Trustee and the Securities Administrator will be authorized to receive and distribute funds in respect of the Class II-M Cap Contract on behalf of the Issuing Entity.

Under the Class II-M Cap Contract, on each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in January 2012, the Cap Contract Provider will be obligated to make a payment for that Payment Date equal to the product of (x) the excess, if any, of (i) the lesser of (A) One-Month LIBOR as determined pursuant to the Class II-M Cap Contract for the related calculation period (as defined in the Class II-M Cap Contract) and (B) 99.00% over (ii) the Class II-M Cap Rate for such Payment Date set forth below, (y) the Class II-M Cap Contract Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class II-M Cap Contract Notional Amount for each Payment Date will be equal to the Class II-M Cap Contract Calculation Amount set forth below for such Payment Date (the “Class II-M Cap Contract Notional Amount”).

Month of Payment Date	Class II-M Cap Contract Calculation Amount ($)	Class II-M Cap Rate (%)
July 2006	9,444,000	6.630
August 2006	9,444,000	5.708
September 2006	9,444,000	5.715
October 2006	9,444,000	6.600
November 2006	9,444,000	6.387
December 2006	9,444,000	6.629
January 2007	9,444,000	6.389
February 2007	9,444,000	6.405
March 2007	9,444,000	7.499
April 2007	9,444,000	6.696
May 2007	9,444,000	6.955
June 2007	9,444,000	6.705
July 2007	9,444,000	6.956
August 2007	9,444,000	6.706
September 2007	9,444,000	6.713
October 2007	9,444,000	6.964
November 2007	9,444,000	6.726
December 2007	9,444,000	6.979
January 2008	9,444,000	6.729
February 2008	9,444,000	6.775
March 2008	9,444,000	7.610
April 2008	9,444,000	7.067
May 2008	9,444,000	7.333
June 2008	9,444,000	7.081
July 2008	9,444,000	7.385
August 2008	9,444,000	7.142
September 2008	9,444,000	7.151
October 2008	9,444,000	7.448
November 2008	9,444,000	7.184
December 2008	9,444,000	7.455
January 2009	9,444,000	7.189
February 2009	9,444,000	7.246
March 2009	9,444,000	8.412
April 2009	9,444,000	7.531
May 2009	9,444,000	7.809
June 2009	9,444,000	7.542
July 2009	9,444,000	7.862
August 2009	7,806,118	7.590
September 2009	7,479,997	7.591
October 2009	7,301,334	7.882
November 2009	7,115,597	7.602
December 2009	6,933,378	7.886
January 2010	6,755,506	7.606
February 2010	6,581,874	7.657
March 2010	6,412,444	8.576
April 2010	6,247,051	7.669
May 2010	6,085,599	7.951
June 2010	5,927,995	7.680
July 2010	5,774,155	8.004
August 2010	5,624,011	7.720
September 2010	5,477,445	7.721
October 2010	5,334,358	8.093
November 2010	5,194,753	8.205
December 2010	5,058,241	8.509
January 2011	4,924,986	8.208
February 2011	4,794,909	8.264
March 2011	4,667,980	10.144
April 2011	4,544,325	10.185
May 2011	4,423,613	10.605
June 2011	4,305,779	10.237
July 2011	4,190,749	10.606
August 2011	4,078,458	10.238
September 2011	3,968,840	10.238
October 2011	3,861,832	10.606
November 2011	3,757,371	10.238
December 2011	3,655,397	10.607
January 2012	3,555,851	10.239

The Class II-M Cap Contract will terminate following the last Payment Date specified above, unless the Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The Issuing Entity will enter into a cap contract (the “Class III-A-1 Cap Contract” and, together with the Class II-A-1 Cap Contract and Class II-M Cap Contract, the “Cap Contracts”) with the Cap Contract Provider for the benefit of the holders of the Class III-A-1 Notes. The Issuing Entity will assign the Class III-A-1 Cap Contract to the Indenture Trustee and the Securities Administrator will be authorized pursuant to the Indenture to receive and distribute funds in respect of the Class III-A-1 Cap Contract on behalf of the Issuing Entity.

Under the Class III-A-1 Cap Contract, on each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in July 2008, the Cap Contract Provider will be obligated to make a payment for that Payment Date equal to the product of (x) the excess, if any, of (i) the lesser of (A) One-Month LIBOR as determined pursuant to the Class III-A-1 Cap Contract for the related calculation period (as defined in the Class III-A-1 Cap Contract) and (B) 99.00% over (ii) the Class III-A-1 Cap Rate for such Payment Date set forth below, (y) the Class III-A-1 Cap Contract Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class III-A-1 Cap Contract Notional Amount for each Payment Date will be equal to the Class III-A-1 Cap Contract Calculation Amount set forth below for such Payment Date (the “Class III-A-1 Cap Contract Notional Amount”).

Month of Payment Date	Class III-A-1 Cap Contract Calculation Amount ($)	Class III-A-1 Cap Rate (%)
July 2006	77,995,000	5.446
August 2006	75,143,000	5.551
September 2006	72,146,000	5.680
October 2006	68,940,000	5.699
November 2006	65,533,000	5.733
December 2006	61,956,000	5.768
January 2007	58,315,000	5.741
February 2007	54,635,000	5.764
March 2007	50,912,000	5.774
April 2007	47,137,000	5.727
May 2007	43,462,000	5.734
June 2007	39,866,000	5.734
July 2007	36,361,000	5.692
August 2007	32,954,000	5.693
September 2007	29,701,000	5.682
October 2007	26,522,000	5.655
November 2007	23,417,000	5.651
December 2007	20,384,000	5.643
January 2008	17,420,000	5.634
February 2008	14,525,000	5.628
March 2008	11,696,000	5.623
April 2008	8,933,000	5.625
May 2008	6,233,000	5.620
June 2008	3,595,000	5.621
July 2008	1,019,000	5.634

The Class III-A-1 Cap Contract will terminate following the last Payment Date specified above, unless the Class III-A-1 Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The obligation of the Cap Contract Provider to pay specified amounts due under each Cap Contract (other than Cap Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Cap Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Contract Event of Default will have occurred and be continuing with respect to the Cap Contract and (2) no “early termination date” (as defined in the Cap Contract) has occurred or been effectively designated with respect to the Cap Contract.

Events of default under each Cap Contract (each a “Cap Contract Event of Default”) include the following:

•	failure to make a payment due under the Cap Contract, after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Cap Contract Provider without an assumption of its obligations under the Cap Contract,

each as further described in each Cap Contract.

Termination events under each Cap Contract (each a “Cap Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Contract),

•
tax event (which generally relates to the Issuing Entity receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of taxes, as a result of a change in tax law) and

•
tax event upon merger (which generally relates to the Issuing Entity receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of an indemnifiable tax resulting from a merger or similar transaction), each as further described in each Cap Contract.

Additional termination events” under each Cap Contract (each a “Cap Contract Additional Termination Event”) include the following:

•	failure of the Cap Contract Provider to comply with the Cap Contract Downgrade Provisions,

•	failure of the Cap Contract Provider to comply with the Regulation AB provisions of the Cap Contract, and

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture,

each as further described in each Cap Contract.

If the Cap Contract Provider’s credit ratings are withdrawn or reduced below the levels specified in each Cap Contract, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the related Cap Contract, the Cap Contract Provider will be required, at its own expense, either (1) to obtain a substitute cap contract provider which will assume the obligations of the Cap Contract Provider under each Cap Contract and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the related Cap Contract that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Cap Contract Downgrade Provisions”).

Upon the occurrence of a Cap Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Contract Termination Event or a Cap Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in each Cap Contract) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under each Cap Contract to a related entity within a specified period after notice has been given of the Cap Contract Termination Event, all as set forth in the related Cap Contract. The occurrence of an Early Termination Date under each Cap Contract will constitute a “Cap Contract Early Termination.”

Upon a Cap Contract Early Termination, the Cap Contract Provider may be liable to make a termination payment (the “Cap Contract Termination Payment”) to the Issuing Entity (regardless, if applicable, of which of the parties has caused the termination). The Cap Contract Termination Payment will be based on the value of the related Cap Contract computed in accordance with the procedures set forth in such Cap Contract.

Upon a Cap Contract Early Termination other than in connection with the optional termination of the trust, the Issuing Entity, pursuant to the Indenture will use reasonable efforts to appoint a successor cap contract provider. The Issuing Entity will apply any Cap Contract Termination Payment received from the original Cap Contract Provider in connection with such Cap Contract Early Termination to the upfront payment required to appoint the successor cap contract provider. If the Issuing Entity is unable to appoint a successor cap contract provider within 30 days of the Cap Contract Early Termination, then the Issuing Entity will deposit any Cap Contract Termination Payment received from the original Cap Contract Provider into a separate, non-interest bearing reserve account and will, on each subsequent Payment Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Issuing Entity by the original Cap Contract Provider calculated in accordance with the terms of each original Cap Contract, and distribute such amount in accordance with the terms of the Indenture.

Upon a Cap Contract Early Termination in connection with the optional termination of the trust, if the Issuing Entity receives a Cap Contract Termination Payment from the Cap Contract Provider, such Cap Contract Termination Payment generally will not be available to Noteholders; rather, the Issuing Entity will distribute such Cap Contract Termination Payment in accordance with the terms of the Indenture.

The Interest Rate Swap Agreement

The Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (in such capacity, the “Swap Provider”) for the benefit of the holders of the Class IV Notes. The Issuing Entity Trustee will assign the Interest Rate Swap Agreement to the Indenture Trustee and the Securities Administrator will be authorized to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Issuing Entity, whether payable by or to the Swap Provider.

Under the Interest Rate Swap Agreement, on or before each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in June 2011, the Issuing Entity will be obligated to pay to the Swap Provider a fixed amount for that Payment Date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.8425% per annum, (y) the Swap Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Payment Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Issuing Entity a floating amount for that Payment Date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable Payment Date (a) by the Issuing Entity to the Swap Provider, if the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment for such Payment Date, or (b) by the Swap Provider to the Issuing Entity, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment Date. For each Payment Date in respect of which the Issuing Entity is required to make a Net Swap Payment to the Swap Provider, the Issuing Entity will be required to make such payment to the Swap Provider prior to distributions to noteholders.

The Swap Notional Amount for each Payment Date will be equal to the lesser of (x) the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the open of business on the first day of the related Due Period over (ii) the Note Principal Balance of the Class IV-M-7 Notes and (y) the scheduled notional amount as set forth below (such lesser amount, the “Swap Notional Amount”).

Month of Payment Date	Interest Rate Swap Agreement Scheduled Notional Amount ($)
July 2006	233,567,000
August 2006	232,222,000
September 2006	222,456,000
October 2006	213,099,000
November 2006	204,136,000
December 2006	195,549,000
January 2007	187,322,000
February 2007	179,441,000
March 2007	171,891,000
April 2007	164,658,000
May 2007	157,728,000
June 2007	151,090,000
July 2007	144,730,000
August 2007	138,637,000
September 2007	132,800,000
October 2007	127,209,000
November 2007	121,852,000
December 2007	116,721,000
January 2008	111,804,000
February 2008	107,095,000
March 2008	102,583,000
April 2008	98,262,000
May 2008	94,122,000
June 2008	90,155,000
July 2008	86,356,000
August 2008	82,716,000
September 2008	79,229,000
October 2008	75,889,000
November 2008	72,689,000
December 2008	69,625,000
January 2009	66,688,000
February 2009	63,875,000
March 2009	61,181,000
April 2009	58,601,000
May 2009	56,128,000
June 2009	53,759,000
July 2009	51,490,000
August 2009	49,317,000
September 2009	47,236,000
October 2009	45,242,000
November 2009	43,331,000
December 2009	41,501,000
January 2010	39,748,000
February 2010	38,070,000
March 2010	36,461,000
April 2010	34,921,000
May 2010	33,445,000
June 2010	32,032,000
July 2010	30,678,000
August 2010	29,382,000
September 2010	28,139,000
October 2010	26,949,000
November 2010	25,809,000
December 2010	24,717,000
January 2011	23,673,000
February 2011	22,671,000
March 2011	21,711,000
April 2011	20,792,000
May 2011	19,913,000
June 2011	19,069,000

Payments under the Interest Rate Swap Agreement will terminate immediately following the last Payment Date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Issuing Entity to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Provider without an assumption of its obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, as defined in the Interest Rate Swap Agreement, in either case as a result of a change in tax law) and

•
tax event upon merger (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•	failure of the Swap Provider to comply with the Swap Downgrade Provisions,

•	failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement, and

•	amendment of the Indenture in a manner that may materially adversely affect the Swap Provider without the prior written consent of the Swap Provider,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the levels specified in the Interest Rate Swap Agreement, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Swap Downgrade Provisions”).

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, in the event that the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the Issuing Entity will be required to make a payment to the Swap Provider to the extent such Swap Termination Payment has not been paid by the Issuing Entity from any upfront payment received pursuant to any replacement Interest Rate Swap Agreement that may be entered into by the Issuing Entity, as described in this free writing prospectus); in the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the Issuing Entity will be required to make such payment on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to distributions to noteholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Issuing Entity’s obligation to make such payment generally will be subordinated to distributions to the holders of the offered notes and certain other notes to the extent described in the indenture.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Issuing Entity, pursuant to the Indenture, will use reasonable efforts to appoint a successor swap provider. If the Issuing Entity receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Issuing Entity will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Issuing Entity is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Issuing Entity will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Issuing Entity is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Issuing Entity will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Payment Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Issuing Entity by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Indenture.

Upon a Swap Early Termination in connection with the optional termination of the Issuing Entity, if the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the Issuing Entity will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Issuing Entity receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to noteholders; rather, the Issuing Entity will distribute such Swap Termination Payment in accordance with the terms of the indenture.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Cap Contract Provider

Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

By Regulation, the European Union agreed that virtually all listed companies must use International Financial Reporting Standards (“IFRS”) adopted for use in the European Union in the preparation of their 2005 consolidated accounts. The Group has applied IFRS from 1 January 2004, with the exception of the standards relating to financial instruments (IAS 32 and IAS 39) and insurance contracts (IFRS 4) which were applied only with effect from 1 January 2005. Therefore, in the Group’s 2005 Annual Report, the impacts of adopting IAS 32, IAS 39 and IFRS 4 are not included in the 2004 comparatives in accordance with First-time Adoption of International Financial Reporting Standards (IFRS 1). The results for 2005 are therefore not entirely comparable to those for 2004 in affected areas.

Based on the Group’s audited financial information for the year ended 31 December 2005, the Group had total assets of £924,170 million (2004: £538,300 million), total net loans and advances1  of £300,001 million (2004: £343,041 million), total deposits2  of £313,811 million (2004: £328,516 million), and total shareholders’ equity of £24,243 million (2004: £16,849 million) (including minority interests of £1,578 million (2004: £211 million)). The profit before tax of the Group for the year ended 31 December 2005 was £5,311 million (2004: £4,589 million) after impairment charges on loans and advances and other credit provisions of £1,571 million (2004: £1,093 million).

The aggregate “significance percentage” of the Cap Contracts, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in each Cap Contract, the Cap Contract Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Cap Contracts is equal to or greater than 10%.

The Swap Provider

Bear Stearns Financial Products Inc. (“BSFP”), a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the sponsor and the depositor.

The “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Payments from the Cap Contracts and the Interest Rate Swap Agreement

Group II

On each Payment Date, any payments received from the Cap Contract Provider with respect to the Class II-A-1 and Class II-M Corridor Contracts will be allocated in the following order of priority:

(1)
first, the amount received from the Class II-A-1 Corridor Contract will be allocated to the Class II-A-1 Notes, the related Accrued Note Rate Interest, plus any related Unpaid Interest Shortfall, remaining unpaid from the related Available Funds for such class for that Payment Date;

(2)
second, the amount received from the Class II-M Corridor Contract will be allocated to the Class II-M Notes, sequentially the related Accrued Note Interest remaining unpaid from the related Available Funds for such class for that Payment Date;

(3)
any remaining amounts from the Class II-A-1 Corridor Contract shall be paid to the Class II-A-1 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount, as applicable, for such class or classes of Notes for that Payment Date;

(4)
any remaining amounts from the Class II-M Corridor Contracts related shall be paid sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes of Notes for that Payment Date; and

(5)
any remaining amounts will be included in the related Net Monthly Excess Cashflow for that Payment Date and distributed as provided in “Description of the Notes -- Overcollateralization Provisions for Loan Group II” above.

Group III

On each Payment Date, any payments received from the Cap Contract Provider with respect to such Payment Date from the Class III-A-1 Cap Contract will be allocated in the following order of priority:

(1)
first, the amount received from the Class III-A-1 Cap Contract will be allocated to the Class III-A-1 Notes, the related Accrued Note Rate Interest, plus any related Unpaid Interest Shortfall, remaining unpaid from the related Available Funds for such class for that Payment Date;

(2)	second, to the related Class III-A Notes, pro rata, based on entitlement, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such class for that Payment Date

(3)
third, to the Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes, pro rata, based on entitlement in reduction of any Net WAC Shortfall Carryforward Amount for such class for such Payment Date;

(4)
fourth, any remaining amounts from the Class III-A-1 Corridor Contracts related shall be paid sequentially to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class or classes of Notes for that Payment Date; and

(5)
fifth, any additional amounts will be included in the related Net Monthly Excess Cashflow for that Payment Date and distributed as provided in “Description of the Notes -- Overcollateralization Provisions for Loan Group III” below.

It is not expected that amounts payable following clause (4) will be material on any Payment Date.

Group IV

On each Payment Date, any payments received from the Swap Counterparty with respect to such Payment Date from the Interest Rate Swap Agreement will be allocated in the following order of priority:

(1)	first to the Class IV-A Notes, in respect of any unpaid Accrued Note Interest on that Payment Date to the extent unpaid from the related Available Funds;

(2)
second, to the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes, in respect of any unpaid Accrued Note Interest on that Payment Date to the extent unpaid from the related Available Funds;

(3)
third, to the Class IV-A Notes and Class IV-M Notes, as a payment of principal, until the related Overcollateralization Amount is equal to the related Required Overcollateralization Amount for that Payment Date, to the extent not covered by the related Net Monthly Excess Cashflow;

(4)	fourth, to cover Applied Realized Loss Amounts on the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 and IV-M-7 Notes in that order, until reduced to zero;

(5)
fifth, to cover Basis Risk Carryforward Amounts on the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes, in that order, in each case to the extent not covered by the related Net Monthly Excess Cashflow;

(6)	sixth, to pay the any swap termination payment (caused by a swap provider trigger event under the Interest Rate Swap Agreement) owed to the Swap Counterparty; and

(7) seventh, to pay any remaining amounts to the owner trust certificates.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

All fees are applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
RMBS Servicing Fee
With respect to any Group I Loan with an original loan amount of less than or equal to $417,000, 0.375% per annum. With respect to any Group I Loan with an original loan amount of greater than $417,000, 0.25% per annum. With respect to each Group II Loan, 0.25% per annum during the initial fixed period, increasing to 0.375% per annum after the first interest rate change date for any Group II Loan with an original loan amount less than or equal to $417,000, remaining at 0.25% for any Group II Loan with an original loan amount greater than $417,000. With respect to each Group III Loan , 0.25% per annum. With respect to each group IV loan, 0.50% per annum.
Protected Account
HELOC Servicing Fee	With respect to each HELOC, 0.50% per annum	Collection Account
RMBS Master Servicing Fee	Investment Income	Payment Account
LPMI Fee	With respect to any mortgage loan covered by LPMI, 0.46% per annum	Mortgage Loan Interest Collections
Credit Enhancer Fee	0.14% per annum on the Note Principal Balance of the Class V-A Notes	Investor Interest Collections

Allocation of Losses on the Mortgage Loans

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the trust by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the RMBS Servicer or RMBS Master Servicer for Monthly Advances and Servicing Fees, servicing advances and certain other amounts specified in the RMBS Servicing Agreement and RMBS Master Servicing Agreement, as applicable) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Deficient Valuation, in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan, Deficient Valuations and Debt Service Reductions. In the case of a Deficient Valuation, the Trust would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced debt. The principal portion of Debt Service Reductions will not be allocated in reduction of the principal balance of any class of Notes. However, regardless of when they occur, Debt Service Reductions may reduce the amount of related Available Funds that would otherwise be available for distribution on a Payment Date.

Any Realized Losses on the mortgage loans in Loan Group I will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class I-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class I-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class I-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class I-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class I-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class I-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and ninth, to the Class I-A-4 Notes in reduction of the Note Principal Balance thereof, until reduced to zero.

The Indenture does not permit the allocation of Realized Losses to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A, Class III-A or Class VI Notes. Investors in these securities should note that although Realized Losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

Allocated Realized Loss Amounts may be repaid to the Class I-A-4 Notes and Class I-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group I” above and the Interest Rate Swap Agreement.

Realized Losses on the mortgage loans in Loan Group II-1 and Loan Group II-2, will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class II-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class II-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class II-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class II-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and seventh, to the Class II-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

Allocated Realized Loss Amounts may be repaid to the Class II-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group II” above.

Any Realized Losses on the mortgage loans in Loan Group III will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class III-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class III-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class III-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class III-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class III-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and eighth, to the Class III-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

Allocated Realized Loss Amounts may be repaid to the Class III-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group III” above.

Any Realized Losses on the mortgage loans in Loan Group IV will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class IV-M-7 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class IV-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class IV-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class IV-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class IV-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class IV-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and ninth, to the Class IV-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

Allocated Realized Loss Amounts may be repaid to the Class IV-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group IV” above.

Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Principal Balance of a Note be reduced more than once in respect of any particular amount both (i) allocable to such note in respect of Realized Losses and (ii) payable as principal to the holder of such note from related Net Monthly Excess Cashflow.

In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-A, Class II-A, Class III-A and Class IV-A Notes on each Payment Date, holders of these Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the related Class M Notes. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class M Notes on each Payment Date, holders of the Class M Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the related Class M Notes with a lower payment priority. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class I-A, Class II-A, Class III-A and Class IV-A Notes and Class M Notes on each Payment Date.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of notes with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of note. The amount of any remaining Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of note with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of note, and so on. Holders of such notes will not be entitled to any payment in respect of Accrued Note Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Note Principal Balance of each Note of such class in accordance with its respective percentage interest.

Payments on the Class V-A Notes

On each Payment Date, the Investor Interest Collections, reduced by the Floating Allocation Percentage and the HELOC Back-Up Servicing Fee, the HELOC Servicing Fee and any unreimbursed nonrecoverable servicing advances previously made, will be distributed in the following order of priority:

(1)	to the Credit Enhancer to pay the premium on the Credit Enhancer’s Policy;

(2)
to the holders of the Class V-A Notes the related Accrued Note Interest for such class for such Payment Date, accrued at a rate that is not higher than the lesser of the Net WAC Rate and the Maximum Rate on the Class V-A Notes, plus any related Unpaid Interest Shortfall for such Payment Date;

(3)
to the holders of the Class V-A Notes, as a payment of any Investor Charge-Off Amounts incurred during the present Due Period and any Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

(4)	to the Credit Enhancer, as reimbursement for prior draws made under the Policy;

(5)	to the holders of the Class V-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the related Overcollateralization Target Amount;

(6)	to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

(7)	to the holders of the Class V-A Notes, related Basis Risk Shortfall Carryforward Amounts for such Notes on such payment date;

(8)	to the Indenture Trustee for certain capped expenses;

(9)	to the owner of the Transferor Interest; and

(10)	any remaining amounts to the Trust Certificate.

On each Payment Date, Principal Collections on the HELOCs will be distributed in the following order of priority:

(1)	to the holders of the Class V-A Notes, the lesser of the outstanding Note Principal Balance of the Class V-A Notes and the Investor Principal Distribution Amount;

(2)	to the Credit Enhancer, as reimbursement for prior draws made under the Policy, to the extent not paid out of Investor Interest Collections;

(3)	to the owner of the Transferor Interest; and

(4)	any remaining amounts to the Trust Certificate.

Rapid Amortization Events

A Rapid Amortization Event is any of the following events:

(1)
Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any required payment of interest or principal in each case that is due on the Class V-A Notes, and such failure continues for a period of five Business Days;a declaration of bankruptcy or insolvency by any of the Issuing Entity, the Depositor or the HELOC Servicer;

(2)	the Issuing Entity becomes subject to the Investment Company Act of 1940;

(3)
failure on the part of the Issuing Entity, the Depositor, the Seller, the HELOC Back-Up Servicer or the HELOC Servicer to perform any of its other material obligations under the HELOC Servicing Agreement, the HELOC Back-Up Servicing Agreement, the Trust Agreement or the Indenture;

(4)	cumulative draws on the Policy is greater than or equal to 1.50% of the original balance of the Group V-A HELOCs; or

(5)	the occurence of a HELOC Servicer Trigger Event.

If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Credit Enhancer, or the Indenture Trustee acting at the direction of the holders holding Class V-A Notes evidencing more than 51% in principal amount of the Class V-A Notes then outstanding, with the consent of the Credit Enhancer, by written notice to the holder of the Transferor’s Interest, the Depositor and the HELOC Servicer (and to the Indenture Trustee, if given by the Credit Enhancer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2), (3), (5) or (6) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Grantor Trustee, the Credit Enhancer or the noteholders immediately on the occurrence of such event.

Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Servicer and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

The Policy

The following summary of terms of the financial guaranty insurance policy with respect to the Class V-A Notes (referred to in this prospectus supplement as the “Policy”) to be issued by CIFG Assurance North America, Inc. (referred to in this prospectus supplement supplement as the “Credit Enhancer” or “CIFG”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class V-A Notes, the Credit Enhancer will deliver the Policy to the Indenture Trustee for the benefit of the holders of the Class V-A Notes. Under the Policy, the Credit Enhancer will unconditionally and irrevocably guarantee to the holders of the Class V-A Notes the full and complete payment by or on behalf of the trust of Regular Payments (as defined below) on the Class V-A Notes. The Credit Enhancer’s obligations under the Policy in respect of Regular Payments will be discharged to the extent funds are disbursed by the Credit Enhancer as provided in the Policy whether or not such funds are properly applied by the Securities Administrator. Regular Payments will be made only at the time set forth in the Policy, and payments under the Policy may not be accelerated except at the sole option of the Credit Enhancer. To the extent a TMP Trigger Event occurs, all conditions to the exchange of Class V-A REMIC Notes for Class V-A Notes have occurred, and such exchange actually occurs, the Policy shall be terminated and replaced with a substantially identical financial guaranty insurance policy covering the Class V-A REMIC Notes then issued.

Notwithstanding the foregoing paragraph, the Policy does not cover any amounts due in respect of the Class V-A Notes attributable to any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the holders of the Class V-A Notes. The Policy will not provide credit enhancement for any class of Notes other than the Class V-A Notes. The Policy does not cover any Net WAC Shortfall Carryforward Amounts, Prepayment Interest Shortfalls, or shortfalls resulting from the Relief Act.

Following Receipt by the Credit Enhancer of a notice of claim and certificate from the Securities Administrator in the form attached to the Policy, the Credit Enhancer will pay any amount payable under the Policy in respect of Regular Payments on the Class V-A Notes on the later to occur of (a) 12:00 p.m., New York City time, on the second Business Day following such receipt and (b) 12:00 p.m., New York City time, on the Payment Date on which such payment is due on such Class V-A Notes. Payments due hereunder in respect of Regular Payments will be disbursed to the Securities Administrator for the benefit of the holder of the Class V-A Notes by wire transfer of immediately available funds to such account as the Securities Administrator shall specify in writing at the time of or prior to the delivery of the Notice of claim and certificate in respect of such Regular Payment.

If any Regular Payment paid in respect of the Class V-A Notes during the term of the Policy is avoided as a preferential transfer or similar payment (a “Preference Payment”) under applicable bankruptcy, insolvency, receivership or similar law (“Insolvency Law”), the Credit Enhancer will pay such amount out of the funds of the Credit Enhancer on the later of (a) the date when due to be paid pursuant to the order referred to below or (b) the first to occur of (i) the fourth business day following receipt by the Credit Enhancer from the Securities Administrator of (A) a certified copy of the order, referred to in this prospectus supplement as the Order, of the court or other governmental body of competent jurisdiction to the effect that the holder of the Class V-A Note is required to return all or part of such payment because such payment was avoidable as a Preference Payment under applicable insolvency law, (B) a certificate of the holder of the Class V-A Note that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder of the Class V-A Note in such form as is reasonably required by the Credit Enhancer, and provided to the holder of the Class V-A Note by the Credit Enhancer, irrevocably assigning to the Credit Enhancer all rights and claims of the holder of the Class V-A Note relating to or arising under the Class V-A Notes against the trust or otherwise with respect to such Preference Payment, or (ii) the date of receipt by the Credit Enhancer from the Securities Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, the Credit Enhancer shall have received written notice from the Securities Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, and not the Securities Administrator or any holder of a Class V-A Note, as applicable, directly (unless a holder of a Class V-A Note has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Securities Administrator upon proof of such payment reasonably satisfactory to the Credit Enhancer).

At any time during the term of the Policy, the Credit Enhancer may appoint a fiscal agent (referred to in this prospectus supplement as the “Fiscal Agent”), for purposes of the Policy by written notice to the Indenture Trustee and the Securities Administrator at the notice addresses specified in the Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Securities Administrator, (i) copies of all notices and documents required to be delivered to the Credit Enhancer pursuant to the Policy shall be simultaneously delivered to the Fiscal Agent and the Credit Enhancer and shall not be deemed received until received by each, and (ii) all payments required to be made by the Credit Enhancer under the Policy may be made directly by the Credit Enhancer or by the Fiscal Agent on behalf of the Credit Enhancer. The Fiscal Agent is the agent of the Credit Enhancer only and the Fiscal Agent shall in no event be liable to any holder of a Class V-A Note for any acts of the Fiscal Agent or any failure of the Credit Enhancer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

The Policy does not protect investors against changes in market value of the Class V-A Notes, which market value may be impaired as a result of changes in prevailing interest rates, changes in applicable ratings or other causes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified by Article 76 of the New York Insurance Law, the Florida Insurance Guaranty Association created under part II of Chapter 631, Florida Statutes or similar funds or arrangements in any other state. The Credit Enhancer makes no representation regarding the Class V-A Notes or the advisability of investing in the Class V-A Notes.

As used in this section, the following terms shall have the following meanings:

“Receipt” and “Received” mean actual delivery to each of the Credit Enhancer and the Fiscal Agent, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Securities Administrator or a holder of a Class V-A Note is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and the Credit Enhancer or its Fiscal Agent shall promptly so advise the Securities Administrator or holder of a Class V-A Note, which may submit an amended notice.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, Columbia, Maryland or Paris, France or any other location in which the principal office of the trustee or the principal office of the Credit Enhancer or the Fiscal Agent in which it conducts the business provided hereunder is located.

“Regular Payments” means any and all regularly scheduled payments of interest and the final payment of principal on the Class V-A Notes required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which the Credit Enhancer has given its prior written consent. Regular Payments shall include (i) with respect to any Payment Date, the amount, if any, by which the amount available to be paid as interest to the Class V-A Notes, pursuant to the priority of payments set forth in the Indenture, is less than the Interest Collections available to pay current interest plus any interest remaining unpaid from a prior payment date payable to the Class V-A Notes, (ii) with respect to any Payment Date, the amount by which (x) the Note Principal Balance of the Class V-A Notes (after giving effect to any payment of principal of the Class V-A Notes to be made on such Payment Date) exceeds (y) the Invested Amount as of the end of the related Due Period and (iii) to the extent unpaid on the last scheduled Payment Date, after taking into account all payments to be made on such date, any remaining Note Principal Balance on the Class V-A Notes. Regular Payments shall not include, nor shall coverage be provided under the Policy in respect of: (1) payments which become due on an accelerated basis as a result of (a) a default by the Depositor or any other person, (b) an election by the depositor to make payment on an accelerated basis, (c) early or rapid amortization of the Class V-A Notes, (d) redemption for any reason other than exercise of the optional termination right under the Indenture, or (e) any other cause, unless the Credit Enhancer shall elect, in its sole discretion, to pay any amount due upon such acceleration together with any accrued interest to the date of acceleration; (2) any amounts due in respect of the Class V-A Notes attributable to any increase in interest rate, penalty or other sum payable by the trust fund (i) by reason of any default or event of default in respect of the Class V-A Notes, whether by the Depositor or any other person or (ii) by reason of any deterioration of the creditworthiness of any person; (3) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the holder of Class V-A Notes or (4) any amounts due in respect of the Class V-A Notes but unpaid as a result of any Prepayment Interest Shortfalls, any shortfalls resulting from the application of the Relief Act of Net WAC Shortfall Carryover Amounts.

The Credit Enhancer shall be subrogated to the rights of the holder of a Class V-A Note to receive payments of principal and interest to the extent of any payment by the Credit Enhancer under the Class V-A Insurance Policy.

The Policy sets forth in full the undertaking of the Credit Enhancer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class V-A Notes (except a contemporaneous or subsequent agreement or instrument given by the Credit Enhancer or to which the Credit Enhancer has given its written consent). The premiums paid to the Credit Enhancer are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class V-A Notes prior to maturity. The Policy may not be cancelled or revoked during its term, including for nonpayment of the premiums due to the Credit Enhancer.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the RMBS Servicer to be in the best interest of the Noteholders, the RMBS Servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the RMBS Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued note interest (as defined in the prospectus supplement) payable on the Offered Notes will not be affected by the servicing modification.

Reports to Noteholders

With each distribution to Noteholders of a particular class of Offered Notes, the Securities Administrator or other specified person will make available to each holder of record of the class of securities a statement with respect to the trust fund setting forth the information specifically described in the Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	with respect to the Class A Notes, the amount of payments, if any, to holders of such Notes provided by the Policy;

•	the amount of draws on the HELOCs;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to Noteholders will contain other information as is set forth in the Indenture, which may include prepayments, reimbursements to subservicers and the RMBS Master Servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be provided in paper format, upon request to the holder of record of the class of securities. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Noteholders”.

DESCRIPTION OF THE REMIC NOTES

General

Upon the occurrence of certain events as described in this prospectus supplement, the Issuing Entity will cause an exchange of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class II-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes offered under this prospectus supplement, which notes are sometimes referred to together in this prospectus supplement as the REMIC Notes and which are offered by this prospectus supplement. After the sale of REO property and other non-REMIC-eligible property, all of the remaining mortgage loans in the mortgage pool will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Underlying Interests, to be issued by the Underlying REMIC Trust. Upon transfer to the Issuing Entity, the Issuing Entity will make a REMIC election with respect to such REMIC Underlying Interests (the “REMIC Certificates”) and the Issuing Entity will issue REMIC Notes secured by those REMIC Certificates. The REMIC Notes will subsequently be transferred to holders of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-2, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes in exchange for their Offered Notes.

The REMIC Notes will be issued in book-entry form and in the same denominations and multiples as the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes for which they are being exchanged. See “Description of the Notes — Book-entry Notes” in this prospectus supplement.

Mandatory Exchange

If a TMP Trigger Event and the other preconditions to their issuance occur, then the REMIC Notes will be issued in exchange for the offered notes. Such exchange will be mandatory. Investors in the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class II-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes will become investors in the REMIC Notes. No fees, price adjustments or other consideration will be payable by the investors in connection with such exchange. Upon the occurrence of a TMP Trigger Event, the following conditions would have to be satisfied to permit the issuance of the REMIC Notes: American Home Mortgage Servicing, Inc. shall have purchased from the trust of all REO properties and other non-REMIC-eligible properties at their fair market value as described in this prospectus supplement.

Sale of REO Properties and Other Non-REMIC-Eligible Properties

With respect to each REO property and other non-REMIC-eligible property held by the Issuing Entity at the time of a TMP Trigger Event, the RMBS Servicer on behalf of the Issuing Entity will purchase such REO property and other non-REMIC-eligible property at fair market value. If such price would result in the allocation of any Realized Losses to any of the Offered Notes, the amount of any such Realized Losses shall be contributed by the party causing the TMP Trigger Event. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the RMBS Servicer and others, then the associated Realized Losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These Realized Losses, if any, on the mortgage loans will be allocated to excess spread and Overcollateralization and then to the Subordinate Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the offered notes. In addition, if the Issuing Entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties and other non-REMIC-eligible properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

Restrictions on Foreclosure

Under restrictions set forth in the RMBS Servicing Agreement, the RMBS Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing Entity with respect to any mortgage loans 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive monthly payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property, together with the adjusted bases all other ineligible assets owned by the related REMIC in the Underlying REMIC Trust (as defined under “Federal Income Tax Consequences—Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this prospectus supplement), to exceed 0.75% of the adjusted basis of the assets in the related REMIC in the Underlying REMIC Trust, the RMBS Servicer would not be permitted to acquire title to the mortgaged property on behalf of the related REMIC in the Underlying REMIC Trust. Instead, the RMBS Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or otherwise. In addition, if the RMBS Servicer determines that following a payment on any Payment Date the adjusted bases of such related REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, would exceed 1.0% of the adjusted bases of the assets of the related REMIC in the Underlying REMIC Trust, then prior to that distribution date, the Servicer will be required to dispose of enough of such REO properties, along with any other ineligible assets owned by the related REMIC in the Underlying REMIC Trust, such that the adjusted bases of such REO properties, together with the adjusted bases of any other ineligible assets owned by the related REMIC in the Underlying REMIC Trust, will not exceed 1.0% of the adjusted bases of the assets of the related REMIC in the Underlying REMIC Trust. The foregoing restrictions may influence the RMBS Servicer’s decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

Interest Rates and Payment Priorities of the REMIC Notes

If the REMIC Notes are issued, each class of REMIC Notes will have a pass-through rate for each Payment Date equal to the lesser of (i) the Note Interest Rate, calculated without regard to the Available Funds Rate, that would have been applicable for the related class of Offered Notes for such Payment Date had the REMIC Notes not been issued and (ii) the related Net WAC Rate.

The “Net WAC Rate” for any Payment Date and for the REMIC Notes relating to any loan group will be a per annum rate equal to the weighted average of the mortgage rates of the mortgage loans in such loan group as of the first day of the month preceding the month in which such Payment Date occurs minus the Servicing Fee Rate. If, with respect to any loan group, Subordinate Notes are then outstanding, then the Net WAC Rate for the related REMIC Notes may be lower than the Available Funds Rate that would have been applicable for related Offered Notes for the relevant Payment Date had the REMIC Notes not been issued. Accordingly, the REMIC Notes are more likely to have their interest rates limited, and limited by a lower cap, than the related Offered Notes in whose place they were issued. However, on any Payment Date, with respect to any loan group, to the extent of related interest funds remaining after payment of interest accrued for the related Interest Accrual Period at the related pass-through rate on the related REMIC Notes (the “Interest Payment Amount”), such REMIC Notes will be entitled to receive, first, any related Unpaid Interest Shortfall Amounts for such Payment Date and, second, any related Net WAC Rate Carryover Amounts for such Payment Date. Any such Unpaid Interest Shortfall Amounts or Net WAC Rate Carryover Amounts will have a higher payment priority than any interest payments to the related Subordinate Notes. Investors should note, though, that the ratings of the rating agencies do not address the likelihood of receipt by investors in the REMIC Notes of any Net WAC Rate Carryover Amounts, nor does the Policy for the Class V-A Notes cover payment of such amounts. With respect to any class of the REMIC Notes and any Payment Date, the “Unpaid Interest Shortfall Amount” is an amount equal to the sum of (i) the excess, if any, of (x) the Interest Payment Amount for such class for the immediately preceding Payment Date over (y) the portion of the Interest Payment Amount for such class for the immediately preceding Payment Date that was actually paid to such class on such immediately preceding Payment Date and (ii) interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate for such class. With respect to any class of the REMIC Notes and any Payment Date, the “Net WAC Rate Carryover Amount” is amount equal to the sum of (i) the excess, if any, of (x) the amount of the Interest Payment Amount that would have been payable on such class for such Payment Date if the applicable pass-through rate had been calculated without regard to the related Net WAC Rate over (y) the Interest Payment Amount for such class for such Payment Date and (ii) the portion, if any, of any Net WAC Rate Carryover Amount remaining unpaid to such class on the immediately preceding Payment Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate applicable for such class for such Interest Accrual Period calculated without regard to the Net WAC Rate. The principal payment and Realized Loss reimbursement payments and priorities for the REMIC Notes will not be different from such payments and priorities as they would have applied to the related Offered Notes had the REMIC Notes not been issued.

YIELD ON THE NOTES

General

The yield to maturity on and weighted average life of each class of Notes will be primarily affected by: (1) the rate, amount and timing of principal payments on the related mortgage loans or HELOCs, including prepayments, the allocation of principal payments on the mortgage loans or HELOCs among the related classes of Notes, (2) Realized Losses and interest shortfalls on the related mortgage loans to the extent allocated to the related Notes, (3) the Note Interest Rate on such class of Notes and (4) the purchase price paid for such class of Notes.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Class I-A Notes and Class I-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group I. The rate of principal payments on each class of Class II-A-1 Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group II-1. The rate of principal payments on each class of Class II-A-2 Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group II-2. The rate of principal payments on each such class of Class II-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group II-1 and Loan Group II-2. The rate of principal payments on each class of Class III-A Notes and Class III-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group III. The rate of principal payments on each class of Class IV-A Notes and Class IV-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group IV. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate, amount and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time, subject in some cases to the payment of a prepayment charge. All of the mortgage loans contain due-on-sale clauses.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Notes that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Securities. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Negative amortization may increase the risk of default. The outstanding principal balance of a Group I Loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this prospectus supplement. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans.

Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Notes from the mortgage loans during their interest only period except in the case of a prepayment.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The HELOCs

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Class V-A Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See “Risk Factors” in this prospectus supplement. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to investors or the Policy, Holders of the Class V-A Notes will bear all risk of such losses resulting from default by Mortgagors. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Class V-A Notes may be affected by certain refinancing programs, which may include general or targeted solicitations. Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Certificates. See “Description of the Securities” in the accompanying prospectus.

Although all of the loan rates on the HELOCs are subject to adjustment, the loan rates on the HELOCs adjust based on the Prime Rate, while the Class V-A Notes adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class V-A Notes. Any Basis Risk Shortfall Carryforward Amount allocated to the Class V-A Notes will not be covered by the Policy issued by the Credit Enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related Basis Risk Shortfall Carryforward Amount may remain unpaid on the final payment date for the Class V-A Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first lien mortgage loans. See “Risk Factors” in this prospectus supplement.

Allocation of Principal Payments

The yields to maturity of the Notes will be affected by the allocation of principal payments among the Notes. The Notes are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Notes with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes.

Group I Notes

Investors in the Class I-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class I-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class I-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group I will be allocated to the Class I-A Notes. Unless the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero, the Class I-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class I-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class I-M Notes, the subordination afforded the Class I-A Notes by the Class I-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class I-M Notes will be extended.

Class II-A Notes and Class II-M Notes

Investors in the Class II-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class II-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class II-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group II will be allocated to the Class II-A Notes. Unless the aggregate Note Principal Balance of the Class II-A Notes has been reduced to zero, the Class II-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class II-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class II-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class II-M Notes, the subordination afforded the Class II-A Notes by the Class II-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class II-M Notes will be extended.

Class III-A Notes and Class III-M Notes

Investors in the Class III-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class III-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class III-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group III will be allocated to the Class III-A Notes. Unless the aggregate Note Principal Balance of the Class III-A Notes has been reduced to zero, the Class III-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class III-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class III-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class III-M Notes, the subordination afforded the Class III-A Notes by the Class III-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class III-M Notes will be extended.

Class IV-A Notes and Class IV-M Notes

Investors in the Class IV-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class IV-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class IV-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group IV will be allocated to the Class IV-A Notes. Unless the aggregate Note Principal Balance of the Class IV-A Notes has been reduced to zero, the Class IV-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class IV-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class IV-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class IV-M Notes, the subordination afforded the Class IV-A Notes by the Class IV-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class IV-M Notes will be extended.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the RMBS Servicer and HELOC Servicer to collect full amounts of interest on the mortgage loan or HELOCs, as applicable. See “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the RMBS Servicer, but only to the extent that such amount does not exceed the aggregate of the RMBS Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls on the mortgage loans required to be funded but not funded by the RMBS Servicer are required to be paid by the RMBS Master Servicer, but only to the extent that such amount does not exceed the RMBS Master Servicer’s investment income for the applicable Payment Date. None of the HELOC Servicer or the HELOC Back-Up Servicer will be required to pay interest shortfalls on the HELOCs as a result of Principal Prepayment in full or a partial Principal Prepayment. None of the HELOC Servicer, HELOC Back-Up Servicer or RMBS Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “The Servicing Agreements—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans or the HELOCs, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Notes. Any resulting shortfalls will be allocated among the Notes as provided in this prospectus supplement under “Description of the Notes — Interest Payments on the Notes.” In addition, any resulting shortfalls will be allocated among the REMIC Notes to the extent of the REMIC Certificates as provided in this prospectus supplement under “Description of the REMIC Notes—Payments on the REMIC Certificates and REMIC Notes”.

The yields to maturity and the aggregate amount of distributions on the Notes will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans or HELOCs and the allocation of Realized Losses to the related Notes could significantly affect the yield to an investor in such Notes. In addition, Realized Losses on the mortgage loans or HELOCs may affect the market value of the related Notes, even if these losses are not allocated to these Notes. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Note Interest Rates

The effective yield to holders of the Fixed Rate Notes will be less than the yields otherwise produced by its Note Interest Rate and purchase price because interest will not be distributed to these Noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Net Monthly Excess Cashflow or remaining related Available Funds, as applicable, may be used, subject to the priorities described in this prospectus supplement, to cover Basis Risk Shortfall Carryforward Amounts. However, there can be no assurance that available Net Monthly Excess Cashflow or remaining related Available Funds will be sufficient to cover these shortfalls, particularly because in a situation where the Note Interest Rate on a class of Notes is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. The Cap Contracts will be entered into by the Trust and will provide amounts which will be paid primarily to the Class II-A-1, Class II-M and Class III-A-1 Notes, respectively, so that such Notes receive interest at One-Month LIBOR plus the related Note Margin, regardless of the level of the related Available Funds Rate.

The Note Interest Rate on the Class II-A-2 Notes, prior to the Note Rate Change Date, and on the Fixed Rate Notes is a fixed interest rate subject to the related Available Funds Rate, or Net Rate Cap in the case of the REMIC Notes. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related Available Funds Rate or Net Rate Cap, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A-2 Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate, and (iii) the related Available Funds Rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR and the related mortgage indices rise during the same period, the six-month LIBOR may rise much more rapidly than the related mortgage indices. To the extent that the Note Interest Rate on these notes is limited to the related Available Funds Rate, basis risk shortfalls may occur. See “Description of the Notes — Interest Payments on the Class II-A Notes and Class II-M Notes” in this prospectus supplement.

The Note Interest Rate with respect to the Class V-A Notes adjusts each month based on one-month LIBOR plus the related Note Margin, limited by the Maximum Rate and the related Available Funds Rate. However, the loan rates on the HELOCs adjust based on the Prime Rate. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. An increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class V-A Notes. The Available Funds Rate on the Class V-A Notes is calculated by reference to the weighted average of the net mortgage loan rates of the HELOCs. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower Note Interest Rate on the Class V-A Notes. If the interest on the Class V-A Notes is limited by the related Available Funds Rate, the difference between (a) the lesser of (i) the rate of One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate and (b) the Available Funds Rate, will create Net WAC Shortfalls. See “Description of the Notes— Interest Payments on the Notes” in this prospectus supplement.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this prospectus supplement, to cover Basis Risk Shortfall Carryforward Amounts and Net WAC Shortfall Carryforward Amounts. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Note Interest Rate on a class of Certificates is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. With respect to the Class II-A-1, Class II-M and Class III-A-1 Notes, the related Cap Contracts will primarily cover Basis Risk Shortfalls. However, there can be no assurance that available amounts from the related Cap Contract will be sufficient to cover these shortfalls.

The yields to maturity on the Notes will be affected by their Note Interest Rate. The interest rates on the Notes (other than the Class III-A-1 Notes so long as no related Cap Contract Provider Termination Event is in effect) will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these interest rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Notes will depend on the price paid by the holders of the Notes. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Note is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Note is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Payment Date

The final scheduled Payment Date for each class of Group I Notes is the Payment Date in June 25, 2046. The final scheduled Payment Date for each class of Group II Notes is the Payment Date in May 25, 2036. The final scheduled Payment Date for each class of Group III Notes is the Payment Date in June 25, 2036 .The final scheduled Payment Date for each class of Group IV Notes is the Payment Date in February 25, 2036. The final scheduled Payment Date for each class of Group V Notes is the Payment Date in May 25, 2031. The final scheduled Payment Date in each case is the Payment Date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date.

The Trust with respect to the Class V-A Notes shall terminate upon notice to the Indenture Trustee and the Securities Administrator of the later of (A) payment in full of all amounts owing on the Class V-A Notes and to the Credit Enhancer unless the Credit Enhancer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC remaining in the Trust; (ii) the optional purchase by the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates, or by the Credit Enhancer as described below and (iii) the Payment Date in May 2031.

Removal of HELOCs

Upon notice to the Credit Enhancer and subject to the conditions of the related Indenture and HELOC Servicing Agreement, on any payment date, the Seller may, but shall not be obligated to, remove from the trust a portion of the HELOCs without notice to the Class V-A Noteholders. The Seller will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the HELOC Servicing Agreement, including:

•
the Seller representing and warranting that no selection procedures which are adverse to the interests of the Class V-A Noteholders or the Credit Enhancer were used by the Seller in selecting the HELOCs to be removed; and

•	no Rapid Amortization Event has occurred or will occur as a result of the removal.

Upon any such removal, the Transferor Interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

Such removal may have the effect of reducing principal collections available to the Class V-A Notes, thereby extending the expected maturity of the Class V-A Notes.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a Note until each dollar of principal of the Note will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note Principal Balance of such Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Note Principal Balance of such Note referred to in clause (a). The weighted average life of the Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement for the Group I Loans and Group II Loans assumes a constant rate of prepayment each month, or CPR relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

With respect to the Group I Loans and Group II Loans, the Notes were structured assuming, among other things, a 25% CPR. With respect to the Group III Loans, the Notes were structured assuming, among other things, a 8% CPR ramping to a 24% CPR in twelve months, and remaining at 24% CPR thereafter (100% of the prepayment Assumption “100% PPC”). With respect to the Group IV Loans, the Notes were structured assuming, among other things, a 35% CPR. With respect to the Group V HELOCS, the Notes were structured assuming, among other things, a 50% CPR. The prepayment assumption to be used for pricing purposes for the respective classes of Notes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial Note Principal Balance of each class of Notes that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average life of each class of Notes. The tables are based on the following modeling assumptions (the “Structuring Assumptions”):

(1) Swap payments are made to the Class IV-A Notes and Class IV-M Notes in accordance with the description set forth under “Description of the Notes,”

(2)	the mortgage pool consists of the mortgage loans with the assumed characteristics set forth in the table below,
(3)	the mortgage loans prepay at the specified percentages of the CPR or the Prepayment Assumption, as applicable,

(4)	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

(5)
scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in July 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(6)
there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in June 2006,

(7)
scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after any interest-only periods),

(8)	95% of the prepayment charges with respect to the Group I Loans are collected in an amount equal to six months interest on 80% of the amount prepaid,

(9)	there are no Events of Default or delinquencies on the Group V

(10)
(a) with respect to the Group I Loans, the levels of One-Month LIBOR and One-Year MTA remain constant at 5.346% and 4.282%, respectively, (b) with respect to the Group II-1 Loans and Group II-2 Loans, the levels of One-Month LIBOR, Six-Month LIBOR Index, One-Year CMT and One-Year LIBOR Index remain constant at 5.346%, 5.640%, 5.285% and 5.766%, respectively, and (c) with respect to the Group III, Group VI and Group V Loans, the levels of Prime remain constant at 8.000%,

(11)
the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (7) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(12)	payments in respect of the Notes are received in cash on the 25th day of each month, commencing in July 2006,

(13)	the Notes are purchased on June 30, 2006,

(14)	no investment income is received,

(15)	the RMBS Servicing Fee remains constant, and

(16)
the holder of the Trust Certificate does not exercise its option to purchase the Notes described under the caption “The Indenture—Optional Termination” except where indicated. The optional termination date with respect to the Notes related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V is the optional termination date where this loan group may first be terminated by itself.

(1)

1 Total net loans and advances include balances relating to both bank and customer accounts.
2 Total deposits include deposits from bank and customer accounts.

Loan Grp	ID#	Gross Coupon	Servicing Fee	Cut Off Date Balance	Original Balance	Original Amort. - LESS IO TERM	Original Balloon Term	Age	Monthly P&I	ARM Index	Gross Margin	Mos to Next Rate Reset	Rate Reset Frequency	Mos to Next Pmt Reset
1	1	7.2343224765	0.3750000000	712,300.00	712,300.00	240	360	3	NA	MTA_1YR	3.0913224765	1	1	1
1	2	8.0091608717	0.3750000000	169,371.99	169,372.00	240	360	2	NA	MTA_1YR	3.8661608717	1	1	1
1	3	7.0237238684	0.2653863603	7,068,963.87	7,072,125.00	240	360	2	NA	MTA_1YR	2.8807238684	1	1	1
1	4	2.1864907988	0.6694490532	1,640,999.66	1,647,555.00	360	360	2	6,276.06	MTA_1YR	3.0758599169	1	1	11
1	5	1.7500000000	0.7100000000	522,489.78	524,000.00	480	480	2	1,518.73	MTA_1YR	2.9500000000	1	1	11
1	6	5.1691976753	0.3750000000	977,703.90	980,500.00	360	360	2	5,365.94	MTA_1YR	3.1691976753	10	1	11
1	7	5.0460824460	0.5455259318	4,697,953.84	4,704,212.00	480	480	2	22,829.42	MTA_1YR	3.1870032124	10	1	11
1	8	4.9500000000	0.7100000000	566,482.27	568,000.00	480	480	4	2,720.09	MTA_1YR	3.0500000000	8	1	9
1	9	6.9965546285	0.5372092848	38,137,657.41	38,033,329.00	360	360	2	128,922.80	MTA_1YR	2.8535546285	1	1	17
1	10	7.1513054321	0.5989660523	35,815,112.20	35,612,380.00	480	480	2	96,264.11	MTA_1YR	2.9957441258	1	1	18
1	11	4.9500000000	0.7100000000	458,604.48	460,000.00	360	360	2	2,455.34	MTA_1YR	2.9000000000	10	1	11
1	12	4.9500000000	0.8350000000	233,182.10	233,500.00	480	480	2	1,118.21	MTA_1YR	3.1500000000	10	1	11
1	13	5.5000000000	0.3750000000	221,313.33	221,800.00	360	360	2	1,259.36	MTA_1YR	3.0000000000	4	1	11
1	14	7.2073828769	0.4755261304	23,776,296.67	23,672,220.00	360	360	3	81,829.61	MTA_1YR	3.0643828769	1	1	17
1	15	7.2042577147	0.5826921477	18,057,495.86	17,957,470.00	480	480	3	49,113.10	MTA_1YR	3.0612577147	1	1	22
1	16	1.8338626628	0.5013717779	1,981,940.02	1,994,150.00	360	360	2	7,207.04	MTA_1YR	3.7491674198	1	1	11
1	17	5.3500000000	0.8350000000	194,766.37	195,000.00	480	480	2	985.93	MTA_1YR	4.1500000000	10	1	11
1	18	7.5493160307	0.5491715670	49,526,768.92	49,316,162.00	360	360	2	166,204.17	MTA_1YR	3.4063160307	1	1	21
1	19	7.7086655868	0.6028238510	50,408,028.36	50,081,201.00	480	480	2	136,679.96	MTA_1YR	3.5750592652	1	1	20
1	20	8.8330000000	0.3750000000	183,425.14	182,500.00	480	480	2	852.99	MTA_1YR	4.6900000000	1	1	59
1	21	1.7789468070	0.4103878174	7,206,650.76	7,239,000.00	360	360	2	25,964.86	MTA_1YR	2.7289468070	1	1	11
1	22	1.9354422230	0.5699794041	6,791,778.49	6,811,150.00	480	480	2	20,404.51	MTA_1YR	2.9675504974	1	1	11
1	23	5.2356274156	0.4929604511	2,522,881.74	2,530,738.00	360	360	2	13,960.55	MTA_1YR	3.0175762919	10	1	11
1	24	4.9943279189	0.6366672939	6,890,322.11	6,899,400.00	480	480	2	33,244.75	MTA_1YR	2.9640699552	10	1	11
1	25	4.4500000000	0.2500000000	479,719.27	481,000.00	360	360	2	2,422.89	MTA_1YR	2.7500000000	4	1	11
1	26	5.1172228188	0.5661604554	5,052,501.11	5,059,000.00	480	480	2	24,815.59	MTA_1YR	3.4460301825	4	1	11
1	27	4.9500000000	0.2500000000	616,973.86	620,000.00	360	360	4	3,309.37	MTA_1YR	2.8500000000	8	1	9
1	28	7.0177016502	0.5455475999	45,428,363.80	45,333,472.00	360	360	2	154,890.55	MTA_1YR	2.8744190119	1	1	14
1	29	7.0686957727	0.5423046684	35,909,538.95	35,734,353.00	480	480	3	100,807.78	MTA_1YR	2.9242468755	1	1	19
2-1	1	7.6250000000	0.2500000000	106,240.69	107,811.00	360	360	19	NA	LIBOR_1YR	5.2500000000	5	12	5
2-1	2	6.3750000000	0.2500000000	119,349.99	119,350.00	300	360	10	NA	LIBOR_6MO	5.0000000000	26	6	26
2-1	3	6.1250000000	0.2500000000	140,216.74	143,500.00	360	360	21	NA	CMT_1YR	2.2500000000	43	12	43
2-1	4	6.0000000000	0.2500000000	180,000.00	180,000.00	240	360	9	NA	LIBOR_1YR	2.5000000000	111	12	111
2-1	5	6.5000000000	0.2500000000	191,199.54	191,200.00	240	360	8	NA	LIBOR_6MO	5.0000000000	16	6	16
2-1	6	6.2500000000	0.2500000000	207,911.63	208,710.00	360	360	4	NA	CMT_1YR	2.2500000000	116	12	116
2-1	7	7.8530616775	0.2500000000	380,690.00	380,700.00	360	360	32	NA	LIBOR_6MO	2.2830616775	4	6	4
2-1	8	5.6250000000	0.2500000000	413,649.36	415,950.00	360	360	4	NA	LIBOR_1YR	2.5000000000	116	12	116
2-1	9	6.1250000000	0.2500000000	526,000.00	526,000.00	300	360	10	NA	LIBOR_1YR	2.2500000000	2	12	2
2-1	10	4.6374960538	0.2500000000	684,354.35	692,000.00	360	360	7	NA	LIBOR_1YR	2.5000000000	15	12	15
2-1	11	5.7500000000	0.2500000000	797,630.00	797,630.00	324	360	13	NA	LIBOR_1YR	2.2500000000	23	12	23
2-1	12	6.6250000000	0.2500000000	1,010,566.40	1,010,584.00	240	360	4	NA	LIBOR_6MO	2.2500000000	25	6	25
2-1	13	7.4060131829	0.2500000000	941,900.21	1,096,000.00	360	360	35	NA	LIBOR_6MO	1.8360131829	3	6	3
2-1	14	6.0000000000	0.2500000000	980,000.00	980,000.00	240	360	4	NA	LIBOR_1YR	2.2500000000	116	12	116
2-1	15	5.2138736320	0.2500000000	1,219,850.00	1,219,850.00	324	360	12	NA	LIBOR_1YR	2.3414456695	24	12	24
2-1	17	7.0259369370	0.2500000000	1,603,468.73	1,603,500.00	240	360	4	NA	LIBOR_6MO	2.8416324059	27	6	27
2-1	18	7.5649056324	0.2500000000	3,254,746.79	3,589,890.00	240	360	23	NA	LIBOR_1MO	2.4837208688	1	1	1
2-1	19	5.8838508955	0.2500000000	4,910,301.04	4,918,574.00	240	360	7	NA	LIBOR_1YR	2.2500000000	11	12	11
2-1	20	7.3910825331	0.2500000000	4,655,051.90	5,116,950.00	240	360	36	NA	LIBOR_1MO	2.2660825331	1	1	1
2-1	21	4.9889554077	0.2500000000	6,512,196.03	6,573,000.00	360	360	7	NA	CMT_1YR	2.2500000000	16	12	16
2-1	22	7.0940107545	0.2500000000	8,601,528.84	9,909,200.00	240	360	38	NA	LIBOR_6MO	2.2207733710	3	6	3
2-1	23	7.3434432914	0.2500000000	9,705,004.57	10,431,268.00	240	360	36	NA	LIBOR_6MO	2.3528917370	4	6	4
2-1	24	5.5819425565	0.2500000000	15,808,128.23	15,808,510.00	240	360	7	NA	LIBOR_1YR	2.3198166148	6	12	6
2-1	34	6.2500000000	0.2500000000	1,489,880.17	1,500,000.00	360	360	7	NA	LIBOR_1YR	2.5000000000	29	12	29
2-2	16	7.5000000000	0.2500000000	1,500,000.00	1,500,000.00	240	360	3	NA	LIBOR_6MO	2.2500000000	57	6	57
2-2	25	7.5000000000	0.2500000000	50,248.89	50,400.00	360	360	4	NA	LIBOR_6MO	2.2500000000	56	6	56
2-2	26	7.8750000000	0.2500000000	52,054.87	52,200.00	360	360	4	NA	LIBOR_6MO	5.0000000000	56	6	56
2-2	27	7.5000000000	0.2500000000	91,200.00	91,200.00	240	360	3	NA	LIBOR_6MO	5.0000000000	57	6	57
2-2	28	7.5000000000	0.2500000000	551,246.00	551,250.00	240	360	4	NA	LIBOR_6MO	2.2500000000	56	6	56
2-2	29	7.2661928783	0.2500000000	914,892.86	914,924.00	240	360	4	NA	LIBOR_6MO	4.6402037721	56	6	56
2-2	30	7.3423295455	0.2500000000	1,056,000.00	1,056,000.00	240	360	3	NA	LIBOR_6MO	2.2500000000	57	6	57
2-2	31	6.9037730987	0.2500000000	1,358,300.00	1,358,300.00	240	360	2	NA	LIBOR_6MO	2.2500000000	58	6	58
2-2	32	5.2228195543	0.2500000000	1,449,497.20	1,465,075.00	360	360	9	NA	LIBOR_1YR	2.2500000000	51	12	51
2-2	33	5.5492517080	0.2500000000	1,435,128.91	1,467,050.00	360	360	8	NA	LIBOR_1YR	2.4347555736	52	12	52
2-2	35	6.5774754926	0.2500000000	1,774,409.16	1,775,451.00	300	360	8	NA	LIBOR_6MO	3.5296519335	52	6	52
2-2	36	7.0327323189	0.2500000000	2,035,665.39	2,035,665.40	240	360	3	NA	LIBOR_6MO	3.0270437655	57	6	57
2-2	37	7.7821770119	0.2500000000	2,258,599.99	2,258,600.00	240	360	4	NA	LIBOR_6MO	5.0000000000	56	6	56
2-2	38	5.6075483513	0.2500000000	3,391,312.75	3,391,436.00	300	360	8	NA	LIBOR_1YR	2.3776983102	52	12	52
2-2	39	7.8713536136	0.2500000000	4,191,722.87	4,194,000.00	360	360	4	NA	LIBOR_6MO	2.2500000000	56	6	56
2-2	40	5.7723051848	0.2500000000	5,168,420.58	5,168,720.00	300	360	8	NA	LIBOR_1YR	2.2500000000	52	12	52
2-2	41	7.3985255883	0.2500000000	6,648,670.02	6,662,003.82	360	360	4	NA	LIBOR_6MO	3.2352021649	56	6	56
2-2	42	7.5001570627	0.2500000000	7,575,479.08	7,575,486.00	240	360	4	NA	LIBOR_6MO	2.5258901421	56	6	56
2-2	43	7.4043271529	0.2500000000	28,857,297.71	29,137,864.00	240	360	3	NA	LIBOR_6MO	2.8597831338	57	6	57
3	1	5.3253857115	0.2500000000	149,387.56	161,000.00	120	120	11	NA	NA	NA	NA	NA	NA
3	11	6.1660031083	0.2500000000	1,264,766.98	1,266,050.00	180	360	5	NA	NA	NA	NA	NA	NA
3	5	5.6966365072	0.2500000000	1,819,708.12	1,857,900.00	240	240	8	NA	NA	NA	NA	NA	NA
3	12	6.9700397798	0.2500000000	2,787,626.37	2,788,800.00	300	360	9	NA	NA	NA	NA	NA	NA
3	2	6.0594146670	0.2500000000	3,271,140.02	3,399,184.00	180	180	9	NA	NA	NA	NA	NA	NA
3	6	7.5207383521	0.2500000000	68,070,227.77	68,075,357.00	240	360	3	NA	NA	NA	NA	NA	NA
3	14	6.7723068577	0.2500000000	81,054,265.87	81,689,134.26	360	360	7	NA	NA	NA	NA	NA	NA
3	7	8.2695949919	0.2500000000	1,020,350.00	1,020,350.00	240	360	3	NA	NA	NA	NA	NA	NA
3	15	8.2326312757	0.2500000000	2,758,878.28	2,763,340.00	360	360	2	NA	NA	NA	NA	NA	NA
3	16	6.9095771544	0.2500000000	1,954,047.22	1,963,096.50	360	360	6	NA	NA	NA	NA	NA	NA
3	8	7.8614046277	0.2500000000	4,689,026.07	4,689,066.00	240	360	2	NA	NA	NA	NA	NA	NA
3	13	7.5843283618	0.2500000000	234,499.99	234,500.00	300	360	8	NA	NA	NA	NA	NA	NA
3	3	5.7637988250	0.2500000000	430,839.13	443,805.00	180	180	8	NA	NA	NA	NA	NA	NA
3	9	7.5357503024	0.2500000000	5,612,498.08	5,613,557.00	240	360	3	NA	NA	NA	NA	NA	NA
3	17	7.2369975048	0.2500000000	6,209,700.73	6,228,532.00	360	360	4	NA	NA	NA	NA	NA	NA
3	4	6.6295756971	0.2500000000	253,208.14	255,200.00	180	180	2	NA	NA	NA	NA	NA	NA
3	18	7.3738690781	0.2500000000	625,859.97	628,750.00	360	360	5	NA	NA	NA	NA	NA	NA
3	10	6.8294265605	0.2500000000	1,592,400.93	1,592,440.00	240	360	4	NA	NA	NA	NA	NA	NA
4	2	12.0000000000	0.5000000000	81,827.89	81,980.00	360	180	6	NA	NA	NA	NA	NA	NA
4	4	11.7649653998	0.5000000000	129,143.81	132,520.00	120	120	6	NA	NA	NA	NA	NA	NA
4	3	11.2205726158	0.5000000000	319,434.44	320,150.00	360	180	6	NA	NA	NA	NA	NA	NA
4	5	10.1830501404	0.5000000000	1,382,923.68	1,407,509.00	180	180	6	NA	NA	NA	NA	NA	NA
4	6	11.4549975495	0.5000000000	1,522,209.47	1,533,374.00	240	240	6	NA	NA	NA	NA	NA	NA
4	1	11.0337967257	0.5000000000	238,980,684.61	240,767,667.30	360	180	6	NA	NA	NA	NA	NA	NA

Loan Grp	ID#	Pmt Reset Frequency	Life Cap	Initial Periodic Cap	Periodic Cap	Life Floor	Max Negam(%)	Payment Cap(%)	Recast (mos)	Prepayment Charge Term	Original IO period	Servicing Fee Increase at First Reset
1	1	1	10.2194651130	NA	NA	3.0913224765	NA	NA	NA	12	120	NA
1	2	1	9.9500000000	NA	NA	3.8661608717	NA	NA	NA	36	120	NA
1	3	1	9.9798876899	NA	NA	2.8807238684	NA	NA	NA	NA	120	NA
1	4	12	10.0452343561	NA	NA	3.0758599169	123	7.5	60	12	NA	NA
1	5	12	9.9500000000	NA	NA	2.9500000000	125	7.5	60	12	NA	NA
1	6	12	10.1130739654	NA	NA	3.1691976753	125	7.5	60	12	NA	NA
1	7	12	10.0120675141	NA	NA	3.1870032124	125	7.5	60	12	NA	NA
1	8	12	9.9500000000	NA	NA	3.0500000000	125	7.5	60	12	NA	NA
1	9	12	10.0819569772	NA	NA	2.8535546285	122	7.5	60	12	NA	NA
1	10	12	10.0853529501	NA	NA	2.9957441258	122	7.5	60	12	NA	NA
1	11	12	9.9500000000	NA	NA	2.9000000000	125	7.5	60	24	NA	NA
1	12	12	9.9500000000	NA	NA	3.1500000000	125	7.5	60	24	NA	NA
1	13	12	9.9500000000	NA	NA	3.0000000000	125	7.5	60	24	NA	NA
1	14	12	10.0358541572	NA	NA	3.0643828769	123	7.5	60	24	NA	NA
1	15	12	10.0807201826	NA	NA	3.0612577147	121	7.5	60	24	NA	NA
1	16	12	9.9500000000	NA	NA	3.7491674198	125	7.5	60	36	NA	NA
1	17	12	10.3500000000	NA	NA	4.1500000000	125	7.5	60	36	NA	NA
1	18	12	10.0095491022	NA	NA	3.4063160307	121	7.5	60	36	NA	NA
1	19	12	10.0607463251	NA	NA	3.5750592652	122	7.5	60	36	NA	NA
1	20	12	10.5500000000	NA	NA	4.6900000000	110	7.5	60	6	NA	NA
1	21	12	9.9645397688	NA	NA	2.7289468070	125	7.5	60	NA	NA	NA
1	22	12	10.0371929373	NA	NA	2.9675504974	125	7.5	60	NA	NA	NA
1	23	12	10.1337058585	NA	NA	3.0175762919	125	7.5	60	NA	NA	NA
1	24	12	9.9943279189	NA	NA	2.9640699552	125	7.5	60	NA	NA	NA
1	25	12	9.9500000000	NA	NA	2.7500000000	125	7.5	60	NA	NA	NA
1	26	12	9.9944953976	NA	NA	3.4460301825	124	7.5	60	NA	NA	NA
1	27	12	9.9500000000	NA	NA	2.8500000000	110	7.5	60	NA	NA	NA
1	28	12	10.0653894458	NA	NA	2.8744190119	122	7.5	60	NA	NA	NA
1	29	12	10.1539139403	NA	NA	2.9242468755	120	7.5	60	NA	NA	NA
2-1	1	12	13.6250000000	2.0000000000	2.0000000000	5.2500000000	NA	NA	NA	24	NA	0.125
2-1	2	6	11.3750000000	3.0000000000	1.0000000000	5.0000000000	NA	NA	NA	NA	60	0.125
2-1	3	12	11.1250000000	1.0000000000	1.0000000000	2.2500000000	NA	NA	NA	NA	NA	0.125
2-1	4	12	11.0000000000	5.0000000000	2.0000000000	2.5000000000	NA	NA	NA	NA	120	0.125
2-1	5	6	11.5000000000	3.0000000000	1.0000000000	5.0000000000	NA	NA	NA	24	120	0.125
2-1	6	12	11.2500000000	5.0000000000	5.0000000000	2.2500000000	NA	NA	NA	NA	NA	0.125
2-1	7	6	12.0000000000	3.0000000000	1.0000000000	2.2830616775	NA	NA	NA	NA	NA	0.125
2-1	8	12	10.6250000000	5.0000000000	2.0000000000	2.5000000000	NA	NA	NA	NA	NA	0.125
2-1	9	12	12.1250000000	2.0000000000	2.0000000000	2.2500000000	NA	NA	NA	NA	60	NA
2-1	10	12	10.6374960538	2.0000000000	2.0000000000	2.5000000000	NA	NA	NA	NA	NA	0.125
2-1	11	12	11.7500000000	2.0000000000	2.0000000000	2.2500000000	NA	NA	NA	NA	36	NA
2-1	12	6	11.6250000000	3.0000000000	1.0000000000	2.2500000000	NA	NA	NA	NA	120	NA
2-1	13	6	12.0000000000	3.0000000000	1.0000000000	1.8360131829	NA	NA	NA	NA	NA	NA
2-1	14	12	11.0000000000	5.0000000000	2.0000000000	2.2500000000	NA	NA	NA	NA	120	NA
2-1	15	12	11.2138736320	2.0000000000	2.0000000000	2.3414456695	NA	NA	NA	NA	36	0.125
2-1	17	6	12.0259369370	3.0000000000	1.0000000000	2.8416324059	NA	NA	NA	NA	120	0.125
2-1	18	1	12.0000000000	N/A	N/A	2.4837208688	NA	NA	NA	NA	120	0.125
2-1	19	12	11.7282518652	2.0000000000	2.0000000000	2.2500000000	NA	NA	NA	NA	120	0.125
2-1	20	1	12.0000000000	N/A	N/A	2.2660825331	NA	NA	NA	NA	120	NA
2-1	21	12	9.9466151657	1.0000000000	1.0000000000	2.2500000000	NA	NA	NA	NA	NA	0.125
2-1	22	6	12.0000000000	N/A	N/A	2.2207733710	NA	NA	NA	NA	120	NA
2-1	23	6	12.0000000000	N/A	N/A	2.3528917370	NA	NA	NA	NA	120	0.125
2-1	24	12	11.3275144312	2.0000000000	2.0000000000	2.3198166148	NA	NA	NA	NA	120	NA
2-1	34	12	12.2500000000	2.0000000000	2.0000000000	2.5000000000	NA	NA	NA	NA	NA	NA
2-2	16	6	12.5000000000	5.0000000000	1.0000000000	2.2500000000	NA	NA	NA	6	120	NA
2-2	25	6	12.5000000000	5.0000000000	1.0000000000	2.2500000000	NA	NA	NA	60	NA	0.125
2-2	26	6	12.8750000000	5.0000000000	1.0000000000	5.0000000000	NA	NA	NA	24	NA	0.125
2-2	27	6	12.5000000000	5.0000000000	1.0000000000	5.0000000000	NA	NA	NA	60	120	0.125
2-2	28	6	12.5000000000	5.0000000000	1.0000000000	2.2500000000	NA	NA	NA	12	120	NA
2-2	29	6	12.2661928783	5.0000000000	1.0000000000	4.6402037721	NA	NA	NA	12	120	0.125
2-2	30	6	12.3423295455	5.0000000000	1.0000000000	2.2500000000	NA	NA	NA	36	120	NA
2-2	31	6	11.9037730987	5.0000000000	1.0000000000	2.2500000000	NA	NA	NA	36	120	0.125
2-2	32	12	10.2228195543	5.0000000000	2.0000000000	2.2500000000	NA	NA	NA	NA	NA	NA
2-2	33	12	10.5492517080	5.0000000000	2.0000000000	2.4347555736	NA	NA	NA	NA	NA	0.125
2-2	35	6	11.7977747386	4.5594015080	1.0000000000	3.5296519335	NA	NA	NA	NA	60	0.125
2-2	36	6	12.0327323189	5.0000000000	1.0000000000	3.0270437655	NA	NA	NA	24	120	0.125
2-2	37	6	12.7821770119	5.0000000000	1.0000000000	5.0000000000	NA	NA	NA	24	120	NA
2-2	38	12	10.6075483513	5.0000000000	2.0000000000	2.3776983102	NA	NA	NA	NA	60	0.125
2-2	39	6	12.8713536136	5.0000000000	5.0000000000	2.2500000000	NA	NA	NA	NA	NA	NA
2-2	40	12	10.7723051848	5.0000000000	2.0000000000	2.2500000000	NA	NA	NA	NA	60	NA
2-2	41	6	12.3985255883	5.0000000000	2.2929666556	3.1942826281	NA	NA	NA	NA	NA	0.125
2-2	42	6	12.5001570627	5.0000000000	1.0000000000	2.5258901421	NA	NA	NA	NA	120	NA
2-2	43	6	12.4043271529	5.0000000000	1.0982761459	2.8597831338	NA	NA	NA	NA	120	0.125
3	1	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
3	11	NA	NA	NA	NA	NA	NA	NA	NA	NA	180	NA
3	5	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
3	12	NA	NA	NA	NA	NA	NA	NA	NA	NA	60	NA
3	2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
3	6	NA	NA	NA	NA	NA	NA	NA	NA	NA	120	NA
3	14	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
3	7	NA	NA	NA	NA	NA	NA	NA	NA	12	120	NA
3	15	NA	NA	NA	NA	NA	NA	NA	NA	12	NA	NA
3	16	NA	NA	NA	NA	NA	NA	NA	NA	24	NA	NA
3	8	NA	NA	NA	NA	NA	NA	NA	NA	24	120	NA
3	13	NA	NA	NA	NA	NA	NA	NA	NA	36	60	NA
3	3	NA	NA	NA	NA	NA	NA	NA	NA	36	NA	NA
3	9	NA	NA	NA	NA	NA	NA	NA	NA	36	120	NA
3	17	NA	NA	NA	NA	NA	NA	NA	NA	36	NA	NA
3	4	NA	NA	NA	NA	NA	NA	NA	NA	60	NA	NA
3	18	NA	NA	NA	NA	NA	NA	NA	NA	60	NA	NA
3	10	NA	NA	NA	NA	NA	NA	NA	NA	60	120	NA
4	2	NA	NA	NA	NA	NA	NA	NA	NA	12	NA	NA
4	4	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
4	3	NA	NA	NA	NA	NA	NA	NA	NA	24	NA	NA
4	5	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
4	6	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
4	1	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Indenture Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balances outstanding (and the weighted average lives) of the classes of Notes set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Notes may mature earlier or later than indicated by the tables below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Notes and set forth the percentage of the initial Note Principal Balance of each such class that would be outstanding after each of the Payment Dates shown, at specified percentages of CPR or Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR or Prepayment Assumption. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-A-1
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	83	71	46	22
June 2008	68	46	6	0
June 2009	54	24	0	0
June 2010	40	4	0	0
June 2011	25	0	0	0
June 2012	8	0	0	0
June 2013	0	0	0	0
June 2014	0	0	0	0
June 2015	0	0	0	0
June 2016	0	0	0	0
June 2017	0	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	3.27	1.94	1.00	0.65
Weighted Average Life in years (to optional termination date)**	3.27	1.94	1.00	0.65

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-A-2
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	39
June 2009	100	100	46	0
June 2010	100	100	0	0
June 2011	100	70	0	0
June 2012	100	30	0	0
June 2013	83	5	0	0
June 2014	55	0	0	0
June 2015	32	0	0	0
June 2016	12	0	0	0
June 2017	0	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	8.36	5.60	3.00	1.93
Weighted Average Life in years (to optional termination date)**	8.36	5.60	3.00	1.93

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-A-3
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	78
June 2010	100	100	99	56
June 2011	100	100	75	37
June 2012	100	100	56	24
June 2013	100	100	43	16
June 2014	100	87	32	10
June 2015	100	73	24	6
June 2016	100	61	17	3
June 2017	96	51	13	1
June 2018	84	43	9	*
June 2019	75	35	6	0
June 2020	66	29	4	0
June 2021	58	24	3	0
June 2022	51	20	2	0
June 2023	44	17	1	0
June 2024	38	14	*	0
June 2025	33	11	0	0
June 2026	29	9	0	0
June 2027	25	7	0	0
June 2028	21	5	0	0
June 2029	18	4	0	0
June 2030	15	3	0	0
June 2031	13	2	0	0
June 2032	10	1	0	0
June 2033	8	*	0	0
June 2034	6	0	0	0
June 2035	4	0	0	0
June 2036	3	0	0	0
June 2037	2	0	0	0
June 2038	1	0	0	0
June 2039	1	0	0	0
June 2040	*	0	0	0
June 2041	0	0	0	0
Weighted Average Life in years (to Maturity)**	17.54	12.49	7.36	4.89
Weighted Average Life in years (to optional termination date)**	14.1	9.66	5.57	3.68

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-A-4
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	92	87	76	65
June 2008	85	75	57	41
June 2009	79	65	43	26
June 2010	73	57	32	18
June 2011	66	48	25	12
June 2012	58	39	18	8
June 2013	51	34	14	5
June 2014	45	28	10	3
June 2015	40	24	8	2
June 2016	35	20	6	1
June 2017	31	17	4	*
June 2018	28	14	3	*
June 2019	24	12	2	0
June 2020	21	10	1	0
June 2021	19	8	1	0
June 2022	17	7	*	0
June 2023	14	5	*	0
June 2024	13	4	*	0
June 2025	11	4	0	0
June 2026	9	3	0	0
June 2027	8	2	0	0
June 2028	7	2	0	0
June 2029	6	1	0	0
June 2030	5	1	0	0
June 2031	4	1	0	0
June 2032	3	*	0	0
June 2033	3	*	0	0
June 2034	2	0	0	0
June 2035	1	0	0	0
June 2036	1	0	0	0
June 2037	1	0	0	0
June 2038	*	0	0	0
June 2039	*	0	0	0
June 2040	*	0	0	0
June 2041	0	0	0	0
Weighted Average Life in years (to Maturity)**	9.05	6.19	3.52	2.31
Weighted Average Life in years (to optional termination date)**	7.93	5.27	2.93	1.92

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-1A
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	77	67	46	25
June 2008	58	40	6	0
June 2009	41	17	0	0
June 2010	25	0	0	0
June 2011	11	0	0	0
June 2012	0	0	0	0
June 2013	0	0	0	0
June 2014	0	0	0	0
June 2015	0	0	0	0
June 2016	0	0	0	0
June 2017	0	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	2.64	1.73	1.00	0.68
Weighted Average Life in years (to optional termination date)**	2.64	1.73	1.00	0.68

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-1B
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	42
June 2009	100	100	41	0
June 2010	100	93	0	0
June 2011	100	56	0	0
June 2012	96	26	0	0
June 2013	70	*	0	0
June 2014	47	0	0	0
June 2015	26	0	0	0
June 2016	6	0	0	0
June 2017	0	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.96	5.29	3.00	1.97
Weighted Average Life in years (to optional termination date)**	7.96	5.29	3.00	1.97

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-1C
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	75
June 2010	100	100	100	56
June 2011	100	100	75	36
June 2012	100	100	56	24
June 2013	100	100	42	15
June 2014	100	84	31	10
June 2015	100	71	23	6
June 2016	100	59	17	3
June 2017	91	49	12	2
June 2018	80	40	9	1
June 2019	70	33	6	0
June 2020	61	27	4	0
June 2021	52	22	3	0
June 2022	45	18	2	0
June 2023	39	15	1	0
June 2024	33	12	*	0
June 2025	28	9	0	0
June 2026	23	7	0	0
June 2027	19	5	0	0
June 2028	15	4	0	0
June 2029	12	2	0	0
June 2030	9	1	0	0
June 2031	6	1	0	0
June 2032	4	0	0	0
June 2033	1	0	0	0
June 2034	*	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	16.41	12.11	7.30	4.88
Weighted Average Life in years (to optional termination date)**	13.12	9.14	5.27	3.47

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-A-2
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	89	83	73	62
June 2008	79	69	52	38
June 2009	70	58	37	22
June 2010	62	48	29	16
June 2011	55	40	22	11
June 2012	48	34	16	7
June 2013	43	29	12	4
June 2014	39	24	9	3
June 2015	35	21	7	2
June 2016	31	17	5	1
June 2017	27	14	4	1
June 2018	24	12	3	*
June 2019	21	10	2	*
June 2020	18	8	1	*
June 2021	16	7	1	0
June 2022	14	6	*	0
June 2023	12	5	*	0
June 2024	10	4	*	0
June 2025	9	3	*	0
June 2026	7	2	0	0
June 2027	6	2	0	0
June 2028	5	1	0	0
June 2029	4	1	0	0
June 2030	3	1	0	0
June 2031	3	*	0	0
June 2032	2	*	0	0
June 2033	1	*	0	0
June 2034	*	0	0	0
June 2035	*	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.84	5.51	3.24	2.16
Weighted Average Life in years (to optional termination date)**	6.79	4.60	2.64	1.75

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-A-1
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	71	59	47	22
June 2008	45	22	1	0
June 2009	22	0	0	0
June 2010	3	0	0	0
June 2011	0	0	0	0
June 2012	0	0	0	0
June 2013	0	0	0	0
June 2014	0	0	0	0
June 2015	0	0	0	0
June 2016	0	0	0	0
June 2017	0	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	1.93	1.31	1.00	0.68
Weighted Average Life in years (to optional termination date)**	1.93	1.31	1.00	0.68

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-A-2
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	34
June 2009	100	87	41	0
June 2010	100	50	9	0
June 2011	76	23	0	0
June 2012	55	3	0	0
June 2013	38	0	0	0
June 2014	29	0	0	0
June 2015	19	0	0	0
June 2016	8	0	0	0
June 2017	0	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	6.77	4.16	3.00	1.87
Weighted Average Life in years (to optional termination date)**	6.77	4.16	3.00	1.87

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-A-3
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	0
June 2010	100	100	100	0
June 2011	100	100	44	0
June 2012	100	100	0	0
June 2013	100	59	0	0
June 2014	100	39	0	0
June 2015	100	13	0	0
June 2016	100	0	0	0
June 2017	93	0	0	0
June 2018	60	0	0	0
June 2019	30	0	0	0
June 2020	3	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.39	7.65	5.00	2.72
Weighted Average Life in years (to optional termination date)**	11.48	7.30	5.00	2.72

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-A-4
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	94
June 2010	100	100	100	59
June 2011	100	100	100	24
June 2012	100	100	93	11
June 2013	100	100	70	7
June 2014	100	100	66	7
June 2015	100	100	55	7
June 2016	100	91	43	6
June 2017	100	75	33	3
June 2018	100	60	25	1
June 2019	100	49	18	0
June 2020	100	39	13	0
June 2021	87	31	9	0
June 2022	74	24	5	0
June 2023	62	19	3	0
June 2024	52	14	1	0
June 2025	43	10	*	0
June 2026	35	7	0	0
June 2027	29	5	0	0
June 2028	23	3	0	0
June 2029	18	1	0	0
June 2030	13	0	0	0
June 2031	9	0	0	0
June 2032	6	0	0	0
June 2033	3	0	0	0
June 2034	*	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	19.06	13.8	9.90	4.78
Weighted Average Life in years (to optional termination date)**	11.57	7.90	5.82	3.65

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-A-5
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	93	90	89	88
June 2011	87	82	78	72
June 2012	77	70	62	50
June 2013	67	57	47	32
June 2014	44	30	20	17
June 2015	29	16	8	7
June 2016	19	8	3	1
June 2017	12	4	1	*
June 2018	7	2	1	*
June 2019	4	1	*	0
June 2020	3	*	*	0
June 2021	2	*	*	0
June 2022	1	*	*	0
June 2023	1	*	*	0
June 2024	*	*	*	0
June 2025	*	*	0	0
June 2026	*	*	0	0
June 2027	*	*	0	0
June 2028	*	*	0	0
June 2029	*	*	0	0
June 2030	*	0	0	0
June 2031	*	0	0	0
June 2032	*	0	0	0
June 2033	*	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.97	7.10	6.59	6.17
Weighted Average Life in years (to optional termination date)**	7.79	6.61	5.38	3.72

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-A
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	63	50	37	23
June 2008	38	19	4	0
June 2009	19	0	0	0
June 2010	19	0	0	0
June 2011	14	0	0	0
June 2012	10	0	0	0
June 2013	8	0	0	0
June 2014	6	0	0	0
June 2015	4	0	0	0
June 2016	3	0	0	0
June 2017	2	0	0	0
June 2018	2	0	0	0
June 2019	1	0	0	0
June 2020	1	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	2.40	1.18	0.86	0.66
Weighted Average Life in years (to optional termination date)**	2.02	1.18	0.86	0.66

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class V-A
CPR:	40%	45%	50%	55%	60%
Payment Date
Initial Percentage	100	100	100	100	100
June 2007	62	56	51	46	41
June 2008	38	32	26	21	16
June 2009	24	19	14	10	7
June 2010	15	11	7	5	3
June 2011	10	6	4	2	1
June 2012	5	3	2	1	*
June 2013	3	1	*	0	0
June 2014	1	*	0	0	0
June 2015	*	0	0	0	0
June 2016	0	0	0	0	0
June 2017	0	0	0	0	0
June 2018	0	0	0	0	0
June 2019	0	0	0	0	0
June 2020	0	0	0	0	0
June 2021	0	0	0	0	0
June 2022	0	0	0	0	0
June 2023	0	0	0	0	0
June 2024	0	0	0	0	0
June 2025	0	0	0	0	0
June 2026	0	0	0	0	0
June 2027	0	0	0	0	0
June 2028	0	0	0	0	0
June 2029	0	0	0	0	0
June 2030	0	0	0	0	0
June 2031	0	0	0	0	0
June 2032	0	0	0	0	0
June 2033	0	0	0	0	0
June 2034	0	0	0	0	0
June 2035	0	0	0	0	0
June 2036	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	2.08	1.77	1.51	1.30	1.13
Weighted Average Life in years (to optional termination date)**	1.72	1.44	1.21	1.05	0.92

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-1Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	90	51
June 2011	100	100	69	34
June 2012	100	100	51	22
June 2013	100	73	30	10
June 2014	97	61	22	0
June 2015	86	51	17	0
June 2016	76	43	12	0
June 2017	67	36	4	0
June 2018	60	30	0	0
June 2019	53	25	0	0
June 2020	46	21	0	0
June 2021	41	17	0	0
June 2022	36	14	0	0
June 2023	31	12	0	0
June 2024	27	6	0	0
June 2025	24	*	0	0
June 2026	20	0	0	0
June 2027	17	0	0	0
June 2028	15	0	0	0
June 2029	13	0	0	0
June 2030	9	0	0	0
June 2031	3	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.72	10.36	6.45	4.56
Weighted Average Life in years (to optional termination date)**	12.63	8.70	5.42	3.71

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-2 Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	90	51
June 2011	100	100	69	34
June 2012	100	100	51	22
June 2013	100	73	30	0
June 2014	97	61	22	0
June 2015	86	51	14	0
June 2016	76	43	2	0
June 2017	67	36	0	0
June 2018	60	30	0	0
June 2019	53	25	0	0
June 2020	46	21	0	0
June 2021	41	16	0	0
June 2022	36	8	0	0
June 2023	31	*	0	0
June 2024	27	0	0	0
June 2025	24	0	0	0
June 2026	20	0	0	0
June 2027	17	0	0	0
June 2028	10	0	0	0
June 2029	3	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.44	10.10	6.29	4.43
Weighted Average Life in years (to optional termination date)**	12.63	8.68	5.42	3.69

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-3Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	90	51
June 2011	100	100	69	34
June 2012	100	100	51	16
June 2013	100	73	30	0
June 2014	97	61	20	0
June 2015	86	51	0	0
June 2016	76	43	0	0
June 2017	67	36	0	0
June 2018	60	30	0	0
June 2019	53	25	0	0
June 2020	46	13	0	0
June 2021	41	0	0	0
June 2022	36	0	0	0
June 2023	31	0	0	0
June 2024	27	0	0	0
June 2025	24	0	0	0
June 2026	11	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.05	9.78	6.09	4.36
Weighted Average Life in years (to optional termination date)**	12.63	8.68	5.42	3.69

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-4Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	90	51
June 2011	100	100	69	34
June 2012	100	100	51	0
June 2013	100	73	28	0
June 2014	97	61	0	0
June 2015	86	51	0	0
June 2016	76	43	0	0
June 2017	67	36	0	0
June 2018	60	26	0	0
June 2019	53	7	0	0
June 2020	46	0	0	0
June 2021	41	0	0	0
June 2022	36	0	0	0
June 2023	31	0	0	0
June 2024	15	0	0	0
June 2025	1	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.60	9.42	5.87	4.24
Weighted Average Life in years (to optional termination date)**	12.63	8.68	5.42	3.69

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-5 Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	90	51
June 2011	100	100	69	6
June 2012	100	100	51	0
June 2013	100	73	0	0
June 2014	97	61	0	0
June 2015	86	51	0	0
June 2016	76	31	0	0
June 2017	67	12	0	0
June 2018	60	0	0	0
June 2019	53	0	0	0
June 2020	40	0	0	0
June 2021	25	0	0	0
June 2022	12	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.69	8.74	5.52	3.95
Weighted Average Life in years (to optional termination date)**	12.48	8.58	5.42	3.69

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class I-M-6 Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	81	2
June 2011	100	100	38	0
June 2012	100	100	2	0
June 2013	100	46	0	0
June 2014	93	22	0	0
June 2015	72	3	0	0
June 2016	52	0	0	0
June 2017	35	0	0	0
June 2018	19	0	0	0
June 2019	5	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	10.28	7.09	4.77	3.30
Weighted Average Life in years (to optional termination date)**	10.28	7.09	4.77	3.30

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-M-1 Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	63	35
June 2011	100	88	47	23
June 2012	100	74	35	15
June 2013	94	63	26	10
June 2014	84	53	19	3
June 2015	75	45	14	0
June 2016	66	37	11	0
June 2017	58	31	8	0
June 2018	51	26	2	0
June 2019	45	21	0	0
June 2020	39	17	0	0
June 2021	34	14	0	0
June 2022	29	12	0	0
June 2023	25	9	0	0
June 2024	21	8	0	0
June 2025	18	3	0	0
June 2026	15	*	0	0
June 2027	13	0	0	0
June 2028	10	0	0	0
June 2029	8	0	0	0
June 2030	4	0	0	0
June 2031	1	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.43	9.54	5.69	4.27
Weighted Average Life in years (to optional termination date)**	11.37	7.80	4.55	3.49

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-M-2 Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	63	35
June 2011	100	88	47	23
June 2012	100	74	35	15
June 2013	94	63	26	5
June 2014	84	53	19	0
June 2015	75	45	14	0
June 2016	66	37	8	0
June 2017	58	31	*	0
June 2018	51	26	0	0
June 2019	45	21	0	0
June 2020	39	17	0	0
June 2021	34	14	0	0
June 2022	29	11	0	0
June 2023	25	5	0	0
June 2024	21	0	0	0
June 2025	18	0	0	0
June 2026	15	0	0	0
June 2027	13	0	0	0
June 2028	7	0	0	0
June 2029	2	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.28	9.38	5.57	4.14
Weighted Average Life in years (to optional termination date)**	11.37	7.80	4.54	3.44

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class II-M-3 Notes
CPR:	10%	15%	25%	35%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	100	63	35
June 2011	100	88	47	23
June 2012	100	74	35	13
June 2013	94	63	26	0
June 2014	84	53	19	0
June 2015	75	45	11	0
June 2016	66	37	0	0
June 2017	58	31	0	0
June 2018	51	26	0	0
June 2019	45	21	0	0
June 2020	39	17	0	0
June 2021	34	11	0	0
June 2022	29	0	0	0
June 2023	25	0	0	0
June 2024	21	0	0	0
June 2025	18	0	0	0
June 2026	15	0	0	0
June 2027	2	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.09	9.19	5.44	4.03
Weighted Average Life in years (to optional termination date)**	11.37	7.80	4.54	3.42

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-M-1 Notes
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	90	67	35
June 2011	100	73	50	22
June 2012	90	59	38	14
June 2013	78	48	29	9
June 2014	68	39	21	3
June 2015	59	32	16	0
June 2016	51	25	12	0
June 2017	44	20	9	0
June 2018	37	16	6	0
June 2019	32	13	1	0
June 2020	27	10	0	0
June 2021	23	8	0	0
June 2022	19	5	0	0
June 2023	16	1	0	0
June 2024	14	0	0	0
June 2025	11	0	0	0
June 2026	9	0	0	0
June 2027	8	0	0	0
June 2028	4	0	0	0
June 2029	*	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	11.43	7.93	5.94	4.24
Weighted Average Life in years (to optional termination date)**	9.44	6.39	4.75	3.49

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following PPC Percentages

	Class III-M-2 Notes
PPC:	50%	75%	100%	150%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	100	100
June 2010	100	90	67	35
June 2011	100	73	50	22
June 2012	90	59	38	14
June 2013	78	48	29	7
June 2014	68	39	21	0
June 2015	59	32	16	0
June 2016	51	25	12	0
June 2017	44	20	8	0
June 2018	37	16	0	0
June 2019	32	13	0	0
June 2020	27	10	0	0
June 2021	23	4	0	0
June 2022	19	0	0	0
June 2023	16	0	0	0
June 2024	14	0	0	0
June 2025	11	0	0	0
June 2026	9	0	0	0
June 2027	2	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	11.33	7.84	5.87	4.14
Weighted Average Life in years (to optional termination date)**	9.44	6.39	4.75	3.45

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-M-1 Notes
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	87
June 2009	100	97	98	70
June 2010	62	97	70	31
June 2011	46	88	38	14
June 2012	34	56	21	4
June 2013	25	36	11	0
June 2014	19	23	4	0
June 2015	14	15	0	0
June 2016	10	9	0	0
June 2017	8	4	0	0
June 2018	6	*	0	0
June 2019	4	0	0	0
June 2020	3	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	5.90	6.80	4.95	3.61
Weighted Average Life in years (to optional termination date)**	4.65	3.71	2.72	2.01

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-M-2 Notes
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	100
June 2009	100	100	72	18
June 2010	62	87	18	8
June 2011	46	22	10	3
June 2012	34	14	5	0
June 2013	25	9	1	0
June 2014	19	6	0	0
June 2015	14	4	0	0
June 2016	10	0	0	0
June 2017	8	0	0	0
June 2018	6	0	0	0
June 2019	4	0	0	0
June 2020	1	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	5.79	4.93	3.57	2.77
Weighted Average Life in years (to optional termination date)**	4.56	3.74	2.74	2.07

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-M-3 Notes
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	98
June 2009	100	100	33	18
June 2010	62	35	18	8
June 2011	46	22	10	0
June 2012	34	14	5	0
June 2013	25	9	0	0
June 2014	19	6	0	0
June 2015	14	1	0	0
June 2016	10	0	0	0
June 2017	8	0	0	0
June 2018	6	0	0	0
June 2019	2	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	5.72	4.54	3.29	2.52
Weighted Average Life in years (to optional termination date)**	4.52	3.71	2.71	2.07

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-M-4 Notes
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	40
June 2009	100	100	33	18
June 2010	62	35	18	8
June 2011	46	22	10	0
June 2012	34	14	3	0
June 2013	25	9	0	0
June 2014	19	6	0	0
June 2015	14	0	0	0
June 2016	10	0	0	0
June 2017	8	0	0	0
June 2018	5	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	5.67	4.40	3.19	2.44
Weighted Average Life in years (to optional termination date)**	4.51	3.62	2.63	2.02

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-M-5 Notes
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	40
June 2009	100	100	33	18
June 2010	62	35	18	8
June 2011	46	22	10	0
June 2012	34	14	0	0
June 2013	25	9	0	0
June 2014	19	2	0	0
June 2015	14	0	0	0
June 2016	10	0	0	0
June 2017	8	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	5.64	4.33	3.14	2.39
Weighted Average Life in years (to optional termination date)**	4.50	3.57	2.59	1.99

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

	Class IV-M-6 Notes
CPR:	25%	35%	45%	55%
Payment Date
Initial Percentage	100	100	100	100
June 2007	100	100	100	100
June 2008	100	100	100	40
June 2009	100	100	33	18
June 2010	62	35	18	5
June 2011	46	22	10	0
June 2012	34	14	0	0
June 2013	25	9	0	0
June 2014	19	0	0	0
June 2015	14	0	0	0
June 2016	10	0	0	0
June 2017	4	0	0	0
June 2018	0	0	0	0
June 2019	0	0	0	0
June 2020	0	0	0	0
June 2021	0	0	0	0
June 2022	0	0	0	0
June 2023	0	0	0	0
June 2024	0	0	0	0
June 2025	0	0	0	0
June 2026	0	0	0	0
June 2027	0	0	0	0
June 2028	0	0	0	0
June 2029	0	0	0	0
June 2030	0	0	0	0
June 2031	0	0	0	0
June 2032	0	0	0	0
June 2033	0	0	0	0
June 2034	0	0	0	0
June 2035	0	0	0	0
June 2036	0	0	0	0
Weighted Average Life in years (to Maturity)**	5.59	4.25	3.08	2.35
Weighted Average Life in years (to optional termination date)**	4.50	3.52	2.56	1.96

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

The HELOCs

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class V-A Notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

The prepayment model used in this prospectus supplement for the Group V HELOCs is the related Prepayment Assumption. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this prospectus supplement. This rate is converted to a constant monthly rate. No representation is made that draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the related Prepayment Assumption and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into five pools with the following characteristics:

Loan Grp	ID#	Gross Coupon	Servicing Fee	Cut Off Date Balance	Original Balance	Original Amortization	Original Balloon Term	Age	ARM Index
5	1	9.4721263693	0.5000000000	49,575,288.10	60,776,195.40	300	300	7	PRIME
5	2	6.6720762345	0.5000000000	7,698,058.82	9,075,453.00	300	300	2	PRIME
5	3	8.3181738634	0.5000000000	637,221.90	638,399.00	300	300	2	PRIME

ID#	Gross Margin	Mos to Next Rate Reset	Rate Reset Frequency	Life Cap	Initial Periodic Cap	Periodic Cap	Life Floor	Original Draw Term	Current Utilization %
1	1.5228015754	1	1	18.0505107461	NA	NA	1.5531578923	120	95.11
2	1.2626425096	1	1	18.0000000000	NA	NA	1.2626425096	120	95.41
3	1.8325170819	2	1	18.0000000000	NA	NA	1.8325170819	120	99.82

In addition, in creating the tables below the following assumptions were made:

(1)	payments are made in accordance with the description set forth under “Description of the Notes,”
(2)	payments on the Class V-A Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, commencing in July 2006,

(3)	no extension past the scheduled maturity date of a HELOC is made,

(4)	no delinquencies or defaults occur,

(5)	monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments,

(6)	no Rapid Amortization Event occurs,

(7)	the Closing Date is June 30, 2006,

(8)	for each Payment Date, the Note Interest Rate on the Class V-A Notes is equal to One-Month LIBOR plus 0.140% per annum,

(9)	the prime rate index with respect to the HELOCs remains constant at 8.000%, and one-month LIBOR remains constant at 5.346%,

(10)	there are no initial or subsequent periodic rate caps; and

(11)	the draw rate is 5%.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated Principal Balance outstanding over time and the weighted average life of the Class V-A Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Class V-A Notes, and sets forth the percentages of the initial stated Principal Balance of the Class V-A Notes that would be outstanding after each of the Payment Dates shown at various percentages of the related Prepayment Assumption.

Yield Sensitivity of the Class I-M Notes

If the amount of overcollateralization for the Group I Loans has been reduced to zero, the yield to maturity on the Class I-M-6 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-6 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6 Notes has been reduced to zero, the yield to maturity on the Class I-M-5 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-5 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6 Notes and Class I-M-5 Notes has been reduced to zero, the yield to maturity on the Class I-M-4 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-4 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 and Class I-M-4 Notes has been reduced to zero, the yield to maturity on the Class I-M-3 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-3 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5, Class I-M-4 Notes and Class I-M-3 Notes has been reduced to zero, the yield to maturity on the Class I-M-2 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-2 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 Notes, Class I-M-4 Notes, Class I-M-3 and Class I-M-2 Notes has been reduced to zero, the yield to maturity on the Class I-M-1 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-1 Notes. The initial undivided interest in the Group I Loans evidenced by the Class I-M-1, Class I-M-2 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes on the Closing Date will be approximately 2.05%, 1.50%, 0.65%, 0.55%, 0.60% and 0.50%, respectively. The initial undivided interest in the Group I Loans evidenced by the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes on the Closing Date will be approximately 38.46%, 18.59%, 27.69% and 9.42%, respectively. The initial amount of overcollateralization for the Group I Loans is approximately 0.00% of the Group I Cut-off Date Balance.

Investors in the Class I-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group I” in this prospectus supplement. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class II-M Notes

If the amount of overcollateralization for the Group II Loans has been reduced to zero, the yield to maturity on the Class II-M-5 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-5 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-5 Notes has been reduced to zero, the yield to maturity on the Class II-M-4 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-4 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-5 Notes and Class II-M-4 Notes has been reduced to zero, the yield to maturity on the Class II-M-3 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-3 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-5, Class II-M-4, Class II-M-3 and Class II-M-2 Notes has been reduced to zero, the yield to maturity on the Class II-M-2 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-2 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Notes has been reduced to zero, the yield to maturity on the Class II-M-1 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-1 Notes. The initial undivided interest in the Group II Loans evidenced by the Class II-M-1, Class II-M-2 Class II-M-3, Class II-M-4 and Class II-M-5 Notes on the Closing Date will be approximately 2.40%, 1.70%, 0.55%, 0.50% and 1.30%, respectively. The initial undivided interest in the Group II Loans evidenced by the Class II-A-1A, Class II-A-1B, Class II-A-1C and Class II-A-2 Notes on the Closing Date will be approximately 22.69%, 9.11%, 12.92% and 48.83%, respectively. The initial amount of overcollateralization for the Group II Loans is approximately 0.00% of the Group II Cut-off Date Balance.

Investors in the Class II-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group II” in this prospectus supplement. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class III-M Notes

If the amount of overcollateralization for the Group III Loans and the Note Principal Balance of the Class III-M-6 Notes has been reduced to zero, the yield to maturity on the Class III-M-5 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-5 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-6 Notes and Class III-M-5 Notes has been reduced to zero, the yield to maturity on the Class III-M-4 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-4 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-6, Class III-M-5 and Class III-M-4 Notes has been reduced to zero, the yield to maturity on the Class III-M-3 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-3 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-6 Class III-M-5, Class III-M-4 and Class III-M-3 Notes has been reduced to zero, the yield to maturity on the Class III-M-2 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-2 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-6, Class III-M-5, Class III-M-4, Class III-M-3 and Class III-M-2 Notes has been reduced to zero, the yield to maturity on the Class III-M-1 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-1 Notes. The initial undivided interest in the Group III Loans evidenced by the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 Class III-M-5 Notes on the Closing Date will be approximately 2.50%, 1.20%, 0.50%, 0.75%, 0.70% and 0.85%, respectively. The initial undivided interest in the Group III Loans evidenced by the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and III-A-5 Notes on the Closing Date will be approximately 42.44%, 23.59%, 6.93%, 11.06% and 9.34%, respectively. The initial amount of overcollateralization for the Group III Loans is approximately 0.15% of the Group III Cut-off Date Balance.

Investors in the Class III-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group III” in this prospectus supplement. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class IV-M Notes

If the amount of overcollateralization for the Group IV Loans has been reduced to zero, the yield to maturity on the Class IV-M-7 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-7 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-7 Notes has been reduced to zero, the yield to maturity on the Class IV-M-6 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-6 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-7 Notes and Class IV-M-6 Notes has been reduced to zero, the yield to maturity on the Class IV-M-5 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-5 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-7 Notes, Class IV-M-6 Notes and Class IV-M-5 Notes has been reduced to zero, the yield to maturity on the Class IV-M-4 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-4 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-7 Notes, Class IV-M-6, Class IV-M-5 and Class IV-M-4 Notes has been reduced to zero, the yield to maturity on the Class IV-M-3 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-3 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-7 Notes, Class IV-M-6, Class IV-M-5, Class IV-M-4 and Class IV-M-3 Notes has been reduced to zero, the yield to maturity on the Class IV-M-2 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-2 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-7 Notes, Class IV-M-6, Class IV-M-5, Class IV-M-4, Class IV-M-3 and Class IV-M-2 Notes has been reduced to zero, the yield to maturity on the Class IV-M-1 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-1 Notes. The initial undivided interest in the Group IV Loans evidenced by the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes on the Closing Date will be approximately 7.85%, 5.90%, 3.35%, 1.40%, 1.10%, 2.05%, and 3.65%, respectively. The initial undivided interest in the Group IV Loans evidenced by the Class IV-A Notes on the Closing Date will be approximately 74.70%. The initial amount of overcollateralization for the Group IV Loans is approximately 0.00% of the Group IV Cut-off Date Balance.

Investors in the Class IV-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group IV” in this prospectus supplement. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

THE SPONSOR

The Sponsor will be American Home Mortgage Acceptance, Inc. The Sponsor was incorporated in the State of Maryland on August 14, 2003 as a corporation. The Sponsor was organized for the purpose of serving as a qualified REIT subsidiary of American Home Mortgage Investment Corp. that holds mortgage-backed securities and originates certain mortgage loans.

The Sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747.

The Sponsor was organized for the purpose of operating as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. The Sponsor currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation that operates, and has elected to be treated, as a REIT for federal income tax purposes.

The Sponsor has been securitizing residential mortgage loans since 2003. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		March 31, 2006
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	11,937	$3,265,792,517	19,939	$5,979,507,986	22,239	$7,075,370,502
Long Reset ARM	12,163	$3,102,496,671	28,953	$7,248,094,209	28,267	$7,107,178,028
Fixed Rate	4,684	$783,139,632	13,115	$2,264,939,883	12,486	$2,135,260,387
HELOC	2,075	$118,965,752	10,311	$593,988,753	9,201	$525,237,017
Second Lien	--	--	1,452	$84,948,589	1,429	$82,616,293
Total	30,859	$7,270,394,572	73,770	$16,171,479,420	73,782	$16,925,662,228

THE DEPOSITOR

The depositor will be American Home Mortgage Securities LLC. The depositor was formed in the State of Delaware on January 26, 2004 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation electing to be treated as a real estate investment trust. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the notes contemplated in this prospectus supplement, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004.

For information on the Depositor’s size, composition and growth of the depositor’s total portfolio of assets it has securitized, see the table under “The Sponsor” above.

THE ISSUING ENTITY

American Home Mortgage Investment Trust 2006-2 is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the Notes and the Trust Certificate, (iii) making payments on the Notes and the Trust Certificate and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is not expected to have any significant assets other than the related mortgage loans pledged to the Indenture Trustee as collateral to secure the related Notes. The Trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. In accordance with the Agreements, certain duties of the Trust under the Agreements will be performed by the Indenture Trustee or, as described in this prospectus supplement, the Securities Administrator and certain other duties will be performed by the Depositor or an affiliate of the Depositor.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

THE INDENTURE TRUSTEE

Deutsche Bank Trust Company Americas (“DBTCA”) will act as Indenture Trustee. DBTCA is a New York banking corporation. DBTCA has previously been appointed to the role of trustee for other mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBTCA also will act as a custodian of the mortgage files pursuant to the Indenture. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files in DBTCA’s custody but will be kept in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Indenture Trustee on behalf of the trust. DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the Holders or as custodian. DBTCA may perform certain of its obligations through one or more third party vendors. However, DBTCA shall remain liable for the duties and obligations required of it under the Indenture.

DBTCA is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Indenture Trustee will be entitled to compensation for its services on each Payment Date which shall be paid by the RMBS Master Servicer pursuant to a side letter agreement executed by the Indenture Trustee and the RMBS Master Servicer.

The Indenture will provide that the Indenture Trustee will be entitled to recover from the Payment Account, prior to payments to Noteholders, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with the Agreements, any Event of Default or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the Trust created pursuant to the Trust Agreement or the performance of its duties under the Indenture or the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

THE SECURITIES ADMINISTRATOR

Under the terms of the Indenture, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity . Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

The Agreements will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any breach of any Agreement to which it is a party or any claim or legal action (including any pending or threatened claim or legal action), incurred or made by the Securities Administrator in the performance of its duties under the Agreements (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

The Securities Administrator will also serve as Note Registrar and Note Paying Agent under the Indenture and as Certificate Registrar and Certificate Paying Agent under the Trust Agreement.

THE CREDIT ENHANCER

CIFG Assurance North America, Inc.

The following information has been supplied by the Credit Enhancer for inclusion in this prospectus supplement. The Credit Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Credit Enhancer set forth under the heading “The Credit Enhancer” in this prospectus supplement. Additionally, the Credit Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes.

General

CIFG Assurance North America, Inc. is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The address of the principal executive offices of CIFG NA is 825 Third Avenue, Sixth Floor, New York, New York 10022; its toll-free telephone number is (866) CIFG-212; its general telephone number is (212) 909-3939; and its website is located at www.cifg.com.

CIFG NA is a member of the CIFG Group of financial guaranty companies, which also includes CIFG Europe (‘‘CIFG Europe’’), a French insurance company licensed to do business in the European Union, and CIFG Guaranty (‘‘CIFG Guaranty’’), a dedicated French reinsurance corporation. In addition to its capital and surplus as set forth below, CIFG NA is supported by a net worth maintenance agreement from CIFG Guaranty, which provides that CIFG Guaranty will maintain CIFG NA’s New York statutory capital and surplus at no less than $80 million, and may cede a substantial portion (not to exceed 90%) of its exposure on each transaction to CIFG Guaranty through a facultative reinsurance agreement.

Each of CIFG NA, CIFG Europe and CIFG Guaranty has received an insurer financial strength rating of ‘‘AAA’’ from Fitch Ratings, an insurer financial strength rating of ‘‘Aaa’’ from Moody’s Investors Services Inc., and an insurer financial enhancement rating of ‘‘AAA’’ from Standard and Poor’s Ratings Services, the highest rating assigned by each rating agency. Each such rating should be evaluated independently. The ratings reflect the respective rating agency’s current assessment of each company’s capacity to pay claims on a timely basis and are not recommendations to buy, sell or hold the Class V-A Notes. Such ratings may be subject to revision or withdrawal at any time.

CIFG NA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile, and is licensed to do business in 46 jurisdictions. CIFG NA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of such insurers to financial guaranty insurance and related lines, requires that such insurers maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for such insurers, and limits the size of individual transactions and the volume of transactions that may be underwritten by such insurers. Other provisions of the New York Insurance Law applicable to non-life insurance companies such as CIFG regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

Financial Information

The following tables set forth the capitalization of CIFG NA on the basis of accounting principles generally accepted in the United States (“US GAAP”) and statutory accounting practices prescribed or permitted by the New York State Insurance Department (“Statutory Accounting Practices”), respectively.

	US GAAP March 31, 2006 (Unaudited) (in thousands of US dollars)	US GAAP December 31, 2005 (Audited) (in thousands of US dollars)
Total Assets	$321,600	$324,134
Total Liabilities	$201,129	$202,042
Shareholder’s Equity	$120,471	$122,092

	Statutory Accounting Practices March 31, 2006 (Unaudited) (in thousands of US dollars)	Statutory Accounting Practices December 31, 2005 (Unaudited) (in thousands of US dollars)
Admitted Assets	$166,337	$175,333
Liabilities	$58,605	$66,758
Capital and Surplus	$107,732	$108,575

The following table sets forth the capitalization of CIFG Guaranty on the basis of US GAAP.

US GAAP December 31, 2005 (Audited)
	(in thousands of euros)	(in thousands of US dollars) (1)
Assets	€ 736,208	$ 871,634
Liabilities	€ 196,794	$ 232,995
Shareholder’s Equity	€ 539,414	$ 638,639

(1) The translation of euros to U.S. dollars is presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2005 of $1.18395 to €1.00. The convenience translation should not be construed as representation that the euro amounts have been, could have been, or in the future could be, converted into U.S. dollars at this or any rate of exchange.

For further information concerning CIFG NA and CIFG Guaranty, see the audited financial statements of both companies, including the respective notes thereto, prepared in accordance with US GAAP as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and, the unaudited interim financial statements of CIFG NA as of March 31, 2006 and for the three-month period ended March 31, 2006, which are included as Exhibits as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Depositor on June 30, 2006 (SEC file number 333-131636) in connection with the registration statement of which this prospectus supplement is a part, which are hereby incorporated by reference in this prospectus supplement. Such financial statements of CIFG NA and CIFG Guaranty are also available on the CIFG Group’s website at www.cifg.com. Copies of the most recent interim unaudited US GAAP financial statements of the CIFG NA and CIFG Guaranty, as well as audited annual and unaudited interim financial statements of CIFG NA prepared in accordance with Statutory Accounting Practices, which are also available on the website, may be obtained, without charge, upon request to CIFG NA at its address above, Attention: Finance Department.

THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS

The following summary describes a number of terms of the RMBS Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the RMBS Servicing Agreement. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the RMBS Servicing Agreement. Requests should be addressed to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the base prospectus.

Servicing and Other Compensation And Payment of Expenses

The RMBS Master Servicer will be entitled to retain as compensation for its activities under the RMBS Master Servicing Agreement the investment income on funds in the Payment Account. The RMBS Master Servicing Agreement also will provide that the RMBS Master Servicer will be entitled to reimbursement from Payment Account for advances and certain expenses. The RMBS Servicer will be entitled to retain the RMBS Servicing Fee from collections on the related mortgage loans as compensation for its activities under the RMBS Servicing Agreement. As additional servicing compensation, the RMBS Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Protected Account and any escrow accounts in respect of the mortgage loans as provided in the RMBS Servicing Agreement. However, the RMBS Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the related mortgage loans on any Payment Date with Compensating Interest. The RMBS Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the RMBS Servicer in connection with its responsibilities under the RMBS Servicing Agreement. However, the RMBS Servicer is entitled to reimbursement therefor as provided in the RMBS Servicing Agreement.

The HELOC Back-Up Servicer will be entitled to retain the HELOC Back-Up Servicing Fee as compensation for its activities under the HELOC Back-Up Servicing Agreement. The HELOC Back-Up Servicing Agreement also will provide that the HELOC Back-Up Servicer will be entitled to reimbursement for advances and certain expenses. The HELOC Servicer will be responsible for paying the fees of the HELOC Back-Up Servicer.

The HELOC Servicer will be entitled to retain the HELOC Servicing Fee from collections on the related HELOCs as compensation for its activities under the HELOC Servicing Agreement. As additional servicing compensation, the HELOC Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Collection Account as provided in the HELOC Servicing Agreement. The HELOC Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of the HELOCs serviced by it and incurred by the HELOC Servicer in connection with its responsibilities under the HELOC Servicing Agreement. However, the HELOC Servicer is entitled to reimbursement therefor as provided in the HELOC Servicing Agreement.

Evidence as to Compliance

The Indenture, RMBS Servicing Agreement and HELOC Servicing Agreement will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the Depositor, the RMBS Master Servicer or HELOC Back-Up Servicer, as applicable, the Securities Administrator and the Credit Enhancer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Indenture, RMBS Servicing Agreement and HELOC Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Indenture, RMBS Servicing Agreement and HELOC Servicing Agreement will also provide for delivery to the Master Servicer, on or before a specified date in June of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Indenture or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Indenture, RMBS Servicing Agreement or HELOC Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge upon written request to the Master Servicer or Securities Administrator. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans and HELOCs

The RMBS Servicer and the HELOC Servicer will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans and HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the RMBS Servicing Agreement and HELOC Servicing Agreement, the RMBS Servicer and the HELOC Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans and HELOCs, as applicable, for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

The Protected Accounts

The RMBS Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which they will deposit within two Business Days all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the RMBS Servicer out of Liquidation Proceeds in accordance with the RMBS Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the RMBS Servicer own funds (less the RMBS Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the RMBS Servicing Agreement.

On the date specified in the RMBS Servicing Agreement, the RMBS Servicer, will withdraw or cause to be withdrawn from the Protected Account and any other permitted accounts and will remit to the Securities Administrator for deposit in the Payment Account the amounts required for distribution for such Payment Date in accordance with the RMBS Servicing Agreement.

The Collection Accounts

The HELOC Servicer will establish and maintain one or more accounts, referred to in this prospectus supplement as the Collection Accounts, into which it will deposit within two Business Days all collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries (less amounts reimbursable to the HELOC Servicer out of Liquidation Proceeds or Recoveries in accordance with the HELOC Servicing Agreement), the Repurchase Price for any HELOCs repurchased, and advances made from the HELOC Servicer’s own funds. All Collection Accounts and amounts at any time credited thereto shall comply with the requirements of the HELOC Servicing Agreement.

On the date specified in the HELOC Servicing Agreement, the HELOC Servicer, will withdraw or cause to be withdrawn from the applicable Collection Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the Payment Account the amounts required for distribution for such Payment Date in accordance with the HELOC Servicing Agreement.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Servicer, on behalf of the issuing entity, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the related Securityholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Purchase Right

The servicing agreements provide that the Seller will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans or HELOCs (and in any case, at least 5 mortgage loans or HELOCs) from the Issuing Entity at a purchase price equal to the aggregate fair market value.

Optional Repurchase of Defaulted Mortgage Loans

Subject to the terms of the RMBS Servicing Agreement, the Seller, on behalf of the Issuing Entity, may purchase from the Issuing Entity any mortgage loan that is 90 days or more delinquent at a price equal to the Repurchase Price.

Subject to the terms of the HELOC Servicing Agreement, the Seller, on behalf of the Issuing Entity, may purchase from the Issuing Entity any HELOC that is 90 days or more delinquent at a price equal to the Repurchase Price.

Pledge and Assignment of Servicer’s Rights

On or after the Closing Date, the RMBS Servicer may pledge and assign all of its right, title and interest in, to and under the RMBS Servicing Agreement to one or more lenders (each referred to as an Servicing Rights Pledgee), selected by the Servicer, including Bank of America, N.A., as the representative of certain lenders. In the event of a default by the Servicer under the Servicing Agreement, the Servicing Agreement provides for the appointment of a Servicing Rights Pledgee or its designee as the successor Servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Servicing Agreement (including being acceptable to the Rating Agencies, the Credit Enhancer and the Master Servicer) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

In addition, any successor Servicer selected by the Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the Master Servicer or its designee would become the Servicer.

Investors in the Offered Notes should be aware that the Servicing Rights Pledgee will have certain rights in connection with an Event of Default under the Servicing Agreement, including the right to select a new Servicer.

THE INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the base prospectus.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Servicing Agreement as executed will be filed by the Depositor with the SEC within fifteen days of the initial issuance of the Notes. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust, the terms and conditions of the Indenture and the Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the designated office of the Note Registrar’s agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. See “Securities Administrator” in this prospectus supplement.

Upon the occurrence of a TMP Trigger event and certain preconditions, including notifications, being satisfied as described in this prospectus supplement, the Indenture shall be discharged. In accordance with such discharge the Issuing Entity shall cause new notes, referred to as the REMIC Notes, to be issued and exchanged for the old Offered Notes, all in accordance with the terms of the Trust Agreement and the Indenture. The terms of such REMIC Notes shall be governed by a new indenture to be executed by the same parties and subject to the same terms as the old Indenture. A new Current Report on Form 8-K relating to any new agreements governing the REMIC Certificates and REMIC Notes, including the new indenture, will be filed by the Depositor with the Securities and Exchange Commission.

Rights Upon Event of Default

If an Event of Default should occur under an Indenture and be continuing, then and in every such case the Indenture Trustee, with respect to the related Notes, other than the Class V-A Notes, at the written direction of the holders of such Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes or (ii) with respect to the Class V-A Notes, so long as the Credit Enhancer is not in default under the Insurance Policy, at the written direction of the Credit Enhancer or at the written direction of the holder of the majority of the aggregate Note Principal Balance of the Class V-A Notes with the consent of the Credit Enhancer, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the related class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by (i) with respect to the Notes, other than the Class V-A Notes, the holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each class of Notes, other than the Class V-A Notes, or (ii) with respect to the Class V-A Notes, the Credit Enhancer, so long as the Credit Enhancer is not in default under the Insurance Policy, or the holder of the majority of the aggregate Note Principal Balance of the Class V-A Notes with the consent of the Credit Enhancer.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the Indenture Trustee may, with the consent of the Credit Enhancer (which consent shall not be required if an Insurer Default exists), and shall, at the written direction of the Credit Enhancer so long as no Credit Enhancer Default exists, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the Indenture Trustee receives the consent of the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the mortgage loans and HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee, with respect to the Class V-A Notes, receives the consent of the Credit Enhancer or, with respect to the Notes other than the Class V-A Notes, the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Credit Enhancer is in default, the Credit Enhancer may exercise the rights of the Class V-A Noteholders including the right to direct the Indenture Trustee in all matters with respect to the Class V-A Notes and Loan Group V under the Indenture.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to the Indenture Trustee acting as Indenture Trustee for one or more classes of Notes, the Issuing Entity will be obligated to appoint a successor Indenture Trustee for all of the Notes or such class of Notes with respect to which a conflict exists within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

Optional Termination

The optional purchase price payable upon optional termination as described below for (i) the Class I-A Notes and Class I-M Notes, (ii) the Class II-A Notes and Class II-M Notes, (iii) the Class III-A Notes and Class III-M Notes, (iv) the Class IV-A Notes and Class IV-M Notes and (v) the Class V-A Notes, each as described above, will be equal to the lesser of (i) the fair market value of the mortgage loans or HELOCs, as applicable, and (ii) the sum of the outstanding principal balance of the mortgage loans or HELOCs, as applicable, and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final Payment Date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes and all amounts owed to the RMBS Master Servicer, the Securities Administrator and the Credit Enhancer, if applicable and with the consent of the Credit Enhancer. In addition, the purchase price in connection with the redemption of the Class IV-A Notes and Class IV-M Notes shall include any related swap termination payments.

The Class I-A Notes and Class I-M Notes

The holder of the Trust Certificates related to the trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group I and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group I Cut-off Date Balance. See “The Indenture—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class II-A Notes and Class II-M Notes

The holder of the Trust Certificates related to the trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group II and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group II Cut-off Date Balance. See “The Indenture—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class III-A Notes and Class III-M Notes

The holder of the Trust Certificates related to the trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group III and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group III Cut-off Date Balance. See “The Indenture—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class IV-A Notes and Class IV-M Notes

The RMBS Servicer may, at its option, purchase all of the mortgage loans from Loan Group IV and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group IV Cut-off Date Balance. See “The Indenture—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class V-A Notes

The HELOCs will be subject to optional purchase, thereby redeeming the related Notes by (i) the holder of the Trust Certificate, or, if there is no single holder, the majority holder of the Trust Certificate, on any payment date after the outstanding Note Principal Balance of the Class V-A Notes is reduced to an amount less than or equal to 20% of the Note Principal Balance of the Class V-A Notes on the Closing Date or (ii) by the Credit Enhancer if the holder of these Trust Certificates, or, if there is no single holder, the majority holder of these Trust Certificate, fails to exercise the right 60 days after the 20% level occurs; provided that, in the case of optional purchase by the holder of the Trust Certificate, no such purchase may be made without the consent of the Credit Enhancer unless the Policy is terminated and the Credit Enhancer is paid all reimbursements and other amounts payable to it under the Insurance Agreement.

ASSIGNMENT OF LOANS

General

On or prior to the date the Notes are issued, the Sponsor, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Trust Agreement, will in turn, convey each mortgage loan, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to the Issuing Entity; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

At the time of issuance of the Notes, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on the mortgage loans after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes. The Securities Administrator, concurrently with that assignment, will authenticate and deliver the Notes to the Issuing Entity at the direction of the Trust in exchange for, among other things, delivery of the mortgage loans to the Indenture Trustee.

CONTROL RIGHTS OF CREDIT ENHANCER

The Credit Enhancer shall be subrogated to the rights of each holder of a Class V-A Note to receive distributions on the Class V-A Notes to the extent of any payment by the Credit Enhancer’s financial guaranty insurance policy. Unless it is in default under the terms of such policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Credit Enhancer, pursuant to the terms of the Indenture, each Class V-A Noteholder agrees that the Credit Enhancer shall be treated by the Depositor and the Indenture Trustee as if the Credit Enhancer were the holder of all Class V-A Notes and the Credit Enhancer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class V-A Noteholders under the Indenture and other transaction documents thereunder without any further consent of the holders of the Class V-A Notes and the holders of the Class V-A Notes will not exercise any of such rights without the prior written consent of the Credit Enhancer. Once the Class V-A Notes have been paid in full, and any Reimbursement Amount owed to the Credit Enhancer has been paid, these rights will terminate. In addition, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of and, at the Credit Enhancer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the Class V-A Notes or the rights or obligations of the Credit Enhancer under the Indenture and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Indenture Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class V-A Noteholders. The Credit Enhancer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class V-A Notes have been paid in full and all amounts owing to the Credit Enhancer have been paid in full, or (ii) if the Credit Enhancer is in default, the control rights of the Credit Enhancer will terminate.

Exclusively for the purpose of determining any voting and subrogation rights of the Credit Enhancer, the Principal Balance of the Class V-A Notes shall not be reduced by the amount of any payments made by the Credit Enhancer in respect of principal of the Class V-A Notes under the Credit Enhancer’s financial guaranty insurance policy, except to the extent such payment shall have been reimbursed to the Credit Enhancer pursuant to the provisions of the Indenture.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Issuing Entity and of the Notes

Upon the issuance of the notes, Thacher Proffitt & Wood llp will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes, (other than the Restricted Notes and the Retained Notes), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust Estate, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes. The remainder of this discussion assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

Upon the issuance of the Notes, Thacher Proffitt & Wood llp will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Issuing Entity will be classified as one or more TMPs, the Issuing Entity will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more Disregarded Entities, 100% ownership interest in the Equity Securities.

AHMC will hold itself or through a direct wholly-owned qualified REIT subsidiary a 100% ownership interest in the Equity Securities. AHMC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust Estate to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified AHMC’s qualification as a REIT, but instead has relied solely upon the representation made by AHMC concerning its REIT status. If AHMC were to fail to qualify as a REIT while it or its subsidiary owns the Equity Securities, the Issuing Entity could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Issuing Entity could reduce cash flow that would otherwise be available to make payments on the Notes.

At the issuance of the Notes, AHMC also will acquire the Retained Notes. Because AHMC’s qualified REIT subsidiary will own the Equity Securities, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while a REIT and one or more Disregarded Entities own both the Retained Notes and the Equity Securities. If AHMC were to sell a Retained Note or the Equity Securities to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The remainder of this discussion assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more Disregarded Entities, classification of the Issuing Entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the Issuing Entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a REMIC within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more Disregarded Entities, the Issuing Entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, so long as a TMP Trigger Event has not occurred, a single REIT must at all times own the Equity Securities either directly, or indirectly through one or more Disregarded Entities. The owner of the Equity Securities may, however, pledge them as security for a loan or transfer them to a third party pursuant to the terms of a repurchase agreement that is treated as a financing transaction for federal income tax purposes. In the event of a default under any such loan or repurchase agreement, the lender or repurchase agreement counterparty, as applicable, would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Tax Consequences to Holders of the Notes

Interest Income on the Offered Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Federal Income Tax Consequences - Notes” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal 100% of the Prepayment Assumption. See “Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of some federal income and state and local tax laws to American Home Mortgage Securities LLC Trust Series 2006-2 and purchasers of the notes.

Additional Conditions Precedent to a REMIC Conversion Subsequent to a TMP Trigger Event

Under the terms of any pledge agreement that is treated as a financing for federal income tax purposes under which a default would result in the transfer of any Equity Securities to an entity that is not a REIT or a qualified REIT subsidiary, as a condition to any such transfer which would result in the equity securities no longer being owned by a single REIT, (a) the disposition of assets and exchange of the Notes for REMIC Notes described herein must occur, (b) legal opinions shall have been provided as to, among other things, qualification of the new structure as a REMIC, (c) the transferring entity shall have funded the Issuing Entity with sufficient funds to compensate the Issuing Entity fully for any loss realized upon any such disposition of any mortgage loans and HELOCs and any related assets acquired upon foreclosure to the extent allocable to a class of Offered Notes and (d) consent of the Credit Enhancer shall have been obtained to any amendments to the Indenture, the HELOC Servicing Agreement, or any other transaction documents which may be adverse to it.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event

To avoid the adverse tax consequences of being taxed as a corporation, the Trust Agreement and the Indenture will provide that, upon the occurrence of a TMP Trigger Event, the Depositor shall cause certain steps to be taken, including the following: the Servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent and any other assets that are not REMIC eligible; all of the remaining assets of the Issuing Entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which multiple REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Underlying Interests, to be issued by the Underlying REMIC Trust; the Depositor will cause the Issuing Entity to make a REMIC election with respect to those REMIC Underlying Interests (the “Trust REMIC”) and the Issuing Entity will issue REMIC Notes secured by those REMIC Underlying Interests (which REMIC Notes will represent ownership of REMIC regular interests in the Trust REMIC); and the REMIC Notes will be transferred to beneficial owners of Offered Notes in exchange for their Offered Notes.

Each REMIC Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of Carryover Shortfall Amounts and, in the case of the Class IV-A Notes and Class IV-M Notes, a third component, representing the obligation to make payments to the swap account. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor. Any loss on the exchange of an Offered Note for a REMIC Class Note will be subject to the “wash sale” rules of Code Section 1091 which may disallow recognition of a loss on the exchange. Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Note for a REMIC Note.

Taxation of Holders of REMIC Notes

For federal income tax purposes, a beneficial owner of a REMIC Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall or Net WAC Shortfall amounts (collectively, “Carryover Shortfall Amounts”) and, in the case of the Class IV-A Notes or Class IV-M Note, the obligation to make payments to the swap account. The treatment of amounts received by a holder of a REMIC Note under such holder’s right to receive payments in respect of Carryover Shortfall Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a REMIC Note must allocate its purchase price for the REMIC Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Carryover Shortfall Amounts in accordance with the relative fair market values of each property right. The Trust REMIC intends to treat payments made to the holders of the REMIC Notes in respect of Carryover Shortfall Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust REMIC’s allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Shortfall Amounts may have more than a de minimis value. Under the REMIC regulations, the Trust REMIC will be required to account for the REMIC regular interest and the right to receive payments in respect of Carryover Shortfall Amounts as discrete property rights. It is possible that the right to receive payments in respect of Carryover Shortfall Amounts could be treated as a partnership among the holders of the REMIC Notes and the holders of some or all of the REMIC interests to be issued by the Underlying REMIC Trust, other than the REMIC Underlying Interests, in which case holders of such REMIC Notes potentially would be subject to different timing of income and foreign holders of such REMIC Notes could be subject to withholding in respect of payments in respect of Carryover Shortfall Amounts. Holders of the REMIC Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the REMIC Notes will be unable to use the integration method provided for under such regulations with respect to those certificates. If the Trust REMIC’s treatment of payments of Carryover Shortfall Amounts is respected, ownership of the right to receive payments in respect of Carryover Shortfall Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Some or all of the REMIC Notes may be treated as having been issued with OID. A beneficial owner of a REMIC Note will be required to include any OID with respect to such REMIC Note in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 25% CPR described in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

Upon the sale or exchange of a REMIC Note, the amount of the sale or exchange allocated to the selling holder’s right to receive payments in respect of Carryover Shortfall Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations. A holder of a REMIC Note will have gain or loss from such a termination of the right to receive payments in respect of Carryover Shortfall Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Carryover Shortfall Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Carryover Shortfall Amounts generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

Each REMIC Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be treated as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each REMIC Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each REMIC Note to receive payments in respect of Carryover Shortfall Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the REMIC Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the REMIC Notes, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement dated June 29, 2006, the Depositor has agreed to sell, and UBS Securities LLC, Goldman Sachs & Co., Greenwich Capital Markets, Inc. and Lehman Brothers, Inc. have agreed to purchase approximately 80%, 6.67%, 6.67% and 6.67%, respectively, of each of the Offered Notes, other than the Class I-M-5 Notes and Class I-M-6 Notes. Distribution of these Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of these Notes, before deducting expenses payable by the Depositor, will be approximately 99.80% of the aggregate initial Note Principal Balance of these Notes, plus accrued interest from the Cut-off Date on the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1 and Class III-M-2 Notes.

The aggregate expenses payable by the Depositor in connection with the Notes are estimated to be $985,000.

In connection with the purchase and sale of the underwritten Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The underwritten Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters’ right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about the Closing Date.

The underwriting agreement provides that the Depositor and the Seller, jointly and severally, will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

The Class I-M-5 Notes and Class I-M-6 Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these Notes. This prospectus supplement will be appropriately supplemented in connection with any future offering of these Notes. Proceeds to the Depositor from any sale of these Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent. On the Closing Date, the Depositor intends to transfer these Notes to an affiliate of the Seller as partial consideration for the mortgage loans. The Seller or its affiliates may enter into repurchase or secured financing transactions with respect to the Notes so retained.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the prospectus under “Description of the Notes—Reports to Noteholders”, which will include information as to the Note Principal Balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of such Notes, even if a secondary market for such Notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Notes will be passed upon for the Issuing Entity, the Depositor, the Sponsor and American Home by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson LLP, Washington, D.C.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, any affiliated Servicer, the Servicer, the Originator or the Securities Administrator, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Issuing Entity, the Depositor, the Originator, the HELOC Servicer and RMBS Servicer are affiliated parties. Wells Fargo is acting as both the Master Servicer and the Securities Administrator. There are no other affiliated parties. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the RMBS Servicer, the HELOC Servicer, the HELOC Back-Up Servicer or the Issuing Entity and (b) any of the Indenture Trustee, the RMBS Master Servicer or the Securities Administrator, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of the Offered Notes that the Notes receive at least the following ratings from S&P, Moody’s:

Notes	S&P	Moody's
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class I-A-4	AAA	Aaa
Class II-A-1A	AAA	Aaa
Class II-A-1B	AAA	Aaa
Class II-A-1C	AAA	Aaa
Class II-A-2	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aaa
Class III-A-3	AAA	Aaa
Class III-A-4	AAA	Aaa
Class III-A-5	AAA	Aaa
Class I-M-1	AA+	Aa2
Class I-M-2	AA	NR
Class I-M-3	AA-	NR
Class I-M-4	A+	NR
Class I-M-5	A	NR
Class I-M-6	BBB	NR
Class II-M-1	AA+	Aa2
Class II-M-2	AA	A2
Class II-M-3	A+	Baa1
Class III-M-1	AA	Aa2
Class III-M-2	A+	A2
Class IV-A	AAA	Aaa
Class IV-M-1	AA	Aa2
Class IV-M-2	A	A2
Class IV-M-3	BBB+	Baa1
Class IV-M-4	BBB	Baa2
Class IV-M-5	BBB	Baa3
Class IV-M-6	BBB-	NR
Class V-A	AAA	Aaa

The ratings of S&P and Moody’s assigned to mortgage-backed notes address the likelihood of the receipt by Noteholders of all distributions to which the Noteholders are entitled other than Basis Risk Shortfalls and Net WAC Shortfalls. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

The Depositor has not requested that any rating agency rate any class of Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to Noteholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “The RMBS Master Servicing Agreement and RMBS Servicing Agreement—Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed by the Securities Administrator, together with such other reports to Noteholders or information about the securities as shall have been prepared and filed by the Securities Administrator with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com. Periodic reports will continue to be filed on Form 8-K after January 1, 2006.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO NOTEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Notes and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Description of the Notes — Reports to Noteholders” in this prospectus supplement. In addition, the RMBS Master Servicer, the RMBS Servicer and the HELOC Servicer will furnish to the Depositor, the Trustee or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “The Master Servicing Agreement and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Securities Administrator will make the monthly statement described above available each month to Noteholders, the Credit Enhancer and the other parties to the Indenture via the Securities Administrator’s Internet website. The Securities Administrator will also make the periodic reports described in the prospectus under “Additional Information” relating to the Issuing Entity prepared and filed by the Securities Administrator available through its website on the same date they are filed with the SEC. The Securities Administrator’s Internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

There are incorporated into this prospectus supplement and in the related prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus supplement and the related prospectus.

INCORPORATION BY REFERENCE

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

EXPERTS

The audited financial statements of CIFG Assurance North America, Inc. and the audited consolidated financial statements of CIFG Guaranty are incorporated by reference in this prospectus supplement, the prospectus and the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

LEGAL INVESTMENT

The Class I-A, Class II-A, Class III-A, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class III-M-1 and Class III-M-2 Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class I-M-4, Class I-M-5, Class I-M-6, Class IV-A, Class IV-M and Class V-A Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

The Offered Notes

As of the date hereof, it is anticipated that the ratings of the Offered Notes and the traditional debt features of the Offered Notes should cause the Offered Notes to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the Offered Notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the Trust may be considered to be Plan Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the HELOC Back-Up Servicer, the Securities Administrator any other servicer, any administrator, any provider of credit support, including the Cap Contract Provider, Swap Provider, the owner of the Trust Certificate, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the Issuing Entity of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such Issuing Entity to be deemed a Party in Interest with respect to the investing Plan.

By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Offered Notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator or any successor servicer which opines that the acquisition, holding and transfer of such Offered Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the HELOC Back-Up Servicer, the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture.

Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Notes.

GLOSSARY

Accrual Period— With respect to any Payment Date and the Notes, other than the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) to and including the day preceding such Payment Date. With respect to any Payment Date and the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes, the prior calendar month. Accrued Note Interest for the Notes, other than the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes, shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Accrued Note Interest— For any Payment Date and each class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate.

Additional Negative Amortization Principal Amount — For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regard to the last sentence of the definition thereof).

Agreements— The RMBS Servicing Agreement, the HELOC Servicing Agreement, the HELOC Back-Up Servicing Agreement, the RMBS Master Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Cap Contract, the Swap Agreement and the Insurance Policy.

AHMIC— American Home Mortgage Investment Corp.

Allocated Realized Loss Amount— With respect to any class of the Class I-A-4, Class I-M, Class II-M, Class III-M and Class IV-M Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that class of Notes on that Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Dates, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such class for the related Accrual Period.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Available Funds— For any Payment Date and with respect to Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III and Loan Group IV, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that Payment Date in respect of such loan groups that generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest (including the interest portion of any Net Liquidation Proceeds) received after the Cut-off Date and on or prior to the related Determination Date from the related loan group; (2) any Monthly Advances and Compensating Interest Payments on the related loan group made by the RMBS Master Servicer or RMBS Servicer for such Payment Date; (3) any amounts reimbursed by the RMBS Master Servicer in connection with losses on certain eligible investments in the Payment Account; and (4) with respect to Loan Group I, any prepayment charges with respect to the related mortgage loans; and net of (5) fees payable to, and amounts reimburseable to the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the LPMI Insurer, the Indenture Trustee and the Custodian allocable to the related loan group or related Swap Termination Payment (not due to a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Issuing Entity) owed to the Swap Provider for such Payment Date and any such payments remaining unpaid for any prior Payment Date. Investment earnings on amounts on deposit in the Payment Account are not part of Available Funds.

Available Funds Rate - Any of the Group I, Group II-1, Group II-2, Group III, Group IV and Group V Available Funds Rate.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basic Principal Distribution Amount— With respect to any Payment Date and Loan Group I, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A Notes and Class I-M Notes and Unpaid Interest Shortfalls for the Class I-A Notes, for such Payment Date and (b) the related Principal Remittance Amount for the Group I Loans for such Payment Date. With respect to any Payment Date and Loan Group II, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class II-A Notes and Class II-M Notes and Unpaid Interest Shortfalls, the the Class II-A Notes, for such Payment Date and (b) the related Principal Remittance Amount for the Group II Loans for such Payment Date. With respect to any Payment Date and Loan Group III, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class III-A Notes and Class III-M Notes and Unpaid Interest Shortfalls for the Class III-A Notes, for such Payment Date and (b) the related Principal Remittance Amount for the Group III Loans for such Payment Date. With respect to any Payment Date and Loan Group IV, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class IV-A Notes and Class IV-M Notes and Unpaid Interest Shortfalls for the Class IV-A Notes, for such Payment Date and (b) the related Principal Remittance Amount for the Group IV Loans for such Payment Date.

Basis Risk Shortfall— With respect to any class of LIBOR Notes, on each Payment Date where clause (ii) of the definition of “Note Interest Rate” is less than clause (i) of the definition of “Note Interest Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

Basis Risk Shortfall Carryforward Amount — With respect to each class of LIBOR Notes, and any Payment Date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the related Note Interest Rate for such payment date, to the extent previously unreimbursed by the related Net Monthly Excess Cashflow or the related Cap Contracts or the Interest Rate Swap Agreement.

Book-entry Notes— Each class of Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Contracts— The interest rate Cap Contracts between the Owner Trustee on behalf of the trust and the Cap Contract Provider primarily for the benefit of the Class II-A-1, Class II-M and Class III-A-1 Notes.

Cap Contract Provider — Barclays Bank PLC.

Cap Contract Provider Termination Event — As provided in the related Cap Contract, any default with respect to the Cap Contract Provider with respect to the related Cap Contract where the related Cap Contract Provider is terminated and is not replaced by a new cap contract provider or the related Cap Contract Provider is unable to make payments.

Charged-Off HELOC: A HELOC with a balance that has been written down on the HELOC Servicer’s servicing system in accordance with its policies and procedures and any HELOC that is more than 180 days past due.

Class I-A Notes— The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes.

Class I-A Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 84.125% and (ii) on or after the Payment Date in July 2012 approximately 87.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M Notes— The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes.

Class I-M-1 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 89.25% and (ii) on or after the Payment Date in July 2012 approximately 91.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-2 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M-1 Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class I-M-1 Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 93.00% and (ii) on or after the Payment Date in July 2012 approximately 94.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-3 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1 and Class I-M-2 Notes (after taking into account the distribution of Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 94.626% and (ii) on or after the Payment Date in July 2012 approximately 95.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-4 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 96.00% and (ii) on or after the Payment Date in July 2012 approximately 96.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-5 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 97.50% and (ii) on or after the Payment Date in July 2012 approximately 98.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-6 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 Notes and Class I-M-5 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 98.75% and (ii) on or after the Payment Date in July 2012 approximately 99.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class II-A Notes— The Class II-A-1 Notes and Class II-A-2 Notes.

Class II-A-1 Notes— The Class II-A-1A, Class II-A-1B and Class II-A-1C Notes.

Class II-M Notes— The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes.

Class II-A Principal Allocation Fraction—  For any payment date (i) the Class II-A-1 Notes and (ii) the Class II-A-2 Notes, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the mortgage loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Remittance Amount for all of the Group II Loans to be distributed on that Payment Date.

Class II-A Principal Distribution Amount—  For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, the sum of the Class II-A-1 Principal Distribution Amount and the Class II-A-2 Principal Distribution Amount.

Class II-A-1 Principal Distribution Amount—  For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class II-A-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II-1 Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 86.10% and (ii) the aggregate Stated Principal Balance of the related Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II-1 Cut-off Date Balance.

Class II-A-2 Principal Distribution Amount—  For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class II-A-2 Notes immediately prior to such Payment Date over of (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II-2 Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 86.10% and (ii) the aggregate Stated Principal Balance of the related Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II-2 Cut-off Date Balance.

Class II-M-1 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class II-A Notes (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class II-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 90.90% and (ii) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II Cut-off Date Balance.

Class II-M-2 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class II-A and Class II-M-1 Notes (after taking into account the distribution of the Class II-A and Class II-M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class II-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 94.30% and (ii) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II Cut-off Date Balance.

Class II-M-3 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class II-A, Class II-M-1 and Class II-M-2 Notes (after taking into account the distribution of the Class II-A, Class II-M-1 and Class II-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class II-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 95.40% and (ii) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II Cut-off Date Balance.

Class II-M-4 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Notes (after taking into account the distribution of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class II-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 96.40% and (ii) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II Cut-off Date Balance.

Class II-M-5 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Notes (after taking into account the distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class II-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 99.00% and (ii) the aggregate Stated Principal Balance of the Group II Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group II Cut-off Date Balance.

Class III-A Notes— Any of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes.

Class III-A Principal Distribution Amount—  For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class III-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 85.00% and (ii) the aggregate Stated Principal Balance of the related Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-M Notes— Any of the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes.

Class III-M-1 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A Notes (after taking into account the distribution of the Class III-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class III-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 90.00% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-M-2 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A and Class III-M-1 Notes (after taking into account the distribution of the Class III-A and Class III-M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class III-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 92.40% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-M-3 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class III-M-1 and Class III-M-2 (after taking into account the distribution of the Class III-A, Class III-M-1 and Class III-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class III-M- 3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 93.40% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-M-4 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class III-M-1, Class III-M-2 and Class III-M-3 (after taking into account the distribution of the Class III-A, Class III-M-1, Class III-M-2 and Class III-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class III-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 94.90% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-M-5 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3 and Class III-M-4 (after taking into account the distribution of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3 and Class III-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class III-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 96.30% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-M-6 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 (after taking into account the distribution of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class III-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 98.00% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group III Cut-off Date Balance.

Class III-A-5 Percentage— For any Payment Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Note Principal Balance of the Class III-A-5 Notes immediately prior to such Payment Date by (y) the aggregate Note Principal Balance of the Class III-A Notes immediately prior to such Payment Date.

Class III-A-5 Priority Amount— For any Payment Date, the lesser of (i) the Note Principal Balance of the Class III-A-5 Notes immediately prior to such Payment Date and (ii) the product of (x)(A) with respect to any Payment Date prior to the Group III Stepdown Date or for which a Group III Trigger Event is in effect, the Group III Principal Distribution Amount payable to the holders of the Class III-A Notes on that Payment Date, or (B) with respect to any payment date on or after the related Stepdown Date and for which related Trigger Event is not in effect, the Class III-A Principal Distribution Amount payable to the holders of the Class III-A Notes on that Payment Date, (y) the Class III-A-5 Percentage and (z) the Class III-A-5 Shift Percentage.

Class III-A-5 Shift Percentage— For any Payment Date occurring prior to the 37th Payment Date, 0%; for the 37th through 60th Payment Dates, 45%; for the 61st through 72nd Payment Dates, 80%; for the 73rd through 84th Payment Dates, 100%; and thereafter, 300%.

Class IV-A Principal Distribution Amount—  For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class IV-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 45.50% and (ii) the aggregate Stated Principal Balance of the related Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M Notes— Any of the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes.

Class IV-M-1 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A Notes (after taking into account the distribution of the Class IV-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 61.20% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M-2 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A and Class IV-M-1 Notes (after taking into account the distribution of the Class IV-A and Class IV-M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 73.00% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M-3 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A, Class IV-M-1 and Class IV-M-2 (after taking into account the distribution of the Class IV-A, Class IV-M-1 and Class IV-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M- 3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 79.70% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M-4 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A, Class IV-M-1, Class IV-M-2 and Class IV-M-3 (after taking into account the distribution of the Class IV-A, Class IV-M-1, Class IV-M-2 and Class IV-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 82.50% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M-5 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3 and Class IV-M-4 (after taking into account the distribution of the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3 and Class IV-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 84.70% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M-6 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4 and Class IV-M-5 (after taking into account the distribution of the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4 and Class IV-M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 88.80% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class IV-M-7 Principal Distribution Amount— For any applicable Payment Date an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 (after taking into account the distribution of the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class IV-M-7 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) approximately 96.10% and (ii) the aggregate Stated Principal Balance of the Group IV Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group IV Cut-off Date Balance.

Class M Notes — The Class I-M, Class II-M, Class III-M and Class IV-M Notes.

Closing Date — June 30, 2006.

Collection Account— The account or accounts created and maintained by the HELOC Servicer pursuant to the HELOC Servicing Agreement. The Collection Account shall be an Eligible Account.

Compensating Interest— Any payments made by the Master Servicer or the Servicer pursuant to the Master Servicing Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage— With respect to the Class I-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class I-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class II-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class II-M Notes and the related Overcollateralization Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class III-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class III-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class IV-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class IV-M Notes and the related Overcollateralization Amount the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

Cut-off Date— With respect to the Group I, Group II, Group III and Group IV Loans, June 1, 2006 and with respect to the Group V Loans, June 20, 2006.

Debt Service Reduction— With respect to any mortgage loan, a reduction in the scheduled monthly payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Rate— For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the close of business on the last day of such month, or Due Period, as applicable.

Depositor — American Home Mortgage Securities LLC.

Determination Date— With respect to any Payment Date, the 18th day of the related month or, if such day is not a business day, the immediately preceding business day.

Disregarded Entity - Any entity that is wholly owed by a real estate investment trust and that, for federal income tax purposes, is disregarded as an entity separate from such real estate investment trust, including any qualified REIT subsidiary, within the meaning of Section 856(i) of the Code.

DOL Regulations—The Regulations provided under 29 C.F.R. Section 2510.3-101.

Draw— With respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

Draw Period— With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

Due Date— With respect to each mortgage loan or HELOC, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period— With respect to any Payment Date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs. With respect to any Payment Date and the Group V HELOCs, the period commencing on the 11th of the month immediately preceding the month in which such Payment Date occurs and ending on the 10th day of the month in which such Payment Date occurs, or, in the case of the first Due Period, the period commencing on June 20, 2006 and ending on July 10, 2006.

Eligible Account — Either (i) an account maintained with a federal or state chartered depository institution or trust company having corporate trust powers, the short term deposit or debt obligations of which (or of such institution’s parent holding company) are rated at least A-1 by S&P at the time of any deposit therein and the long term deposit or debt obligations of which (or of such institution’s parent holding company) are rated in one of the three highest long term rating categories of S&P at the time of deposit therein or (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity. Eligible Accounts may be with the Indenture Trustee (provided that it otherwise meets the requirements of the foregoing definition) and may bear interest.

The Eligible Account shall be separate and identifiable, segregated from all other accounts maintained with the holding institution. Each account with respect to the HELOCs shall be established and maintained in the name of HELOC Servicer for the benefit of the Class V-A Noteholders. Such Eligible Account shall not be evidenced by a certificate of deposit, a passbook, or other instrument.

Equity Securities - The Trust Certificate, the Class P Certificates and each Class of Restricted Notes and.

Event of Default— Any one of the following: (a) the failure by the Issuing Entity to pay Accrued Note Interest on any Class of Notes with respect to a Payment Date on such Payment Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity and the Credit Enhancer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity and the Credit Enhancer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the failure by the Issuing Entity on the final scheduled Payment Date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carryforward Amounts, Net WAC Shortfall Carryforward Amounts and to reduce the Note Principal Balances of all of the Notes to zero or (g) the Trust becomes subject to taxation as a corporation.

Fixed Rate Note— Any Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4 or Class III-M Note.

Floating Allocation Percentage — For any Payment Date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the Group V Pool Balance, at the end of the previous Due Period (in the case of the first Payment Date, the Group V Cut-off Date Balance), provided such percentage shall not be greater than 100%.

Group I Available Funds Rate - On any Payment Date and any class of Class I-A Notes and Class I-M Notes, the per annum rate equal to the product of (a) the lesser of (i) the weighted average of the Net Mortgage Rates of the Group I Loans, included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, and (ii) the product of (A) the related Available Funds and (B) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group I Loans as of the Due Date occurring in the month preceding the month of that Payment Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

Group I Cut-off Date Balance— The aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

Group II Cut-off Date Balance— The sum of the Group II-1 Cut-off Date Balance and the Group II-2 Cut-off Date Balance.

Group II Subordinate Available Funds Rate - On any Payment Date and any class of Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 or Class II-M-5 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-1 and Loan Group II-2 included in the trust as of the end of the prior Due Period, weighted on the basis of the Note Principal Balances thereof as of the end of the prior Due period, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans of Loan Group II-1 and Loan Group II-2, the aggregate Note Principal Balance of the related Group II Senior Notes, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period.

Group II Subordinate Notes— The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes.

Group II-1 Available Funds Rate - On any Payment Date and any class of Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-1 included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the Group II-1 Loans as of the end of the prior Due Period times a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

Group II-1 Cut-off Date Balance— The aggregate Stated Principal Balance of the Group II-1 Loans as of the Cut-off Date.

Group II-2 Available Funds Rate - On any Payment Date and the Class II-A-2 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-2 included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the Group II-2 Loans as of the end of the prior Due Period times a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

Group II-2 Cut-off Date Balance— The aggregate Stated Principal Balance of the Group II-2 Loans as of the Cut-off Date.

Group III Available Funds Rate - On any Payment Date and any class of Class III-A-1 Notes and Class III-M Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group III, included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, times (b) with respect to the Class III-A-1 Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

Group III Cut-off Date Balance— The aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date.

Group IV Available Funds Rate - On any Payment Date and any class of Class IV-A Notes and Class IV-M Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the Group IV Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period minus (c) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding Stated Principal Balance of the Group IV Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding Stated Principal Balance of the Group IV Loans and (ii) 12.

Group IV Cut-off Date Balance— The aggregate Stated Principal Balance of the Group IV Loans as of the Cut-off Date.

Group V Available Funds Rate - For any Payment Date and any class of Class V-A Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group V included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, minus (i) the HELOC servicing fee rate, (ii) the rate at which the Securities Administrator's fees are calculated and (iii) the per annum premium to the Credit Enhancer with respect to the Policy.

Group V Cut-off Date Balance— The aggregate Stated Principal Balance of the Group V HELOCs as of the Cut-off Date.

Group V Excess Spread Percentage— With respect to any payment date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group V HELOCs for that payment date over (y) the sum of the Accrued Note Interest on the Group V HELOCs, the premium due to the Credit Enhancer under the Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Credit Enhancer pursuant to the Insurance Agreement, and the related servicing fee for such payment date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group V HELOCs as of the beginning of the related Due Period.

HELOC Back-Up Servicer - GMAC Mortgage Corporation or its successor in interest.

HELOC Back-Up Servicing Agreement — The HELOC Back-Up Servicing Agreement dated as of June 30, 2006, among the HELOC Back-Up Servicer, Indenture Trustee and Issuing Entity.

HELOC Back-Up Servicing Fee— With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Back-Up Servicer pursuant to the HELOC Back-Up Servicing Agreement in respect of back-up servicing compensation that accrues at an annual rate equal to the HELOC Back-Up Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Servicer - American Home Mortgage Acceptance, Inc., or its successor in interest.

HELOC Servicer Termination Event— A removal of the HELOC Servicer by the Credit Enhancer for “cause.” Cause shall mean any material breach of any obligation, covenant, or trigger under the transaction documents subject to cure provisions relating to such breach as agreed to by the parties. In particular, HELOC Servicer Termination Events with respect to the HELOC Servicer shall include:

(a) The occurrence of a draw on the Policy greater than or equal to 1.50% of the original balance of the group V-A HELOCS;

(b) Cumulative Charge-Off Amounts, as a percentage of the HELOC pool balance as of the Closing Date, exceed the following:

Months	Percentage
0 - 12	1.00%
13 - 24	2.00%
25 - 36	3.00%
37 - 48	4.00%
49+	5.00%

(c) AHMC fails to have a tangible net worth of at least $530 million as described in the Agreements.

HELOC Servicing Agreement — The Servicing Agreement, dated as of June 30, 2006, among the HELOC Servicer, HELOC Back-Up Servicer, the related Seller, Indenture Trustee and Issuing Entity.

HELOC Servicing Fee - With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Servicer in respect of servicing compensation that accrues at an annual rate equal to the HELOC Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Servicing Fee Rate - With respect to each HELOC, 0.50% per annum.

Indenture — The Indenture dated as of June 30, 2006, between the Issuing Entity, the Securities Administrator and the Indenture Trustee.

Indenture Trustee— Deutsche Bank Trust Company Americas, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Insurance Agreement — The Insurance Agreement dated as of June 30, 2006 among the Securities Administrator, Indenture Trustee, the Seller, the Issuing Entity, American Home Mortgage Investment Corp., the HELOC Servicer, the Depositor, the Owner Trustee and the Credit Enhancer, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Determination Date— With respect each class of LIBOR Notes (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences. With respect to the Class II-A-2 Notes and the Note Rate Change Date, and each six-month anniversary thereof, the second LIBOR Business Day preceding the related Accrual Period for that Payment Date.

Invested Amount— For any payment date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) as of the end of the previous Due Period and on the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts since the Cut-Off Date, including the Investor Charge-Off Amount for such Payment Date. The Invested Amount on the Closing Date is approximately $57,910,000.

Investor Charge-Off Amount— For any payment date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

Investor Interest Collections— For each payment date, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that payment date in respect of the Group V HELOCs, and consist of interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period, plus delinquent payments of interests and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer and HELOC Back-Up Servicer.

Investor Principal Distribution Amount— On every payment date from the first payment date through and including the payment date in June 2011, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the HELOCs during the related Due Period; and on every payment date after the payment date in July 2011 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. On any Payment Date, such amounts will be reduced by the related Overcollateralization Reduction Amount and increased by the related Overcollateralization Increase Amount.

Issuing Entity — With respect to the Notes, American Home Mortgage Investment Trust 2006-2, a Delaware statutory trust, or its successor in interest.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Note— Any Class I-A, Class I-M, Class II-A-1, Class II-M, Class III-A-1, Class IV-A, Class IV-M and Class V-A Notes.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the RMBS Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds— Amounts received by the RMBS Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

Loan Group— Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV or Loan Group V, as applicable.

LPMI Insurer— Triad Guaranty Insurance Corporation.

LPMI Insurer Fee — With respect to any payment date and each mortgage loan covered by a lender-paid mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate — With respect to each mortgage loan covered by a lender-paid mortgage insurance policy, the per annum rate payable to the related insurer under the related policy.

Managed Amortization Period— Begins on the Cut-off Date and ends on the earliest of the Payment Date in June 2011 or the occurrence of a Rapid Amortization Event.

Maximum Note Interest Rate— With respect to any Payment Date and the Class I-A Notes, 9.50% per annum. With respect to any Payment Date and the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, 11.25% per annuum. With respect to any Payment Date on or after the Note Rate Change Date and the Class II-A-2 Notes, 11.50% per annum. With respect to any Payment Date and the Class I-M Notes, 9.50% per annum. With respect to the Class II-M Notes, 11.50% per annum.

Maximum Rate— With respect to payment date and the Class V-A Notes, (a) the weighted average of the maximum loan rates of the Group V HELOCs, weighted on the basis of the related Stated Principal Balance of each Group V HELOC as of the first date of the related Due Period, minus (i) the HELOC Servicing Fee Rate (ii) the rate at which the Securities Administrator’s fees are calculated and (iii) the per annum premium due to the Credit Enhancer under the Policy expressed in dollars divided by aggregate Stated Principal Balance of the Group V HELOCs as of such payment date, for each such loan.

Minimum Monthly Payment— The minimum amount required to be paid by the mortgagor pursuant to the terms of a mortgage note related to a Group I Loan.

Monthly Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody's — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The mortgage loan purchase agreement relating to American Home Mortgage Investment Trust 2006-2, dated as of June 30, 2006, between American Home Mortgage Acceptance, Inc. and the Depositor.

Negative Amortization Amount— With respect to any Payment Date, the aggregate amount of negative amortization with respect to the Group I Loans for the related Due Period.

Net Liquidation Proceeds— With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the RMBS Servicer, Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow— With respect to Loan Group I for any Payment Date, the sum of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest and with respect to the Class A Notes only, the unpaid Interest Shortfall and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes and (b) the related Overcollateralization Release Amount. With respect to Loan Group II and Loan Group III, for any Payment Date, the sum of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest minus any payments from the Cap Contracts for the related Notes and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes. With respect to Loan Group IV, for any Payment Date, the sum of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest minus any payments from the Swap Agreement for the related Notes and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes and with respect to the Class A Notes only, the unpaid interest shortfall. In addition, the Net Monthly Excess Cashflow for any Payment Date will be increased to the extent of any amounts from the related Cap Contracts or Interest Rate Swap Agreement for the Group II, Group III and Group IV Loans and (b) the related Overcollateralization Release Amount.

Net Mortgage Rate— For any mortgage loan or HELOC, the then applicable mortgage rate thereon less (a) with respect to any mortgage loan, the RMBS Servicing Fee, (b) with respect to any HELOC, the sum of (1) the HELOC Servicing Fee Rate and (2) the premium due to the Credit Enhancer under the Policy, expressed as a per annum rate and (c) in the case of a mortgage loan covered by the LPMI Policy, the related LMPI Insurance Fee Rate.

Net Rate Cap — With respect to any Payment Date and the REMIC Notes and REMIC Certificates, a per annum rate, equal to the weighted average of the Net Mortgage Rates of the related mortgage loans for such Payment Date.

Net WAC Rate— With respect to any Payment Date and for any REMIC or the Class V-A Notes, a per annum rate equal to the weighted average of the Net Mortgage Rates of the related mortgage loans as of the first day of the month preceding the month in which such Payment Date occurs minus the Servicing Fee Rate and, for the Class V-A Notes, minus the premium payable to the Credit Enhancer.

Net WAC Shortfall Carryforward Amount — With respect to the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class-III-M-5 and Class III-M-6 Notes, for any Payment Date, the sum of (i) if on such Payment Date the Note Interest Rate for the related Notes is based on the related Available Funds Rate, the excess, if any, of (a) the Accrued Note Interest that would have been payable had the Note Interest Rate for the related Notes been calculated at (x) the LIBOR-based rate or (y) a fixed rate, as applicable, over (b) interest calculated at the Available Funds Rate and (ii) any such amounts remaining unpaid from prior Payment Dates with interest thereon at the Note Interest Rate for such Payment Date to the extent previously unreimbursed by related Net Monthly Excess Cashflow, and in the case of the Class II-A, Class II-M and Class III-A-1 Notes, by the related Cap Contract.

Note Group — Any of the group II-1 notes or the group II-2 notes.

Note Interest Rate— With respect to each Payment Date and the Class I-A, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class I-M and Class II-M Notes, the least of (a) LIBOR plus the related Note Margin of (b) the Maximum Note Interest Rate, and (c) the related Available Funds Rate. With respect to each Payment Date and the Class II-A-2 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 6.25% per annum, and (b) the related Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus the related Note Margin, (b) the related Maximum Note Interest Rate and (c) the related Available Funds Rate. With respect to each Payment Date and the Class III-A-1 Notes, the lesser of (a) LIBOR plus the related margin and (b) the related Available Funds Rate. With respect to each Payment Date and the Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 Notes, the lesser of (a) 6.20%, 6.45%, 6.60%, 6.25%, 6.60%, 6.60%, 6.60%, 6.60%, 6.60% and 6.60%, respectively, and (b) the related Available Funds Rate. With respect to each Payment Date and the Class III-A-1, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes, the lesser of (a) LIBOR plus the related Note Margin and (b) the related Available Funds Rate. With respect to each Payment Date and the Class V-A Notes, the least of (a) LIBOR plus 0.14% per annum (b) the related Maximum Rate, and (c) the related Available Funds Rate.

Note Margin— With respect to the Class I-A-1 Notes, on any Payment Date on or prior to the Step-Up Date, 0.080% per annum, and on any Payment Date after the Step-Up Date, 0.160% per annum. With respect to the Class I-A-2 Notes, on any Payment Date on or prior to the Step-Up Date, 0.160% per annum, and on any Payment Date after the Step-Up Date, 0.320% per annum. With respect to the Class I-A-3 Notes, on any Payment Date on or prior to the Step-Up Date, 0.240% per annum, and on any Payment Date after the Step-Up Date, 0.480% per annum. With respect to the Class I-A-4 Notes, on any Payment Date on or prior to the Step-Up Date, 0.270% per annum, and on any Payment Date after the Step-Up Date, 0.540% per annum. With respect to the Class I-M-1 Notes, on any Payment Date on or prior to the Step-Up Date, 0.400% per annum, and on any Payment Date after the Step-Up Date, 0.600% per annum. With respect to the Class I-M-2 Notes, on any Payment Date on or prior to the Step-Up Date, 0.440% per annum, and on any Payment Date after the Step-Up Date, 0.660% per annum. With respect to the Class I-M-3 Notes, on any Payment Date on or prior to the Step-Up Date, 0.500% per annum, and on any Payment Date after the Step-Up Date, 0.750% per annum. With respect to the Class I-M-4 Notes, on any Payment Date on or prior to the Step-Up Date, 1.300% per annum, and on any Payment Date after the Step-Up Date, 1.950% per annum. With respect to the Class I-M-5 Notes, on any Payment Date on or prior to the Step-Up Date, 1.700% per annum, and on any Payment Date after the Step-Up Date, 2.550% per annum. With respect to the Class I-M-6 Notes, on any Payment Date on or prior to the Step-Up Date, 2.400% per annum, and on any Payment Date after the Step-Up Date, 3.600% per annum. With respect to the Class II-A-1A Notes, on any Payment Date on or prior to the Step-Up Date, 0.080% per annum, and on any Payment Date after the Step-Up Date, 0.160% per annum. With respect to the Class II-A-1B Notes, on any Payment Date on or prior to the Step-Up Date, 0.190% per annum, and on any Payment Date after the Step-Up Date, 0.380% per annum. With respect to the Class II-A-1C Notes, on any Payment Date on or prior to the Step-Up Date, 0.260% per annum, and on any Payment Date after the Step-Up Date, 0.520% per annum. With respect to the Class II-A-2 Notes, on any Payment Date on or after the Note Rate Change Date, 1.625% per annum. With respect to the Class II-M-1 Notes, on any Payment Date on or prior to the Step-Up Date, 0.330% per annum, and on any Payment Date after the Step-Up Date, 0.495% per annum. With respect to the Class II-M-2 Notes, on any Payment Date on or prior to the Step-Up Date, 0.430% per annum, and on any Payment Date after the Step-Up Date, 0.645% per annum. With respect to the Class II-M-3 Notes, on any Payment Date on or prior to the Step-Up Date, 1.050% per annum, and on any Payment Date after the Step-Up Date, 1.575% per annum. With respect to the Class II-M-4 Notes, on any Payment Date on or prior to the Step-Up Date, 1.200% per annum, and on any Payment Date after the Step-Up Date, 1.800% per annum. With respect to the Class II-M-5 Notes, on any Payment Date on or prior to the Step-Up Date, 2.000% per annum, and on any Payment Date after the Step-Up Date, 3.000% per annum. With respect to the Class III-A-1 Notes, on any Payment Date on or prior to the Step-Up Date, 0.110% per annum, and on any Payment Date after the Step-Up Date, 0.220% per annum. With respect to the Class IV-A Notes, on any Payment Date on or prior to the Step-Up Date, 0.180% per annum, and on any Payment Date after the Step-Up Date, 0.360% per annum. With respect to the Class IV-M-1 Notes, on any Payment Date on or prior to the Step-Up Date, 0.400% per annum, and on any Payment Date after the Step-Up Date, 0.600% per annum. With respect to the Class IV-M-2 Notes, on any Payment Date on or prior to the Step-Up Date, 0.550% per annum, and on any Payment Date after the Step-Up Date, 0.825% per annum. With respect to the Class IV-M-3 Notes, on any Payment Date on or prior to the Step-Up Date, 1.300% per annum, and on any Payment Date after the Step-Up Date, 1.950% per annum. With respect to the Class IV-M-4 Notes, on any Payment Date on or prior to the Step-Up Date, 1.500% per annum, and on any Payment Date after the Step-Up Date, 2.250% per annum. With respect to the Class IV-M-5 Notes, on any Payment Date on or prior to the Step-Up Date, 2.500% per annum, and on any Payment Date after the Step-Up Date, 3.750% per annum. With respect to the Class IV-M-6 Notes, on any Payment Date on or prior to the Step-Up Date, 2.500% per annum, and on any Payment Date after the Step-Up Date, 3.750% per annum.

Note Owner— Any person who is the beneficial owner of a Book-entry Note.

Note Principal Balance— With respect to any Note, as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus any Subsequent Recoveries allocated thereto and (b) minus the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates as described in this prospectus supplement. Interest will accrue on the Note Principal Balance of the Notes as reduced as provided in this definition.

Note Rate Change Date— With respect to the Class II-A-2 Notes, the Payment Date in March 2011.

Noteholder— A holder of a Note.

Notes — Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6, Class IV-M-7 and Class V-A Notes.

Offered Notes— Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes.

Outstanding Principal Balance— With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Increase Amount— With respect to the Group I, Group II, Group III and Group IV Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date). With respect to the Group V Loans and any payment date, the excess of (1) the lesser of (a) remaining Investor Interest Collections following payment of the amounts described in clauses (1) through (4) under "Description of the Notes -- Payments on the Class V-A Notes" in this Prospectus Supplement and (b) the related Overcollateralization Target Amount over (2) the related Overcollateralized Amount (after taking into account payments to the related Notes of the Principal Collections on such payment date).

Overcollateralization Release Amount — For any Payment Date and Loan Group I, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group I Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group I Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group II, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group II Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group II Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group III, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group III Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group III Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group IV, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group IV Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group IV Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group V, an amount equal to the lesser of (x) the Principal Collections with respect to the Group V Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Collections with respect to the Group V Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date.

Overcollateralization Target Amount— With respect to Loan Group I, and any Payment Date, the sum of (x) the aggregate Additional Net Negative Amortization Amount on the Group I Loans since the Cut-off Date and (y) (1) prior to the related Step-Down Date, 0.50% of the Group I Cut-off Date Balance or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) on any Payment Date (i) prior to the Payment Date in July 2012, 1.25% of the aggregate Stated Principal Balance of the Group I Loans and (ii) on and thereafter, 1.00% of the aggregate Stated Principal Balance of the Group I Loans and (b) 0.50% of the Group I Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date.

With respect to Loan Group II, and any Payment Date (1) prior to the related Step-Down Date, 0.50% of the Group II Cut-off Date Balance or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) 1.00% of the aggregate Stated Principal Balance of the Group II Loans and (b) 0.35% of the Group II Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group II Loans will be the same as on the prior Payment Date.

With respect to Loan Group III, and any Payment Date (1) prior to the related Step-Down Date, 1.00% of the Group III Cut-off Date Balance or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) 2.00% of the aggregate Stated Principal Balance of the Group I Loans and (b) 0.35% of the Group I Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date.

With respect to Loan Group IV, and any Payment Date, (i) prior to the Group IV Stepdown Date, an amount equal to the product of (x) 1.95% of the Group IV Cut-off Date Balance and (ii) on or after the Group IV Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.90% of the aggregate stated principal balance of the Group IV Loans as of the last day of the related Due Period and (y) 0.50% of the Group IV Cut-off Date Balance and (b) the sum of the aggregate stated principal balance of the Mortgage Loans delivered on the Cut-Off Date and (iii) if a Trigger Event is in effect, the related Overcollateralization Target Amount for the immediately preceding Payment Date.

With respect to Loan Group V and any Payment Date, (i) prior to the Group V Stepdown Date, an amount equal to the product of (x) 1.70% of the Group V Cut-off Date Balance and (ii) on or after the Group V Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.40% of the aggregate stated principal balance of the Group V Loans as of the last day of the related Due Period and (y) the product of (a) 0.50% and (b) the aggregate stated principal balance of the Group V Loans delivered on the Cut-Off Date and (iii) if a Trigger Event is in effect, the related Overcollateralization Target Amount for the immediately preceding Payment Date.

Overcollateralized Amount— For any Payment Date and for each of Loan Group I, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and for each of Loan Group II, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class II-A Notes and Class II-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and for each of Loan Group III, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class III-A Notes and Class III-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and for each of Loan Group IV, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class IV-A Notes and Class IV-M Notes as of such Payment Date (assuming that 100% of the related Principal Collections is applied as a principal payment on these Notes on such Payment Date). For any payment date and Loan Group V, the amount, if any, by which (i) Invested Amount exceeds (ii) the Note Principal Balance of the Class V-A Notes as of such payment date (after giving effect to all other distributions of principal on these Notes on such payment date). The initial amount of overcollateralization in the Group V HELOCs is approximately zero.

Owner Trustee— Wilmington Trust Company of Delaware and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Payment Account— The account established by the Securities Administrator pursuant to Section 3.01 of the Indenture.

Payment Cap— 7.50% of the Minimum Monthly Payment.

Payment Date— In each month, the 25th day of the month or, if that day is not a business day, the next business day.

Policy — The financial guaranty insurance policy (No. CIFG NA-1041) with respect to the Class V-A Notes and all endorsements thereto, if any , dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class V-A Notes only.

Prepayment Penalty— Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Period— With respect to any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Collections — For each payment date, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that payment date in respect of the Group V HELOCs, and consist of amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any purchase price or any substitution adjustment amounts paid during the preceding Due Period to be distributed to the Class V-A Noteholders pursuant to the related Indenture, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, Custodian, HELOC Servicer and HELOC Back-Up Servicer.

Principal Distribution Amount— For any Payment Date, with respect to the Group I, Group II, Group III and Group IV Loans, an amount equal to sum of (a) the related Basic Principal Distribution Amount and (b) the related Overcollateralization Increase Amount, less (c) the related Overcollateralization Release Amount.

Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal Remittance Amount— For any Payment Date and any Loan Group, or the mortgage loans in the aggregate, as applicable, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Sponsor or holder of the Trust Certificate, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

Protected Account— An account established and maintained for the benefit of Noteholders by the RMBS Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the RMBS Servicing Agreement.

Rapid Amortization Period— The period beginning on the earlier of Payment Date in July 2011 (61st payment date) or the occurrence of a Rapid Amortization Event.

Rating Agencies— S&P, Moody’s and Fitch.

Realized Loss— With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date— For each class of LIBOR Notes, and each Payment Date, will be the close of business on the business day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the “Record Date” for such class of Notes shall be the close of business on the last business day of the calendar month preceding such Payment Date. For each of the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-5, Class III-M-1 and Class III-M-2 Notes and each Payment Date, the close of business on the last business day of the calendar month preceding such Payment Date.

Reference Banks— Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

Relief Act Shortfall— For any Payment Date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

REO Property— A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the RMBS Servicer or RMBS Master Servicer pursuant to the RMBS Master Servicing Agreement or RMBS Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Notes — Assignment of Trust Fund Assets” in the prospectus.

Reserve Interest Rate— With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Restricted Notes - The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes.

Retained Notes -- Any Class or portion of any such other class of Notes that is not a class of Restricted Notes and that is acquired by AHMC or one of its wholly owned Disregarded Entities at closing.

RMBS Master Servicer— Wells Fargo Bank, National Association, or its successor in interest.

RMBS Master Servicing Agreement: — The Master Servicing Agreement dated as of June 30, 2006, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and American Home Mortgage Investment Trust 2006-2.

RMBS Servicer - American Home Mortgage Servicing, Inc., or its successor in interest

RMBS Servicing Agreement — The RMBS Servicing Agreement dated as of June 30, 2006, among the RMBS Master Servicer, Indenture Trustee, the Seller, the RMBS Servicer and American Home Mortgage Investment Trust 2006-2.

RMBS Servicing Fee— With respect to each related mortgage loan and any payment date, the fee payable monthly to the related RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the related RMBS Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

RMBS Servicing Fee Rate— With respect to any Group I Loan with an original loan amount of less than or equal to $417,000, 0.375% per annum. With respect to any Group I Loan with an original loan amount of greater than $417,000, 0.25% per annum. With respect to each Group II Loan, 0.25% per annum during the initial fixed period, increasing to 0.375% per annum after the first interest rate change date for any Group II Loan with an original loan amount less than or equal to $417,000, remaining at 0.25% for any Group II Loan with an original loan amount greater than $417,000. With respect to each Group III Loan, 0.25% per annum. With respect to each Group IV Loan, 0.50% per annum.

RMBS Servicing Rights Pledgee:— One or more lenders, selected by the RMBS Servicer, to which such party may pledge and assign all of its right, title and interest in, to and under the RMBS Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Rolling Three Month Delinquency Rate— With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

S&P— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator— Wells Fargo Bank, National Association, or its successor in interest.

Sponsor — American Home Mortgage Acceptance, Inc., in its capacity as mortgage loan seller.

Stated Principal Balance— With respect to any mortgage loan and HELOC and any Payment Date (1) the unpaid principal balance of such mortgage loan or HELOC as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any HELOC, the principal balance of the HELOC as of the Cut-off Date, plus any Additional Balances in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC is zero.

Stepdown Date— With respect to the Group I Loans, the earlier to occur of (i) the first Payment Date on which the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class I-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 15.875% until the 72nd Payment Date, and 12.70% thereafter.

With respect to the Group II Loans, the earlier to occur of (i) the first Payment Date on which the aggregate Note Principal Balance of the Class II-A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class II-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group II Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 13.90%.

With respect to the Group III Loans, the earlier to occur of (i) the first Payment Date on which the aggregate Note Principal Balance of the Class III-A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class III-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group III Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 15.00%.

With respect to the Group IV Loans, the later to occur of (i) the Payment Date in July 2009 and (ii) the date that the Credit Enhancement Percentage for the Class IV-A Notes (calculated for this purpose without taking into account distributions of principal to the holders of the Notes then entitled to distributions of principal on such Payment Date) is greater than or equal to 54.50%.

With respect to the Group V HELOCS, the later to occur of (i) the Payment Date in January 2009 and (ii) the date that the Credit Enhancement Percentage for the Class V-A Notes (calculated for this purpose without taking into account distributions of principal to the holders of the Notes then entitled to distributions of principal on such Payment Date) is greater than or equal to 3.40%.

Step-Up Date— With respect to the Notes related to each Loan Group, the Payment Date after the first Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such Loan Group as of the Cut-Off Date.

Subsequent Recoveries— Any liquidation proceeds received after the final liquidation of a mortgage loan.

Telerate Screen Page 3750— The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TMP Trigger Event - The occurrence of any event which causes the Issuing Entity to become taxable as a corporation.

Transferor Interest— Represents the pari passu interest in the Group V HELOCs equal to the sum of (a) during the Managed Amortization Period, the excess, if any, of the cumulative amounts of draws over Principal Collections on the HELOCs and (b) the cumulative amount of draws on the HELOCs beginning with the Rapid Amortization Period, in each case as defined in this prospectus supplement. The Transferor Interest is calculated as the outstanding pool balance of the HELOCs at the end of the previous Due Period less the Invested Amount.

Trigger Event—With respect to Loan Group I, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a) the Rolling Three Month Delinquency Rate for the Group I Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 40% of the aggregate Note Principal Balance of the Class I-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of the Group I Loans; or

(b) the cumulative amount of Realized Losses incurred on the Group I Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date:

July 2008 to June 2009	0.45%
July 2009 to June 2010	0.75%
July 2010 to June 2011	1.00%
July 2011 and June 2012	1.20%
July 2012 and thereafter	1.30%

With respect to Loan Group II, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a) the Rolling Three Month Delinquency Rate for the Group II Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 40% of the aggregate Note Principal Balance of the Class II-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of the Group II Loans; or

(b) the cumulative amount of Realized Losses incurred on the Group II Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date:

July 2008 to June 2009	0.30%
July 2009 to June 2010	0.70%
July 2010 to June 2011	1.00%
July 2011 and June 2012	1.25%
July 2012 and thereafter	1.50%

With respect to Loan Group III, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a) the Rolling Three Month Delinquency Rate for the Group III Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 46.67% of the aggregate Note Principal Balance of the Class III-M Notes plus the aggregate Overcollateralized Amount for Loan Group III, divided by the aggregate Stated Principal Balance of the Group IIILoans; or

(b) the cumulative amount of Realized Losses incurred on the Group III Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date:

July 2008 to June 2009	0.35%
July 2009 to June 2010	0.90%
July 2010 to June 2011	1.20%
July 2011 and thereafter	1.50%

With respect to Loan Group IV, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a)
the percentage obtained by dividing (x) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, all REO property and each Mortgage Loan in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, equals or exceeds 15% of the prior period's Credit Enhancement Percentage for the Class IV-A Notes; or

(b)
the aggregate amount of Realized Losses (as defined herein) incurred since the Cut-off Date through the last day of the related Due Period divided by the Cut-off Date Balance, exceeds the approximate applicable percentages set forth below with respect to such Payment Date:

July 2008 through June 2009	2.35% for the first month, plus an additional 1/12th of 2.90% for each month thereafter
July 2009 through June 2010	5.25% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
July 2010 through June 2011	7.00% for the first month, plus an additional 1/12th 1.50% for each month thereafter
July 2011 through June 2012	8.50% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
July 2012 and thereafter	9.00%.

With respect to Loan Group V, a Trigger Event is in effect with respect to any payment date on and after the Stepdown Date if either

(a) the average of the Group V Excess Spread Percentage for that payment date and the prior two payment dates is less than or equal to 2.0% per annum;

(b) the Rolling Three Month Delinquency Rate for the Group V HELOCs as of the close of business on the last day of the preceding Due Period exceeds 4.00% of aggregate Stated Principal Balance of Group V HELOCs;

(c) the cumulative amount of Charge-Off Amounts incurred on the Group V HELOCs from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group V HELOCs as of the Cut-off Date:

July 2009 to June 2010	2.25%
July 2010 to June 2012	3.00%
July 2012 and June 2014	3.50%
July 2014 and thereafter	3.75%

Trust Agreement— The Amended and Restated Trust Agreement dated as of June 30, 2006, among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Certificate— The owner trust certificate issued pursuant to the Trust Agreement, representing the beneficial ownership interest in the Trust.

Underwriters — With respect to the Offered Notes, other than the Class I-M-5 Notes, UBS Securities LLC, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and Lehman Brothers Inc.

Unpaid Interest Shortfalls— With respect to the mortgage loans in any Loan Group, (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, in each case to the extent not allocated to the related Net Monthly Excess Cash Flow or the related non-offered notes, plus interest on the amount of previously allocated Unpaid Interest Shortfalls on such class of Notes that remains unreimbursed, at the Note Interest Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Notes offered by this prospectus supplement, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(a) borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

(b) borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(d) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(e) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(f) Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(g) Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(h) Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(i) a citizen or resident of the United States;

(j) a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(k) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(l) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

SCHEDULE A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The description herein of the mortgage loans is based upon the estimates of the composition thereof as of the Cut-Off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-Off Date. Prior to the issuance of the Notes, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to June 1, 2006, (ii) requirements of the Rating Agencies, (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust fund. American Home Mortgage Investment Trust 2006-2 believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Notes are issues, although certain characteristics of the mortgage loans may vary.

Amortization Type
of the Group I Loans

Amortization Type of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
Interest Only	12	$7,950,636	2.30%
Negative Amortizing	816	338,298,950	97.70
Total	828	$346,249,586	100.00%

Prepayment Penalty Type
of the Group I Loans

Prepayment Penalty Type of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
No Prepay	239	$117,967,694	34.07%
6 mo - HARD	1	183,425	0.05
12 mo - HARD	216	83,070,699	23.99
24 mo - HARD	86	42,746,892	12.35
36 mo - HARD	286	102,280,876	29.54
Total	828	$346,249,586	100.00%

% with Prepay: 65.93
NZWA Prepay Term: 25
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group I Loans

Loan Originators of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
American Home Mortgage	828	$346,249,586	100.00%
Total	828	$346,249,586	100.00%

Current Principal Balance
of the Group I Loans

Current Principal Balance of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
$50,000.00 or less	7	$303,596	0.09%
$50,000.01 - $100,000.00	34	2,496,059	0.72
$100,000.01 - $150,000.00	61	7,650,318	2.21
$150,000.01 - $200,000.00	88	15,330,915	4.43
$200,000.01 - $250,000.00	89	19,835,660	5.73
$250,000.01 - $300,000.00	100	27,535,521	7.95
$300,000.01 - $417,000.00	154	54,812,797	15.83
$417,000.01 - $600,000.00	159	78,977,547	22.81
$600,000.01 - $800,000.00	66	43,579,750	12.59
$800,000.01 - $1,000,000.00	27	24,383,085	7.04
$1,000,000.01 - $1,250,000.00	15	16,484,116	4.76
$1,250,000.01 - $1,500,000.00	12	16,338,940	4.72
$1,500,000.01 - $1,750,000.00	6	9,472,402	2.74
$1,750,000.01 - $2,000,000.00	5	9,332,086	2.70
$2,000,000.01 - $2,250,000.00	1	2,110,706	0.61
$3,250,000.01 - $3,500,000.00	2	6,752,378	1.95
$4,750,000.01 - $5,000,000.00	1	4,817,358	1.39
$6,000,000.01 - $6,250,000.00	1	6,036,351	1.74
Total	828	$346,249,586	100.00%

Minimum: $34,539.86
Maximum: $6,036,350.80
Average: $418,175.83

Current Gross Rate
of the Group I Loans

Current Gross Rate of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
1.501% - 2.000%	28	$15,885,036	4.59%
2.001% - 2.500%	4	1,742,445	0.50
2.501% - 3.000%	1	255,912	0.07
4.001% - 4.500%	4	2,047,204	0.59
4.501% - 5.000%	27	13,201,687	3.81
5.001% - 5.500%	15	7,257,090	2.10
6.001% - 6.500%	8	2,435,379	0.70
6.501% - 7.000%	248	109,415,078	31.60
7.001% - 7.500%	221	90,238,602	26.06
7.501% - 8.000%	223	89,176,374	25.75
8.001% - 8.500%	39	11,971,119	3.46
8.501% - 9.000%	10	2,623,661	0.76
Total	828	$346,249,586	100.00%

Minimum: 1.750%
Maximum: 8.833%
Weighted Average: 6.837%

Remaining Months to Maturity
of the Group I Loans

Remaining Months to Maturity of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
351 - 355	19	$5,374,918	1.55%
356 - 360	395	175,551,591	50.70
421 - 480	414	165,323,077	47.75
Total	828	$346,249,586	100.00%

Minimum: 352
Maximum: 479
Weighted Average: 415

Seasoning
of the Group I Loans

Seasoning of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
1 - 6	815	$342,923,802	99.04%
7 - 12	13	3,325,784	0.96
Total	828	$346,249,586	100.00%

Minimum: 1
Maximum: 8
Weighted Average: 2

Original Loan-to-Value
of the Group I Loans

Original Loan-to-Value of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
15.01% - 20.00%	1	$200,949	0.06%
20.01% - 25.00%	1	95,569	0.03
30.01% - 35.00%	4	874,199	0.25
35.01% - 40.00%	5	1,766,230	0.51
40.01% - 45.00%	10	2,994,809	0.86
45.01% - 50.00%	8	3,436,554	0.99
50.01% - 55.00%	6	1,654,794	0.48
55.01% - 60.00%	14	14,738,471	4.26
60.01% - 65.00%	26	9,020,938	2.61
65.01% - 70.00%	54	33,801,487	9.76
70.01% - 75.00%	174	87,150,698	25.17
75.01% - 80.00%	387	148,279,301	42.82
80.01% - 85.00%	6	1,372,372	0.40
85.01% - 90.00%	83	29,725,245	8.58
90.01% - 95.00%	22	5,038,595	1.46
95.01% - 100.00%	27	6,099,375	1.76
Total	828	$346,249,586	100.00%

Minimum: 17.39%
Maximum: 100.00%
Weighted Average: 76.14%

Combined Loan-to-Value
of the Group I Loans

Combined Loan-to-Value of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
50.00% or less	28	$8,888,591	2.57%
50.01% - 55.00%	5	1,274,394	0.37
55.01% - 60.00%	14	14,969,248	4.32
60.01% - 65.00%	25	8,356,095	2.41
65.01% - 70.00%	55	34,181,887	9.87
70.01% - 75.00%	171	86,434,766	24.96
75.01% - 80.00%	373	142,081,203	41.03
80.01% - 85.00%	9	2,799,364	0.81
85.01% - 90.00%	99	36,126,068	10.43
90.01% - 95.00%	22	5,038,595	1.46
95.01% - 100.00%	27	6,099,375	1.76
Total	828	$346,249,586	100.00%

Minimum: 17.39%
Maximum: 100.00%
Weighted Average: 76.44%

Silent 2nd
of the Group I Loans

Silent 2nd of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
N	804	$336,549,129	97.20%
Y	24	9,700,458	2.80
Total	828	$346,249,586	100.00%

Geographical Distribution
of the Group I Loans (Top 5)

Geographical Distribution of the Group I Loans (Top 5)	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
California	247	$125,363,274	36.21%
Florida	158	62,219,230	17.97
Illinois	61	27,112,318	7.83
New York	23	16,463,985	4.75
Maryland	31	15,141,448	4.37
Other	308	99,949,330	28.87
Total	828	$346,249,586	100.00%

California Loan Breakdown
of the Group I Loans

California Loan Breakdown of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
Northern CA	152	$75,442,921	21.79%
Southern CA	95	49,920,354	14.42
State not in CA	581	220,886,312	63.79
Total	828	$346,249,586	100.00%

Top 10 Zip Codes
of the Group I Loans

Top 10 Zip Codes of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
60093	3	$7,371,632	2.13%
10021	1	4,817,358	1.39
33019	3	4,146,120	1.20
20854	1	3,381,585	0.98
94534	3	3,379,334	0.98
90069	1	3,370,793	0.97
29439	2	3,045,880	0.88
94513	5	2,860,519	0.83
94561	4	2,170,197	0.63
92024	1	2,110,706	0.61
Other	804	309,595,462	89.41
Total	828	$346,249,586	100.00%

Credit Scores
of the Group I Loans

Credit Scores of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
600 or less or not available	5	$1,276,930	0.37%
601 - 620	5	1,681,012	0.49
621 - 640	33	10,477,982	3.03
641 - 660	60	20,732,786	5.99
661 - 680	115	52,279,744	15.10
681 - 700	135	53,244,973	15.38
701 - 720	110	50,495,484	14.58
721 - 740	117	60,359,165	17.43
741 - 760	92	33,323,682	9.62
761 greater than or equal to	156	62,377,827	18.02
Total	828	$346,249,586	100.00%

Minimum (not less than 400): 604
Maximum: 820
Weighted Average: 715

Mortgage Property Types
of the Group I Loans

Mortgage Property Types of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
Coop	6	$3,121,228	0.90%
Condominium	114	45,567,944	13.16
PUD	174	79,714,272	23.02
Single Family	500	204,128,276	58.95
Two- to Four Family	34	13,717,866	3.96
Total	828	$346,249,586	100.00%

Occupancy Types
of the Group I Loans

Occupancy Types of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
Investor	223	$63,218,206	18.26%
Primary	543	255,143,170	73.69
Secondary	62	27,888,211	8.05
Total	828	$346,249,586	100.00%

Loan Purpose
of the Group I Loans

Loan Purpose of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
Purchase	270	$112,088,130	32.37%
Cash Out Refinance	415	180,045,178	52.00
Rate/Term Refinance	143	54,116,278	15.63
Total	828	$346,249,586	100.00%

Document Type
of the Group I Loans

Document Type of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
Full	235	$67,823,684	19.59%
Reduced	499	244,421,311	70.59
Stated Doc	94	34,004,592	9.82
Total	828	$346,249,586	100.00%

Gross Margin
of the Group I Loans

Gross Margin of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
2.001% - 2.250%	2	$363,194	0.10%
2.251% - 2.500%	52	22,130,359	6.39
2.501% - 2.750%	150	69,787,261	20.16
2.751% - 3.000%	167	76,511,833	22.10
3.001% - 3.250%	145	53,973,340	15.59
3.251% - 3.500%	138	49,872,461	14.40
3.501% - 3.750%	97	48,458,479	14.00
3.751% - 4.000%	51	16,087,403	4.65
4.001% - 4.250%	10	3,918,407	1.13
4.251% - 4.500%	10	3,498,049	1.01
4.501% - 4.750%	6	1,648,800	0.48
Total	828	$346,249,586	100.00%

Minimum: 2.120%
Maximum: 4.690%
Weighted Average: 3.115%

Gross Lifetime Maximum Rate
of the Group I Loans

Gross Lifetime Maximum Rate of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
9.501% - 10.000%	532	$260,992,518	75.38%
10.001% - 10.500%	226	64,434,459	18.61
10.501% - 11.000%	70	20,822,610	6.01
Total	828	$346,249,586	100.00%

Minimum: 9.950%
Maximum: 10.550%
Weighted Average: 10.061%

Teaser Period
of the Group I Loans

Teaser Period of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
<= 1	745	$304,023,307	87.80%
2 - 3	36	19,313,875	5.58
4 - 6	6	5,753,534	1.66
7 - 12	41	17,158,871	4.96
Total	828	$346,249,586	100.00%

WA TEASER: 2

Months to Roll
of the Group I Loans

Months to Roll of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
5 or less	787	$329,090,716	95.04%
6 - 11	41	17,158,871	4.96
Total	828	$346,249,586	100.00%

Average AS OF: June 1, 2006

Minimum: 1
Maximum: 10
Weighted Average: 1

Rate Adjustment Frequency
of the Group I Loans

Rate Adjustment Frequency of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
1	828	$346,249,586	100.00%
Total	828	$346,249,586	100.00%

Payment Adjustment Frequency
of the Group I Loans

Payment Adjustment Frequency of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
1	12	$7,950,636	2.30%
12	816	338,298,950	97.70
Total	828	$346,249,586	100.00%

Periodic Payment Cap
of the Group I Loans

Periodic Payment Cap of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
0	12	$7,950,636	2.30%
7.5	816	338,298,950	97.70
Total	828	$346,249,586	100.00%

Maximum Balance Amount
of the Group I Loans

Maximum Balance Amount of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
0	12	$7,950,636	2.30%
110	184	69,146,620	19.97
115	1	401,244	0.12
125	631	268,751,086	77.62
Total	828	$346,249,586	100.00%

NZWA NGM AMT: 121.92

Maximum Loan-to-Value
of the Group I Loans

Maximum Loan-to-Value of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
<= 50.00%	25	$11,546,550	3.33%
50.01% - 55.00%	7	1,732,929	0.50
55.01% - 60.00%	5	2,370,627	0.68
60.01% - 65.00%	8	2,666,646	0.77
65.01% - 70.00%	6	2,298,093	0.66
70.01% - 75.00%	20	21,289,211	6.15
75.01% - 80.00%	23	9,180,981	2.65
80.01% - 85.00%	52	21,076,607	6.09
85.01% - 90.00%	120	54,156,195	15.64
90.01% - 95.00%	138	66,916,657	19.33
95.01% - 100.00%	307	116,539,758	33.66
100.01% >=	117	36,475,333	10.53
Total	828	$346,249,586	100.00%

Recast Period
of the Group I Loans

Recast Period of the Group I Loans	Number of Group I Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group I Loans
0	12	$7,950,636	2.30%
60	816	338,298,950	97.70
Total	828	$346,249,586	100.00%

Amortization Type
of the Group II-1 Loans

Amortization Type of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Interest Only	139	$53,562,826	83.12%
Fully Amortizing	58	10,877,039	16.88
Total	197	$64,439,865	100.00%

Prepayment Penalty Type
of the Group II-1 Loans

Prepayment Penalty Type of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
No Prepay	195	$64,142,425	99.54%
24 mo - HARD	2	297,440	0.46
Total	197	$64,439,865	100.00%

% with Prepay: 0.46
NZWA Prepay Term: 24
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group II-1 Loans

Loan Originators of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
American Home Mortgage	197	$64,439,865	100.00%
Total	197	$64,439,865	100.00%

Current Principal Balance
of the Group II-1 Loans

Current Principal Balance of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
$50,000.00 or less	2	$91,221	0.14%
$50,000.01 - $100,000.00	15	1,199,470	1.86
$100,000.01 - $150,000.00	39	5,029,518	7.80
$150,000.01 - $200,000.00	34	5,955,907	9.24
$200,000.01 - $250,000.00	28	6,363,980	9.88
$250,000.01 - $300,000.00	15	4,128,923	6.41
$300,000.01 - $417,000.00	22	7,932,376	12.31
$417,000.01 - $600,000.00	17	8,322,246	12.91
$600,000.01 - $800,000.00	13	9,288,373	14.41
$800,000.01 - $1,000,000.00	6	5,594,993	8.68
$1,250,000.01 - $1,500,000.00	4	5,552,880	8.62
$2,250,000.01 - $2,500,000.00	1	2,280,000	3.54
$2,500,000.01 - $2,750,000.00	1	2,699,978	4.19
Total	197	$64,439,865	100.00%

Minimum: $44,999.99
Maximum: $2,699,977.54
Average: $327,105.91

Current Gross Rate
of the Group II-1 Loans

Current Gross Rate of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
3.501% - 4.000%	8	$2,493,671	3.87%
4.001% - 4.500%	12	2,233,288	3.47
4.501% - 5.000%	14	6,061,551	9.41
5.001% - 5.500%	21	3,296,938	5.12
5.501% - 6.000%	20	11,104,460	17.23
6.001% - 6.500%	22	7,153,785	11.10
6.501% - 7.000%	34	12,622,385	19.59
7.001% - 7.500%	38	11,837,345	18.37
7.501% - 8.000%	26	7,160,166	11.11
8.001% - 8.500%	1	227,430	0.35
8.501% - 9.000%	1	248,846	0.39
Total	197	$64,439,865	100.00%

Minimum: 3.750%
Maximum: 8.750%
Weighted Average: 6.359%

Remaining Months to Maturity
of the Group II-1 Loans

Remaining Months to Maturity of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
301 - 330	82	$26,987,887	41.88%
331 - 340	4	645,871	1.00
341 - 350	10	5,555,138	8.62
351 - 355	55	13,555,722	21.04
356 - 360	46	17,695,247	27.46
Total	197	$64,439,865	100.00%

Minimum: 315
Maximum: 357
Weighted Average: 341

Seasoning
of the Group II-1 Loans

Seasoning of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
1 - 6	83	$24,144,796	37.47%
7 - 12	22	10,575,804	16.41
13 - 18	5	1,979,267	3.07
19 - 24	2	246,457	0.38
25 - 36	53	16,721,556	25.95
37 - 60	32	10,771,986	16.72
Total	197	$64,439,865	100.00%

Minimum: 3
Maximum: 45
Weighted Average: 19

Original Loan-to-Value
of the Group II-1 Loans

Original Loan-to-Value of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
15.01% - 20.00%	2	$888,704	1.38%
20.01% - 25.00%	1	154,984	0.24
30.01% - 35.00%	2	915,000	1.42
35.01% - 40.00%	2	964,581	1.50
40.01% - 45.00%	7	2,998,539	4.65
45.01% - 50.00%	3	690,659	1.07
50.01% - 55.00%	6	1,238,697	1.92
55.01% - 60.00%	7	2,345,090	3.64
60.01% - 65.00%	8	2,442,465	3.79
65.01% - 70.00%	40	15,821,442	24.55
70.01% - 75.00%	19	7,984,361	12.39
75.01% - 80.00%	52	20,724,184	32.16
80.01% - 85.00%	1	159,543	0.25
85.01% - 90.00%	7	1,468,348	2.28
90.01% - 95.00%	1	86,292	0.13
95.01% - 100.00%	39	5,556,977	8.62
Total	197	$64,439,865	100.00%

Minimum: 16.04%
Maximum: 99.83%
Weighted Average: 71.49%

Combined Loan-to-Value
of the Group II-1 Loans

Combined Loan-to-Value of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
50.00% or less	17	$6,612,467	10.26%
50.01% - 55.00%	6	1,238,697	1.92
55.01% - 60.00%	7	2,345,090	3.64
60.01% - 65.00%	8	2,442,465	3.79
65.01% - 70.00%	17	7,891,893	12.25
70.01% - 75.00%	17	7,398,399	11.48
75.01% - 80.00%	37	14,688,333	22.79
80.01% - 85.00%	7	5,085,843	7.89
85.01% - 90.00%	23	8,050,943	12.49
90.01% - 95.00%	7	1,197,079	1.86
95.01% - 100.00%	51	7,488,657	11.62
Total	197	$64,439,865	100.00%

Minimum: 16.04%
Maximum: 100.00%
Weighted Average: 74.99%

Silent 2nd
of the Group II-1 Loans

Silent 2nd of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
N	154	$47,916,192	74.36%
Y	43	16,523,673	25.64
Total	197	$64,439,865	100.00%

Geographical Distribution
of the Group II-1 Loans (Top 5)

Geographical Distribution of the Group II-1 Loans (Top 5)	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Illinois	34	$13,165,426	20.43%
Florida	14	7,831,145	12.15
California	19	7,570,933	11.75
Massachusetts	10	4,945,238	7.67
Georgia	12	3,566,597	5.53
Other	108	27,360,526	42.46
Total	197	$64,439,865	100.00%

California Loan Breakdown
of the Group II-1 Loans

California Loan Breakdown of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Northern CA	7	$2,967,453	4.60%
Southern CA	12	4,603,480	7.14
State not in CA	178	56,868,933	88.25
Total	197	$64,439,865	100.00%

Top 10 Zip Codes
of the Group II-1 Loans

Top 10 Zip Codes of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
32312	1	$2,699,978	4.19%
33133	2	2,399,880	3.72
60022	1	2,280,000	3.54
60010	3	2,105,808	3.27
02445	1	1,465,000	2.27
07722	1	1,318,000	2.05
02481	1	1,280,000	1.99
30552	1	1,000,000	1.55
43081	1	980,000	1.52
60035	2	949,175	1.47
Other	183	47,962,025	74.43
Total	197	$64,439,865	100.00%

Credit Scores
of the Group II-1 Loans

Credit Scores of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
600 or less or not available	26	$3,809,548	5.91%
601 - 620	9	1,348,146	2.09
621 - 640	7	1,329,859	2.06
641 - 660	14	3,211,510	4.98
661 - 680	16	5,807,081	9.01
681 - 700	15	6,679,135	10.36
701 - 720	23	8,317,122	12.91
721 - 740	17	4,964,525	7.70
741 - 760	23	10,509,500	16.31
761 greater than or equal to	47	18,463,440	28.65
Total	197	$64,439,865	100.00%

Minimum (not less than 400): 504
Maximum: 835
Weighted Average: 721

Mortgage Property Types
of the Group II-1 Loans

Mortgage Property Types of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Condominium	16	$5,104,908	7.92%
PUD	54	18,013,314	27.95
Single Family	121	39,202,797	60.84
Two- to Four Family	6	2,118,846	3.29
Total	197	$64,439,865	100.00%

Occupancy Types
of the Group II-1 Loans

Occupancy Types of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Investor	19	$6,757,524	10.49%
Primary	168	54,118,964	83.98
Secondary	10	3,563,377	5.53
Total	197	$64,439,865	100.00%

Loan Purpose
of the Group II-1 Loans

Loan Purpose of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Purchase	101	$28,768,128	44.64%
Cash Out Refinance	41	16,526,078	25.65
Rate/Term Refinance	55	19,145,660	29.71
Total	197	$64,439,865	100.00%

Document Type
of the Group II-1 Loans

Document Type of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
Full	142	$44,951,874	69.76%
No Doc	3	515,350	0.80
No Ratio	5	1,046,714	1.62
Reduced	44	17,544,433	27.23
Stated Doc	3	381,494	0.59
Total	197	$64,439,865	100.00%

Gross Margin
of the Group II-1 Loans

Gross Margin of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
1.501% - 1.750%	9	$3,121,393	4.84%
1.751% - 2.000%	11	3,774,696	5.86
2.001% - 2.250%	109	34,578,413	53.66
2.251% - 2.500%	41	13,864,503	21.52
2.501% - 2.750%	19	7,633,295	11.85
2.751% - 3.000%	2	456,960	0.71
3.501% - 3.750%	1	248,846	0.39
4.751% - 5.000%	4	655,518	1.02
5.001% - 5.250%	1	106,241	0.16
Total	197	$64,439,865	100.00%

Minimum: 1.750%
Maximum: 5.250%
Weighted Average: 2.331%

Gross Lifetime Maximum Rate
of the Group II-1 Loans

Gross Lifetime Maximum Rate of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
8.501% - 9.000%	6	$934,123	1.45%
9.001% - 9.500%	9	1,394,350	2.16
9.501% - 10.000%	10	1,399,212	2.17
10.001% - 10.500%	20	3,063,176	4.75
10.501% - 11.000%	26	17,202,704	26.70
11.001% - 11.500%	6	1,251,878	1.94
11.501% - 12.000%	100	31,452,757	48.81
12.001% - 12.500%	10	4,148,124	6.44
12.501% - 13.000%	9	3,487,301	5.41
13.501% - 14.000%	1	106,241	0.16
Total	197	$64,439,865	100.00%

Minimum: 9.000%
Maximum: 13.625%
Weighted Average: 11.545%

Teaser Period
of the Group II-1 Loans

Teaser Period of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
<= 1	20	$7,909,799	12.27%
4 - 6	66	19,305,060	29.96
7 - 12	47	22,758,434	35.32
13 - 24	23	4,271,025	6.63
25 - 36	24	6,634,047	10.29
37 - 60	12	1,639,723	2.54
61 - 84	1	140,217	0.22
85 - 120	4	1,781,561	2.76
Total	197	$64,439,865	100.00%

WA TEASER: 16

Months to Roll
of the Group II-1 Loans

Months to Roll of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
5 or less	82	$30,812,343	47.82%
6 - 11	67	21,236,686	32.96
12 - 23	12	4,174,555	6.48
24 - 35	31	6,294,503	9.77
36 - 59	1	140,217	0.22
84 - 119	4	1,781,561	2.76
Total	197	$64,439,865	100.00%

Average AS OF: June 1, 2006

Minimum: 1
Maximum: 116
Weighted Average: 11

Rate Adjustment Frequency
of the Group II-1 Loans

Rate Adjustment Frequency of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
1	21	$8,083,942	12.54%
6	78	22,376,196	34.72
12	98	33,979,726	52.73
Total	197	$64,439,865	100.00%

Payment Adjustment Frequency
of the Group II-1 Loans

Payment Adjustment Frequency of the Group II-1 Loans	Number of Group II-1 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-1 Loans
1	21	$8,083,942	12.54%
6	78	22,376,196	34.72
12	98	33,979,726	52.73
Total	197	$64,439,865	100.00%

Amortization Type
of the Group II-2 Loans

Amortization Type of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Interest Only	215	$56,532,824	80.35%
Fully Amortizing	54	13,827,323	19.65
Total	269	$70,360,146	100.00%

Prepayment Penalty Type
of the Group II-2 Loans

Prepayment Penalty Type of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
No Prepay	236	$60,491,938	85.97%
6 mo - HARD	1	1,500,000	2.13
12 mo - HARD	6	1,466,139	2.08
24 mo - HARD	14	4,346,320	6.18
36 mo - HARD	10	2,414,300	3.43
60 mo - HARD	2	141,449	0.20
Total	269	$70,360,146	100.00%

% with Prepay: 14.03
NZWA Prepay Term: 23
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group II-2 Loans

Loan Originators of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
American Home Mortgage	269	$70,360,146	100.00%
Total	269	$70,360,146	100.00%

Current Principal Balance

of the Group II-2 Loans

Current Principal Balance of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
$50,000.00 or less	4	$91,235	0.13%
$50,000.01 - $100,000.00	26	2,007,664	2.85
$100,000.01 - $150,000.00	48	5,930,939	8.43
$150,000.01 - $200,000.00	52	9,036,150	12.84
$200,000.01 - $250,000.00	54	12,129,726	17.24
$250,000.01 - $300,000.00	24	6,533,975	9.29
$300,000.01 - $417,000.00	32	11,294,798	16.05
$417,000.01 - $600,000.00	15	7,522,836	10.69
$600,000.01 - $800,000.00	4	2,924,000	4.16
$800,000.01 - $1,000,000.00	5	4,571,323	6.50
$1,000,000.01 - $1,250,000.00	2	2,427,500	3.45
$1,250,000.01 - $1,500,000.00	1	1,500,000	2.13
$1,500,000.01 - $1,750,000.00	1	1,690,000	2.40
$2,500,000.01 - $2,750,000.00	1	2,700,000	3.84
Total	269	$70,360,146	100.00%

Minimum: $1,696.94
Maximum: $2,700,000.00
Average: $261,561.88

Current Gross Rate
of the Group II-2 Loans

Current Gross Rate of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
4.501% - 5.000%	3	$967,181	1.37%
5.001% - 5.500%	18	5,459,633	7.76
5.501% - 6.000%	10	5,255,518	7.47
6.001% - 6.500%	20	3,700,547	5.26
6.501% - 7.000%	53	12,484,303	17.74
7.001% - 7.500%	66	15,915,371	22.62
7.501% - 8.000%	84	23,007,252	32.70
8.001% - 8.500%	14	3,396,544	4.83
8.501% - 9.000%	1	173,799	0.25
Total	269	$70,360,146	100.00%

Minimum: 4.875%
Maximum: 8.750%
Weighted Average: 7.124%

Remaining Months to Maturity
of the Group II-2 Loans

Remaining Months to Maturity of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
341 - 350	16	$4,241,257	6.03%
351 - 355	51	16,835,758	23.93
356 - 360	202	49,283,132	70.04
Total	269	$70,360,146	100.00%

Minimum: 343
Maximum: 358
Weighted Average: 356

Seasoning
of the Group II-2 Loans

Seasoning of the Group II-2 Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
1 - 6	226	$56,302,330	80.02%
7 - 12	41	13,730,389	19.51
13 - 18	2	327,427	0.47
Total	269	$70,360,146	100.00%

Minimum: 2
Maximum: 17
Weighted Average: 4

Original Loan-to-Value
of the Group II-2 Loans

Original Loan-to-Value of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
10.01% - 15.00%	1	$102,566	0.15%
25.01% - 30.00%	2	328,484	0.47
35.01% - 40.00%	1	69,851	0.10
40.01% - 45.00%	1	327,507	0.47
55.01% - 60.00%	6	4,014,858	5.71
60.01% - 65.00%	8	4,775,559	6.79
65.01% - 70.00%	122	27,129,809	38.56
70.01% - 75.00%	16	7,076,412	10.06
75.01% - 80.00%	97	23,792,198	33.81
80.01% - 85.00%	2	605,066	0.86
85.01% - 90.00%	8	1,222,688	1.74
90.01% - 95.00%	5	915,148	1.30
Total	269	$70,360,146	100.00%

Minimum: 11.72%
Maximum: 95.00%
Weighted Average: 73.00%

Combined Loan-to-Value
of the Group II-2 Loans

Combined Loan-to-Value of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
50.00% or less	5	$828,407	1.18%
55.01% - 60.00%	6	4,014,858	5.71
60.01% - 65.00%	4	1,450,500	2.06
65.01% - 70.00%	13	2,982,185	4.24
70.01% - 75.00%	6	1,537,365	2.18
75.01% - 80.00%	32	11,986,465	17.04
80.01% - 85.00%	3	688,031	0.98
85.01% - 90.00%	34	6,721,572	9.55
90.01% - 95.00%	62	15,563,780	22.12
95.01% - 100.00%	104	24,586,983	34.94
Total	269	$70,360,146	100.00%

Minimum: 11.72%
Maximum: 100.00%
Weighted Average: 88.47%

Silent 2nd
of the Group II-2 Loans

Silent 2nd of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
N	77	$20,637,683	29.33%
Y	192	49,722,463	70.67
Total	269	$70,360,146	100.00%

Geographical Distribution
of the Group II-2 Loans

Geographical Distribution of the Group II-2 Loans (Top 5)	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Florida	44	$14,676,392	20.86%
California	30	9,576,801	13.61
Arizona	22	5,144,053	7.31
Utah	6	5,070,417	7.21
Virginia	15	4,437,949	6.31
Other	152	31,454,533	44.71
Total	269	$70,360,146	100.00%

California Loan Breakdown
of the Group II-2 Loans

California Loan Breakdown of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Northern CA	11	$3,379,742	4.80%
Southern CA	19	6,197,060	8.81
State not in CA	239	60,783,345	86.39
Total	269	$70,360,146	100.00%

Top 10 Zip Codes
of the Group II-2 Loans

Top 10 Zip Codes of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
33303	1	$2,700,000	3.84%
84103	1	1,690,000	2.40
84020	1	1,500,000	2.13
33957	1	1,237,500	1.76
83616	1	1,190,000	1.69
32803	1	1,000,000	1.42
33141	1	975,000	1.39
92653	1	920,000	1.31
85239	4	908,994	1.29
85242	3	862,368	1.23
Other	254	57,376,285	81.55
Total	269	$70,360,146	100.00%

Credit Scores
of the Group II-2 Loans

Credit Scores of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
600 or less or not available	2	$477,820	0.68%
601 - 620	2	592,800	0.84
621 - 640	14	3,104,033	4.41
641 - 660	21	7,928,890	11.27
661 - 680	44	9,333,556	13.27
681 - 700	34	7,542,682	10.72
701 - 720	48	14,499,328	20.61
721 - 740	35	8,419,207	11.97
741 - 760	42	11,828,790	16.81
761 greater than or equal to	27	6,633,041	9.43
Total	269	$70,360,146	100.00%

Minimum (not less than 400): 595
Maximum: 805
Weighted Average: 707

Mortgage Property Types
of the Group II-2 Loans

Mortgage Property Types of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Condominium	31	$6,469,741	9.20%
PUD	71	19,124,516	27.18
Single Family	136	36,419,042	51.76
Two- to Four Family	31	8,346,847	11.86
Total	269	$70,360,146	100.00%

Occupancy Types
of the Group II-2 Loans

Occupancy Types of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Investor	99	$17,817,107	25.32%
Primary	158	48,295,312	68.64
Secondary	12	4,247,727	6.04
Total	269	$70,360,146	100.00%

Loan Purpose
of the Group II-2 Loans

Loan Purpose of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Purchase	196	$48,121,794	68.39%
Cash Out Refinance	47	15,003,211	21.32
Rate/Term Refinance	26	7,235,141	10.28
Total	269	$70,360,146	100.00%

Document Type
of the Group II-2 Loans

Document Type of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
Full	51	$12,564,633	17.86%
No Doc	38	8,405,702	11.95
No Ratio	54	13,013,240	18.50
Reduced	110	32,662,671	46.42
Stated Doc	16	3,713,901	5.28
Total	269	$70,360,146	100.00%

Gross Margin
of the Group II-2 Loans

Gross Margin of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
2.001% - 2.250%	190	$53,247,026	75.68%
2.251% - 2.500%	13	2,792,852	3.97
3.251% - 3.500%	1	390,901	0.56
4.751% - 5.000%	64	13,755,568	19.55
5.251% - 5.500%	1	173,799	0.25
Total	269	$70,360,146	100.00%

Minimum: 2.250%
Maximum: 5.500%
Weighted Average: 2.813%

Gross Lifetime Maximum Rate
of the Group II-2 Loans

Gross Lifetime Maximum Rate of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
9.501% - 10.000%	3	$967,181	1.37%
10.001% - 10.500%	18	5,459,633	7.76
10.501% - 11.000%	10	5,255,518	7.47
11.001% - 11.500%	20	3,700,547	5.26
11.501% - 12.000%	52	12,093,402	17.19
12.001% - 12.500%	66	15,915,371	22.62
12.501% - 13.000%	85	23,398,153	33.25
13.001% - 13.500%	14	3,396,544	4.83
13.501% - 14.000%	1	173,799	0.25
Total	269	$70,360,146	100.00%

Minimum: 9.875%
Maximum: 13.750%
Weighted Average: 12.130%

Teaser Period
of the Group II-2 Loans

Teaser Period of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
37 - 60	269	$70,360,146	100.00%
Total	269	$70,360,146	100.00%

WA TEASER: 60

Months to Roll
of the Group II-2 Loans

Months to Roll of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
36 - 59	269	$70,360,146	100.00%
Total	269	$70,360,146	100.00%

Average AS OF: June 1, 2006

Minimum: 43
Maximum: 58
Weighted Average: 56

Rate Adjustment Frequency
of the Group II-2 Loans

Rate Adjustment Frequency of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
6	239	$58,915,787	83.73%
12	30	11,444,359	16.27
Total	269	$70,360,146	100.00%

Payment Adjustment Frequency
of the Group II-2 Loans

Payment Adjustment Frequency of the Group II-2 Loans	Number of Group II-2 Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II-2 Loans
6	239	$58,915,787	83.73%
12	30	11,444,359	16.27
Total	269	$70,360,146	100.00%

Amortization Type
of the Group II Loans

Amortization Type of the Group II Loans	Number of Aggregate Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Aggregate Group II Loans
Interest Only	354	$110,095,650	81.67%
Fully Amortizing	112	24,704,362	18.33
Total	466	$134,800,011	100.00%

Prepayment Penalty Type
of the Group II Loans

Prepayment Penalty Type of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
No Prepay	431	$124,634,363	92.46%
6 mo - HARD	1	1,500,000	1.11
12 mo - HARD	6	1,466,139	1.09
24 mo - HARD	16	4,643,760	3.44
36 mo - HARD	10	2,414,300	1.79
60 mo - HARD	2	141,449	0.10
Total	466	$134,800,011	100.00%

% with Prepay: 7.54
NZWA Prepay Term: 23
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group II Loans

Loan Originators of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
American Home Mortgage	466	$134,800,011	100.00%
Total	466	$134,800,011	100.00%

Current Principal Balance
of the Group II Loans

Current Principal Balance of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
$50,000.00 or less	6	$182,456	0.14%
$50,000.01 - $100,000.00	41	3,207,134	2.38
$100,000.01 - $150,000.00	87	10,960,457	8.13
$150,000.01 - $200,000.00	86	14,992,057	11.12
$200,000.01 - $250,000.00	82	18,493,707	13.72
$250,000.01 - $300,000.00	39	10,662,898	7.91
$300,000.01 - $417,000.00	54	19,227,174	14.26
$417,000.01 - $600,000.00	32	15,845,082	11.75
$600,000.01 - $800,000.00	17	12,212,373	9.06
$800,000.01 - $1,000,000.00	11	10,166,316	7.54
$1,000,000.01 - $1,250,000.00	2	2,427,500	1.80
$1,250,000.01 - $1,500,000.00	5	7,052,880	5.23
$1,500,000.01 - $1,750,000.00	1	1,690,000	1.25
$2,250,000.01 - $2,500,000.00	1	2,280,000	1.69
$2,500,000.01 - $2,750,000.00	2	5,399,978	4.01
Total	466	$134,800,011	100.00%

Minimum: $1,696.94
Maximum: $2,700,000.00
Average: $289,270.41

Current Gross Rate
of the Group II Loans

Current Gross Rate of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
3.501% - 4.000%	8	$2,493,671	1.85%
4.001% - 4.500%	12	2,233,288	1.66
4.501% - 5.000%	17	7,028,731	5.21
5.001% - 5.500%	39	8,756,571	6.50
5.501% - 6.000%	30	16,359,978	12.14
6.001% - 6.500%	42	10,854,332	8.05
6.501% - 7.000%	87	25,106,688	18.63
7.001% - 7.500%	104	27,752,716	20.59
7.501% - 8.000%	110	30,167,418	22.38
8.001% - 8.500%	15	3,623,974	2.69
8.501% - 9.000%	2	422,645	0.31
Total	466	$134,800,011	100.00%

Minimum: 3.750%
Maximum: 8.750%
Weighted Average: 6.758%

Remaining Months to Maturity
of the Group II Loans

Remaining Months to Maturity of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
301 - 330	82	$26,987,887	20.02%
331 - 340	4	645,871	0.48
341 - 350	26	9,796,394	7.27
351 - 355	106	30,391,480	22.55
356 - 360	248	66,978,379	49.69
Total	466	$134,800,011	100.00%

Minimum: 315
Maximum: 358
Weighted Average: 349

Seasoning
of the Group II Loans

Seasoning of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
1 - 6	309	$80,447,126	59.68%
7 - 12	63	24,306,193	18.03
13 - 18	7	2,306,694	1.71
19 - 24	2	246,457	0.18
25 - 36	53	16,721,556	12.40
37 - 60	32	10,771,986	7.99
Total	466	$134,800,011	100.00%

Minimum: 2
Maximum: 45
Weighted Average: 11

Original Loan-to-Value
of the Group II Loans

Original Loan-to-Value of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
10.01% - 15.00%	1	$102,566	0.08%
15.01% - 20.00%	2	888,704	0.66
20.01% - 25.00%	1	154,984	0.11
25.01% - 30.00%	2	328,484	0.24
30.01% - 35.00%	2	915,000	0.68
35.01% - 40.00%	3	1,034,432	0.77
40.01% - 45.00%	8	3,326,046	2.47
45.01% - 50.00%	3	690,659	0.51
50.01% - 55.00%	6	1,238,697	0.92
55.01% - 60.00%	13	6,359,948	4.72
60.01% - 65.00%	16	7,218,024	5.35
65.01% - 70.00%	162	42,951,251	31.86
70.01% - 75.00%	35	15,060,773	11.17
75.01% - 80.00%	149	44,516,382	33.02
80.01% - 85.00%	3	764,609	0.57
85.01% - 90.00%	15	2,691,036	2.00
90.01% - 95.00%	6	1,001,440	0.74
95.01% - 100.00%	39	5,556,977	4.12
Total	466	$134,800,011	100.00%

Minimum: 11.72%
Maximum: 99.83%
Weighted Average: 72.28%

Combined Loan-to-Value
of the Group II Loans

Combined Loan-to-Value of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
50.00% or less	22	$7,440,874	5.52%
50.01% - 55.00%	6	1,238,697	0.92
55.01% - 60.00%	13	6,359,948	4.72
60.01% - 65.00%	12	3,892,965	2.89
65.01% - 70.00%	30	10,874,078	8.07
70.01% - 75.00%	23	8,935,763	6.63
75.01% - 80.00%	69	26,674,797	19.79
80.01% - 85.00%	10	5,773,875	4.28
85.01% - 90.00%	57	14,772,515	10.96
90.01% - 95.00%	69	16,760,859	12.43
95.01% - 100.00%	155	32,075,640	23.79
Total	466	$134,800,011	100.00%

Minimum: 11.72%
Maximum: 100.00%
Weighted Average: 82.02%

Silent 2nd
of the Group II Loans

Silent 2nd of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
N	231	$68,553,875	50.86%
Y	235	66,246,136	49.14
Total	466	$134,800,011	100.00%

Geographical Distribution
of the Group II Loans

Geographical Distribution of the Group II Loans (Top 5)	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
Florida	58	$22,507,538	16.70%
Illinois	51	17,429,256	12.93
California	49	17,147,734	12.72
Massachusetts	20	7,793,544	5.78
Virginia	26	7,421,201	5.51
Other	262	62,500,739	46.37
Total	466	$134,800,011	100.00%

California Loan Breakdown
of the Group II Loans

California Loan Breakdown of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
Northern CA	18	$6,347,194	4.71%
Southern CA	31	10,800,540	8.01
State not in CA	417	117,652,277	87.28
Total	466	$134,800,011	100.00%

Top 10 Zip Codes
of the Group II Loans

Top 10 Zip Codes of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
33303	1	$2,700,000	2.00%
32312	1	2,699,978	2.00
33133	2	2,399,880	1.78
60022	1	2,280,000	1.69
60010	3	2,105,808	1.56
84103	1	1,690,000	1.25
84020	1	1,500,000	1.11
02445	1	1,465,000	1.09
60035	3	1,364,083	1.01
07722	1	1,318,000	0.98
Other	451	115,277,263	85.52
Total	466	$134,800,011	100.00%

Credit Scores
of the Group II Loans

Credit Scores of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
600 or less or not available	28	$4,287,368	3.18%
601 - 620	11	1,940,946	1.44
621 - 640	21	4,433,891	3.29
641 - 660	35	11,140,401	8.26
661 - 680	60	15,140,637	11.23
681 - 700	49	14,221,816	10.55
701 - 720	71	22,816,450	16.93
721 - 740	52	13,383,732	9.93
741 - 760	65	22,338,291	16.57
761 greater than or equal to	74	25,096,481	18.62
Total	466	$134,800,011	100.00%

Minimum (not less than 400): 504
Maximum: 835
Weighted Average: 714

Mortgage Property Types
of the Group II Loans

Mortgage Property Types of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
Condominium	47	$11,574,649	8.59%
PUD	125	37,137,830	27.55
Single Family	257	75,621,839	56.10
Two- to Four Family	37	10,465,693	7.76
Total	466	$134,800,011	100.00%

Occupancy Types
of the Group II Loans

Occupancy Types of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
Investor	118	$24,574,630	18.23%
Primary	326	102,414,276	75.97
Secondary	22	7,811,105	5.79
Total	466	$134,800,011	100.00%

Loan Purpose
of the Group II Loans

Loan Purpose of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
Purchase	297	$76,889,922	57.04%
Cash Out Refinance	88	31,529,289	23.39
Rate/Term Refinance	81	26,380,801	19.57
Total	466	$134,800,011	100.00%

Document Type
of the Group II Loans

Document Type of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
Full	193	$57,516,507	42.67%
No Doc	41	8,921,052	6.62
No Ratio	59	14,059,954	10.43
Reduced	154	50,207,105	37.25
Stated Doc	19	4,095,395	3.04
Total	466	$134,800,011	100.00%

Gross Margin
of the Group II Loans

Gross Margin of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
1.501% - 1.750%	9	$3,121,393	2.32%
1.751% - 2.000%	11	3,774,696	2.80
2.001% - 2.250%	299	87,825,439	65.15
2.251% - 2.500%	54	16,657,355	12.36
2.501% - 2.750%	19	7,633,295	5.66
2.751% - 3.000%	2	456,960	0.34
3.251% - 3.500%	1	390,901	0.29
3.501% - 3.750%	1	248,846	0.18
4.751% - 5.000%	68	14,411,086	10.69
5.001% - 5.250%	1	106,241	0.08
5.251% - 5.500%	1	173,799	0.13
Total	466	$134,800,011	100.00%

Minimum: 1.750%
Maximum: 5.500%
Weighted Average: 2.582%

Gross Lifetime Maximum Rate
of the Group II Loans

Gross Lifetime Maximum Rate of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
8.501% - 9.000%	6	$934,123	0.69%
9.001% - 9.500%	9	1,394,350	1.03
9.501% - 10.000%	13	2,366,392	1.76
10.001% - 10.500%	38	8,522,809	6.32
10.501% - 11.000%	36	22,458,222	16.66
11.001% - 11.500%	26	4,952,425	3.67
11.501% - 12.000%	152	43,546,159	32.30
12.001% - 12.500%	76	20,063,495	14.88
12.501% - 13.000%	94	26,885,454	19.94
13.001% - 13.500%	14	3,396,544	2.52
13.501% - 14.000%	2	280,040	0.21
Total	466	$134,800,011	100.00%

Minimum: 9.000%
Maximum: 13.750%
Weighted Average: 11.850%

Teaser Period
of the Group II Loans

Teaser Period of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
<= 1	20	$7,909,799	5.87%
4 - 6	66	19,305,060	14.32
7 - 12	47	22,758,434	16.88
13 - 24	23	4,271,025	3.17
25 - 36	24	6,634,047	4.92
37 - 60	281	71,999,869	53.41
61 - 84	1	140,217	0.10
85 - 120	4	1,781,561	1.32
Total	466	$134,800,011	100.00%

WA TEASER: 39

Months to Roll
of the Group II Loans

Months to Roll of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
5 or less	82	$30,812,343	22.86%
6 - 11	67	21,236,686	15.75
12 - 23	12	4,174,555	3.10
24 - 35	31	6,294,503	4.67
36 - 59	270	70,500,363	52.30
84 - 119	4	1,781,561	1.32
Total	466	$134,800,011	100.00%

Average AS OF: June 1, 2006
Minimum: 1
Maximum: 116
Weighted Average: 35

Rate Adjustment Frequency
of the Group II Loans

Rate Adjustment Frequency of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
1	21	$8,083,942	6.00%
6	317	81,291,983	60.31
12	128	45,424,086	33.70
Total	466	$134,800,011	100.00%

Payment Adjustment Frequency
of the Group II Loans

Payment Adjustment Frequency of the Group II Loans	Number of Group II Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group II Loans
1	21	$8,083,942	6.00%
6	317	81,291,983	60.31
12	128	45,424,086	33.70
Total	466	$134,800,011	100.00%
Amortization Type
of the Group III Loans

Amortization Type of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
Interest Only	340	$85,271,396	46.39%
Fully Amortizing	576	98,527,035	53.61
Total	916	$183,798,431	100.00%

Prepayment Penalty Type
of the Group III Loans

Prepay Penalty Type of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
No Prepay	782	$158,417,123	86.19%
12 mo - HARD	14	3,779,228	2.06
24 mo - HARD	26	6,643,073	3.61
36 mo - HARD	71	12,487,538	6.79
60 mo - HARD	23	2,471,469	1.34
Total	916	$183,798,431	100.00%

% with Prepay: 13.81
NZWA Prepay Term: 32
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group III Loans

Loan Originators of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
American Home Mortgage	916	$183,798,431	100.00%
Total	916	$183,798,431	100.00%

Current Principal Balance
of the Group III Loans

Current Principal Balance of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
$50,000.00 or less	40	$1,623,731	0.88%
$50,000.01 - $100,000.00	211	15,686,928	8.53
$100,000.01 - $150,000.00	206	25,276,968	13.75
$150,000.01 - $200,000.00	137	23,889,297	13.00
$200,000.01 - $250,000.00	103	23,053,301	12.54
$250,000.01 - $300,000.00	68	18,822,955	10.24
$300,000.01 - $417,000.00	93	33,011,275	17.96
$417,000.01 - $600,000.00	28	13,815,392	7.52
$600,000.01 - $800,000.00	15	10,297,180	5.60
$800,000.01 - $1,000,000.00	8	7,545,484	4.11
$1,000,000.01 - $1,250,000.00	3	3,389,534	1.84
$1,250,000.01 - $1,500,000.00	1	1,440,000	0.78
$1,500,000.01 - $1,750,000.00	1	1,604,387	0.87
$1,750,000.01 - $2,000,000.00	1	1,950,000	1.06
$2,250,000.01 - $2,500,000.00	1	2,392,000	1.3.00
Total	916	$183,798,431	100.00%

Minimum: $29,802.39
Maximum: $2,392,000.00
Average: $200,653.31

Current Gross Rate
of the Group III Loans

Current Gross Rate of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
4.501% - 5.000%	2	$254,239	0.14%
5.001% - 5.500%	24	4,407,035	2.40
5.501% - 6.000%	106	24,255,803	13.20
6.001% - 6.500%	144	31,301,850	17.03
6.501% - 7.000%	178	31,988,720	17.40
7.001% - 7.500%	145	25,604,160	13.93
7.501% - 8.000%	174	36,746,792	19.99
8.001% - 8.500%	90	19,551,482	10.64
8.501% - 9.000%	51	9,507,176	5.17
9.001% - 9.500%	2	181,174	0.10
Total	916	$183,798,431	100.00%

Minimum: 4.750%
Maximum: 9.375%
Weighted Average: 7.123%

Remaining Months to Maturity
of the Group III Loans

Remaining Months to maturity of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
180 or less	32	$4,104,575	2.23%
181 - 240	10	1,819,708	0.99
301 - 330	8	1,289,071	0.70
331 - 340	12	1,552,348	0.84
341 - 350	63	12,195,743	6.64
351 - 355	212	46,152,257	25.11
356 - 360	579	116,684,729	63.49
Total	916	$183,798,431	100.00%

Minimum: 108
Maximum: 359
Weighted Average: 350

Seasoning
of the Group III Loans

Seasoning of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
1 - 6	671	$139,398,339	75.84%
7 - 12	209	39,023,299	21.23
13 - 18	4	764,221	0.42
19 - 24	14	2,039,038	1.11
25 - 36	13	1,754,496	0.95
37 - 60	5	819,039	0.45
Total	916	$183,798,431	100.00%

Minimum: 1
Maximum: 51
Weighted Average: 5

Original Loan-to-Value
of the Group III Loans

Original LTV of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
15.01% - 20.00%	1	$29,802	0.02%
20.01% - 25.00%	2	304,324	0.17
25.01% - 30.00%	5	569,888	0.31
30.01% - 35.00%	4	848,945	0.46
35.01% - 40.00%	8	1,249,613	0.68
40.01% - 45.00%	6	865,672	0.47
45.01% - 50.00%	13	2,741,127	1.49
50.01% - 55.00%	19	4,847,698	2.64
55.01% - 60.00%	21	6,800,552	3.70
60.01% - 65.00%	29	10,605,134	5.77
65.01% - 70.00%	245	51,477,825	28.01
70.01% - 75.00%	82	18,893,097	10.28
75.01% - 80.00%	387	70,059,773	38.12
80.01% - 85.00%	9	1,362,620	0.74
85.01% - 90.00%	36	6,339,768	3.45
90.01% - 95.00%	24	3,392,066	1.85
95.01% - 100.00%	25	3,410,524	1.86
Total	916	$183,798,431	100.00%

Minimum: 20.00%
Maximum: 99.22%
Weighted Average: 73.45%

Combined Loan-to-Value
of the Group III Loans

Combined LTV of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
50.00% or less	38	$6,489,878	3.53%
50.01% - 55.00%	17	4,517,793	2.46
55.01% - 60.00%	19	5,290,112	2.88
60.01% - 65.00%	21	5,190,778	2.82
65.01% - 70.00%	61	14,418,174	7.84
70.01% - 75.00%	58	12,393,742	6.74
75.01% - 80.00%	209	41,373,549	22.51
80.01% - 85.00%	16	2,723,342	1.48
85.01% - 90.00%	103	22,759,255	12.38
90.01% - 95.00%	135	22,286,869	12.13
95.01% - 100.00%	238	46,252,289	25.16
100.01% or more	1	102,650	0.06
Total	916	$183,798,431	100.00%

Minimum: 20.00%
Maximum: 103.63%
Weighted Average: 83.40%

Silent 2nd
of the Group III Loans

Silent 2nd of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
N	502	$93,661,294	50.96%
Y	414	90,137,137	49.04
Total	916	$183,798,431	100.00%

Geographical Distribution
of the Group III Loans (Top 5)

Geographical Distribution of the Group III Loans (Top 5)	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
California	55	$22,772,167	12.39%
Massachusetts	58	16,998,952	9.25
Florida	67	14,980,087	8.15
New York	48	14,072,540	7.66
Maryland	48	9,852,611	5.36
Other	640	105,122,073	57.19
Total	916	$183,798,431	100.00%

California Loan Breakdown
of the Group III Loans

California loan breakdown of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
Northern CA	29	$12,342,639	6.72%
Southern CA	26	10,429,529	5.67
State not in CA	861	161,026,264	87.61
Total	916	$183,798,431	100.00%

Top 10 Zip Codes
of the Group III Loans

Top 10 Zip Codes of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
96161	2	$2,742,035	1.49%
89052	2	1,968,387	1.07
95215	1	1,950,000	1.06
81427	5	1,909,051	1.04
33141	1	1,440,000	0.78
33332	1	1,200,500	0.65
92625	1	1,116,500	0.61
10016	1	1,072,534	0.58
06777	1	1,000,000	0.54
80487	1	1,000,000	0.54
Other	900	168,399,424	91.62
Total	916	$183,798,431	100.00%

Credit Scores
of the Group III Loans

FICO Scores of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
600 or less or not available	49	$6,909,574	3.76%
601 - 620	32	4,556,642	2.48
621 - 640	81	14,732,030	8.02
641 - 660	103	21,649,775	11.78
661 - 680	136	27,756,283	15.10
681 - 700	145	34,256,639	18.64
701 - 720	98	17,139,735	9.33
721 - 740	96	17,957,553	9.77
741 - 760	62	12,170,715	6.62
761 greater than or equal to	114	26,669,486	14.51
Total	916	$183,798,431	100.00%

Minimum (not less than 400): 504
Maximum: 823
Weighted Average: 696

Mortgage Property Types
of the Group III Loans

Mortgage Properties of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
Coop	5	$1,980,672	1.08%
Condominium	78	13,775,026	7.49
PUD	146	36,670,136	19.95
Single Family	573	108,629,986	59.10
Two- to Four Family	114	22,742,612	12.37
Total	916	$183,798,431	100.00%

Occupancy Types
of the Group III Loans

Occupancy types of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
Investor	268	$33,444,956	18.20%
Primary	604	140,137,673	76.25
Secondary	44	10,215,802	5.56
Total	916	$183,798,431	100.00%

Loan Purpose
of the Group III Loans

Loan Purpose of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
Purchase	480	$95,304,701	51.85%
Cash Out Refinance	337	68,496,484	37.27
Rate/Term Refinance	99	19,997,246	10.88
Total	916	$183,798,431	100.00%

Document Type
of the Group III Loans

Document Type of the Group III Loans	Number of Group III Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group III Loans
Full	301	$52,641,812	28.64%
No Doc	128	23,930,995	13.02
No Ratio	138	28,138,151	15.31
Reduced	297	68,368,249	37.20
Stated Doc	52	10,719,223	5.83
Total	916	$183,798,431	100.00%

Amortization Type
of the Group IV Loans

Amortization Type of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
Fully Amortizing	3,515	$242,416,224	100.00%
Total	3,515	$242,416,224	100.00%

Prepayment Penalty Type
of the Group IV Loans

Prepay Penalty Type of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
No Prepay	3,509	$242,014,962	99.83%
12 mo - HARD	1	81,828	0.03
24 mo - HARD	5	319,434	0.13
Total	3,515	$242,416,224	100.00%

% with Prepay: 0.17
NZWA Prepay Term: 22
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group IV Loans

Loan Originators of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
American Home Mortgage	3,515	$242,416,224	100.00%
Total	3,515	$242,416,224	100.00%

Current Principal Balance
of the Group IV Loans

Current Principal Balance of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
$50,000.00 or less	1,743	$53,255,180	21.97%
$50,000.01 - $100,000.00	1,057	74,052,206	30.55
$100,000.01 - $150,000.00	383	46,741,349	19.28
$150,000.01 - $200,000.00	240	42,976,338	17.73
$200,000.01 - $250,000.00	36	8,019,332	3.31
$250,000.01 - $300,000.00	38	10,690,113	4.41
$300,000.01 - $417,000.00	16	5,688,910	2.35
$417,000.01 - $600,000.00	2	992,796	0.41
Total	3,515	$242,416,224	100.00%

Minimum: $254.74
Maximum: $498,196.67
Average: $68,966.21

Current Gross Rate
of the Group IV Loans

Current Gross Rate of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
6.001% - 6.500%	1	$26,871	0.01%
6.501% - 7.000%	8	657,557	0.27
7.001% - 7.500%	17	1,555,886	0.64
7.501% - 8.000%	51	6,218,456	2.57
8.001% - 8.500%	44	3,364,159	1.39
8.501% - 9.000%	78	6,156,947	2.54
9.001% - 9.500%	143	10,859,064	4.48
9.501% - 10.000%	382	29,417,668	12.14
10.001% - 10.500%	415	37,000,438	15.26
10.501% - 11.000%	357	25,931,861	10.70
11.001% - 11.500%	309	20,401,892	8.42
11.501% - 12.000%	608	38,744,630	15.98
12.001% - 12.500%	470	30,043,377	12.39
12.501% - 13.000%	387	20,373,733	8.40
13.001% - 13.500%	148	7,696,068	3.17
13.501% - 14.000%	51	1,880,663	0.78
14.001% - 14.500%	22	975,778	0.40
14.501% - 15.000%	11	522,646	0.22
15.001% - 15.500%	7	297,002	0.12
15.501% - 16.000%	3	49,199	0.02
16.001% or more	3	242,329	0.10
Total	3,515	$242,416,224	100.00%

Minimum: 6.500%
Maximum: 16.625%
Weighted Average: 11.033%

Remaining Months to Maturity
of the Group IV Loans

Remaining Months to maturity of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
180 or less	3,481	$240,894,014	99.37%
181 - 240	34	1,522,209	0.63
Total	3,515	$242,416,224	100.00%

Minimum: 114
Maximum: 235
Weighted Average: 175

Seasoning
of the Group IV Loans

Seasoning of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
1 - 6	3,114	$216,013,561	89.11%
7 - 12	401	26,402,663	10.89
Total	3,515	$242,416,224	100.00%

Minimum: 5
Maximum: 10
Weighted Average: 6

Original Loan-to-Value
of the Group IV Loans

Original LTV of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
10.00% or less	310	$9,877,108	4.07%
10.01% - 15.00%	441	18,701,040	7.71
15.01% - 20.00%	1,149	72,522,489	29.92
20.01% - 25.00%	798	57,493,495	23.72
25.01% - 30.00%	740	72,748,028	30.01
30.01% - 35.00%	53	7,075,537	2.92
35.01% - 40.00%	13	2,313,626	0.95
40.01% - 45.00%	6	746,888	0.31
45.01% - 50.00%	2	208,572	0.09
50.01% - 55.00%	1	398,321	0.16
65.01% - 70.00%	1	184,608	0.08
70.01% - 75.00%	1	146,511	0.06
Total	3,515	$242,416,224	100.00%

Minimum: 2.28%
Maximum: 74.56%
Weighted Average: 23.72%

Combined Loan-to-Value
of the Group IV Loans

Combined LTV of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
50.00% or less	2	$254,057	0.10%
50.01% - 55.00%	5	222,727	0.09
55.01% - 60.00%	3	314,147	0.13
65.01% - 70.00%	8	1,163,445	0.48
70.01% - 75.00%	22	1,313,376	0.54
75.01% - 80.00%	103	5,269,126	2.17
80.01% - 85.00%	86	5,755,974	2.37
85.01% - 90.00%	749	42,209,581	17.41
90.01% - 95.00%	1,059	60,244,551	24.85
95.01% - 100.00%	1,478	125,669,241	51.84
Total	3,515	$242,416,224	100.00%

Minimum: 43.40%
Maximum: 100.00%
Weighted Average: 95.52%

Silent 2nd
of the Group IV Loans

Silent 2nd of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
N	3,515	$242,416,224	100.00%
Total	3,515	$242,416,224	100.00%

Geographical Distribution
of the Group IV Loans (Top 5)

Geographical Distribution of the Group IV Loans (Top 5)	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
California	529	$60,868,613	25.11%
Florida	398	24,231,884	10.00
Illinois	261	17,219,989	7.10
Arizona	237	16,443,340	6.78
New York	142	14,198,229	5.86
Other	1,948	109,454,170	45.15
Total	3,515	$242,416,224	100.00%

California Loan Breakdown
of the Group IV Loans

California loan breakdown of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
Northern CA	252	$30,749,766	12.68%
Southern CA	277	30,118,847	12.42
State not in CA	2,986	181,547,611	74.89
Total	3,515	$242,416,224	100.00%

Top 10 Zip Codes
of the Group IV Loans

Top 10 Zip Codes of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
11717	9	$868,707	0.36%
20176	4	852,083	0.35
94587	5	777,187	0.32
91915	4	771,362	0.32
32835	10	756,158	0.31
85041	7	724,571	0.30
92109	3	672,496	0.28
20002	6	658,312	0.27
95624	4	604,488	0.25
93906	3	599,655	0.25
Other	3,460	235,131,207	96.99
Total	3,515	$242,416,224	100.00%

Credit Scores
of the Group IV Loans

FICO Scores of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
600 or less or not available	5	$243,875	0.10%
601 - 620	11	491,203	0.20
621 - 640	259	12,597,258	5.20
641 - 660	284	15,643,551	6.45
661 - 680	693	48,567,823	20.03
681 - 700	616	49,356,804	20.36
701 - 720	493	36,773,723	15.17
721 - 740	434	31,378,825	12.94
741 - 760	352	21,796,642	8.99
761 greater than or equal to	368	25,566,521	10.55
Total	3,515	$242,416,224	100.00%

Minimum (not less than 400): 554
Maximum: 815
Weighted Average: 703

Mortgage Property Types
of the Group IV Loans

Mortgage Properties of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
Condominium	374	$24,125,538	9.95%
PUD	767	57,211,268	23.60
Single Family	1,934	130,279,435	53.74
Two- to Four Family	440	30,799,984	12.71
Total	3,515	$242,416,224	100.00%

Occupancy Types
of the Group IV Loans

Occupancy types of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
Investor	1,246	$55,957,787	23.08%
Primary	2,124	178,354,841	73.57
Secondary	145	8,103,596	3.34
Total	3,515	$242,416,224	100.00%

Loan Purpose
of the Group IV Loans

Loan Purpose of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
Purchase	2,740	$187,786,393	77.46%
Cash Out Refinance	679	49,875,723	20.57
Rate/Term Refinance	96	4,754,108	1.96
Total	3,515	$242,416,224	100.00%

Document Type
of the Group IV Loans

Document Type of the Group IV Loans	Number of Group IV Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group IV Loans
Full	616	$34,569,487	14.26%
No Doc	434	25,556,885	10.54
No Ratio	1,023	79,864,158	32.95
Reduced	1,295	90,117,983	37.17
Stated Doc	147	12,307,711	5.08
Total	3,515	$242,416,224	100.00%

Amortization Type
of the Group V Loans

Amortization Type of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
Interest Only	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Prepayment Penalty Type

of the Group V Loans

Prepay Penalty Type of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
No Prepay	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

% with Prepay: 0.00
NZWA Prepay Term: 0
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

Loan Originators
of the Group V Loans

Loan Originators of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
American Home Mortgage	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Current Principal Balance
of the Group V Loans

Current Principal Balance of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
$50,000.00 or less	401	$10,848,698	18.73%
$50,000.01 - $100,000.00	308	22,161,743	38.27
$100,000.01 - $150,000.00	107	13,429,815	23.19
$150,000.01 - $200,000.00	22	3,859,938	6.67
$200,000.01 - $250,000.00	11	2,400,451	4.15
$250,000.01 - $300,000.00	4	1,066,980	1.84
$300,000.01 - $417,000.00	8	2,840,423	4.90
$417,000.01 - $600,000.00	3	1,302,521	2.25
Total	864	$57,910,569	100.00%

Minimum: $0.00
Maximum: $450,000.00
Average: $67,026.12

Current Gross Rate
of the Group V Loans

Current Gross Rate of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
5.501% - 6.000%	4	$509,226	0.88%
6.001% - 6.500%	95	7,192,442	12.42
6.501% - 7.000%	1	130,000	0.22
7.001% - 7.500%	2	121,500	0.21
7.501% - 8.000%	22	1,846,081	3.19
8.001% - 8.500%	74	5,382,612	9.29
8.501% - 9.000%	148	9,226,886	15.93
9.001% - 9.500%	159	9,980,792	17.23
9.501% - 10.000%	171	11,976,620	20.68
10.001% - 10.500%	84	5,809,892	10.03
10.501% - 11.000%	56	3,866,573	6.68
11.001% - 11.500%	26	1,080,649	1.87
11.501% - 12.000%	9	312,043	0.54
12.001% - 12.500%	5	186,171	0.32
12.501% - 13.000%	4	119,843	0.21
13.001% - 13.500%	1	12,623	0.02
13.501% - 14.000%	2	82,084	0.14
14.501% - 15.000%	1	74,532	0.13
Total	864	$57,910,569	100.00%

Minimum: 5.750%
Maximum: 14.625%
Weighted Average: 9.087%

Remaining Months to Maturity
of the Group V Loans

Remaining Months to maturity of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
241 - 300	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Minimum: 281
Maximum: 298
Weighted Average: 294

Seasoning
of the Group V Loans

Seasoning of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
1 - 6	550	$37,658,143	65.03%
7 - 12	285	19,414,252	33.52
13 - 18	28	838,174	1.45
19 - 24	1	0	0.00
Total	864	$57,910,569	100.00%

Minimum: 2
Maximum: 19
Weighted Average: 6

Original Loan-to-Value
of the Group V Loans

Original LTV of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
10.00% or less	189	$7,214,166	12.46%
10.01% - 15.00%	151	8,573,286	14.8
15.01% - 20.00%	316	22,245,752	38.41
20.01% - 25.00%	69	5,710,465	9.86
25.01% - 30.00%	85	7,059,622	12.19
30.01% - 35.00%	19	2,055,755	3.55
35.01% - 40.00%	9	1,257,942	2.17
40.01% - 45.00%	6	1,128,390	1.95
45.01% - 50.00%	10	989,245	1.71
50.01% - 55.00%	3	77,203	0.13
55.01% - 60.00%	3	976,051	1.69
60.01% - 65.00%	1	325,000	0.56
75.01% - 80.00%	2	241,177	0.42
80.01% - 85.00%	1	56,515	0.10
Total	864	$57,910,569	100.00%

Minimum: 2.63%
Maximum: 81.43%
Weighted Average: 21.95%

Combined Loan-to-Value
of the Group V Loans

Combined LTV of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
50.00% or less	26	$1,082,426	1.87%
50.01% - 55.00%	11	392,235	0.68
55.01% - 60.00%	6	629,795	1.09
60.01% - 65.00%	6	703,682	1.22
65.01% - 70.00%	11	1,155,741	2.00
70.01% - 75.00%	14	1,063,066	1.84
75.01% - 80.00%	34	2,311,023	3.99
80.01% - 85.00%	34	1,981,667	3.42
85.01% - 90.00%	271	15,482,915	26.74
90.01% - 95.00%	137	8,713,883	15.05
95.01% - 100.00%	314	24,394,136	42.12
Total	864	$57,910,569	100.00%

Minimum: 14.95%
Maximum: 100.00%
Weighted Average: 91.38%

Silent 2nd
of the Group V Loans

Silent 2nd of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
N	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Geographical Distribution
of the Group V Loans (Top 5)

Geographical Distribution (Top 5) of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
California	184	$15,555,652	26.86%
Florida	91	6,211,515	10.73
New York	49	4,775,762	8.25
Maryland	65	4,592,715	7.93
Virginia	49	3,585,087	6.19
Other	426	23,189,836	40.04
Total	864	$57,910,569	100.00%

California Loan Breakdown
of the Group V Loans

California loan breakdown of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
Northern CA	69	$5,756,172	9.94%
Southern CA	115	9,799,480	16.92
State not in CA	680	42,354,917	73.14
Total	864	$57,910,569	100.00%

Top 10 Zip Codes
of the Group V Loans

Top 10 Zip Codes of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
10960	2	$698,118	1.21%
21401	4	560,499	0.97
20176	3	507,247	0.88
11747	2	459,430	0.79
11740	1	450,000	0.78
90045	2	430,000	0.74
60148	1	427,521	0.74
33064	1	425,000	0.73
92336	4	407,585	0.70
20833	2	400,863	0.69
Other	842	53,144,305	91.77
Total	864	$57,910,569	100.00%
Credit Scores
of the Group V Loans

FICO Scores of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
600 or less or not available	25	$1,657,616	2.86%
601 - 620	6	334,513	0.58
621 - 640	28	1,709,388	2.95
641 - 660	56	4,041,511	6.98
661 - 680	75	6,108,885	10.55
681 - 700	93	5,921,820	10.23
701 - 720	133	8,247,251	14.24
721 - 740	139	9,832,943	16.98
741 - 760	120	8,877,094	15.33
761 greater than or equal to	189	11,179,547	19.30
Total	864	$57,910,569	100.00%

Minimum (not less than 400): 494
Maximum: 836
Weighted Average: 716

Mortgage Property Types
of the Group V Loans

Mortgage Properties of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
Condominium	123	$6,980,243	12.05%
PUD	212	14,120,905	24.38
Single Family	517	36,254,116	62.60
Two- to Four Family	12	555,306	0.96
Total	864	$57,910,569	100.00%

Occupancy Types
of the Group V Loans

Occupancy types of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
Investor	19	$700,954	1.21%
Primary	823	55,857,556	96.45
Secondary	22	1,352,058	2.33
Total	864	$57,910,569	100.00%

Loan Purpose
of the Group V Loans

Loan Purpose of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
Purchase	549	$37,382,573	64.55%
Cash Out Refinance	285	19,374,281	33.46
Rate/Term Refinance	30	1,153,714	1.99
Total	864	$57,910,569	100.00%

Document Type
of the Group V Loans

Document Type of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
Full	603	$38,409,762	66.33%
Reduced	261	19,500,807	33.67
Total	864	$57,910,569	100.00%

Gross Margin
of the Group V Loans

Gross Margin of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
0.000% or less	25	$2,315,301	4.00%
0.001% - 0.250%	38	2,968,153	5.13
0.251% - 0.500%	57	4,166,517	7.19
0.501% - 0.750%	80	5,654,139	9.76
0.751% - 1.000%	88	5,614,009	9.69
1.001% - 1.250%	86	5,478,711	9.46
1.251% - 1.500%	97	5,948,124	10.27
1.501% - 1.750%	104	7,362,516	12.71
1.751% - 2.000%	78	5,172,613	8.93
2.001% - 2.250%	64	4,933,426	8.52
2.251% - 2.500%	31	1,872,549	3.23
2.501% - 2.750%	27	2,112,328	3.65
2.751% - 3.000%	37	2,210,453	3.82
3.001% - 3.250%	18	877,787	1.52
3.251% - 3.500%	9	330,462	0.57
3.501% - 3.750%	8	305,562	0.53
3.751% - 4.000%	3	92,666	0.16
4.001% - 4.250%	1	60,349	0.10
4.251% - 4.500%	4	125,822	0.22
4.501% - 4.750%	2	43,221	0.07
4.751% - 5.000%	2	71,122	0.12
5.001% - 5.250%	1	12,623	0.02
5.501% - 5.750%	3	107,584	0.19
6.501% - 6.750%	1	74,532	0.13
Total	864	$57,910,569	100.00%

Minimum: ¯2.000
Maximum: 6.625%
Weighted Average: 1.442%

Gross Lifetime Maximum Rate
of the Group V Loans

Gross Lifetime Maximum Rate of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
17.501% - 18.000%	858	$57,456,511	99.22%
20.001% or more	6	454,058	0.78
Total	864	$57,910,569	100.00%

Minimum: 18.000%
Maximum: 24.000%
Weighted Average: 18.043%

Teaser Period
of the Group V Loans

Teaser Period of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
1	299	$22,067,723	38.11%
3	565	35,842,846	61.89
Total	864	$57,910,569	100.00%

WA TEASER: 2

Months to Roll
of the Group V Loans

Months to Roll of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
1	854	$57,273,347	98.9%
2	10	637,222	1.10
Total	864	$57,910,569	100.00%

Average AS OF: June 20, 2006
Minimum: 1
Maximum: 2
Weighted Average: 1

Rate Adjustment Frequency
of the Group V Loans

Rate Adjustment Frequency of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
1	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Payment Adjustment Frequency
of the Group V Loans

Payment Adjustment Frequency of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
1	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Draw Term (for HELOCS)
of the Group V Loans

Draw Term (for HELOCS) of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
120	864	$57,910,569	100.00%
Total	864	$57,910,569	100.00%

Repay Term (for HELOCS)
of the Group V Loans

Repay Term (for HELOCS) of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
120	2	$33,000	0.06%
180	862	57,877,569	99.94
Total	864	$57,910,569	100.00%

Utilization (for HELOCS)
of the Group V Loans

Utilization (for HELOCS) of the Group V Loans	Number of Group V Loans	Aggregate Stated Principal Balance Outstanding as of Cut-Off Date	% of Group V Loans
<= 0.00	36	$17,490	0.03%
0.01 - 10.00	23	91,949	0.16
10.01 - 20.00	15	198,299	0.34
20.01 - 30.00	13	500,525	0.86
30.01 - 40.00	10	280,157	0.48
40.01 - 50.00	19	1,022,986	1.77
50.01 - 60.00	18	1,289,897	2.23
60.01 - 70.00	14	524,233	0.91
70.01 - 80.00	14	1,087,945	1.88
80.01 - 90.00	17	847,911	1.46
90.01 - 100.00	680	51,758,468	89.38
100.01 >=	5	290,708	0.50
Total	864	$57,910,569	100.00%

WA Utilization Rate: 95.20

AMERICAN HOME MORTGAGE SECURITIES LLC

Depositor

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which will be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•
mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
The trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the Issuing Entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2006.

TABLE OF CONTENTS

Caption

INTRODUCTION
General
THE MORTGAGE POOLS
General
The Mortgage Loans
Underwriting Standards
FICO Scores
Qualifications of Originators and Sellers
Representations by Sellers
Optional Purchase of Defaulted Mortgage Loans
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
General
The Master Servicer
The Servicers
Collection and Other Servicing Procedures; Mortgage Loan Modifications
Special Servicers
Realization Upon or Sale of Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses; Retained Interest
Evidence as to Compliance
DESCRIPTION OF THE SECURITIES
General
Form of Securities
Global Securities
Assignment of Trust Fund Assets
Distribution Account
Distributions
Distributions of Interest and Principal on the Securities
Pre-Funding Account
Distributions on the Securities in Respect of Prepayment Premiums
Allocation of Losses and Shortfalls
Advances
Modifications
Reports to Securityholders
DESCRIPTION OF CREDIT ENHANCEMENT
General
Subordinate Securities
Cross-Collateralization
Overcollateralization
Financial Guaranty Insurance Policy
Mortgage Pool Insurance Policies
Letter of Credit
Special Hazard Insurance Policies
Reserve Funds
Cash Flow Agreements
Maintenance of Credit Enhancement
Reduction or Substitution of Credit Enhancement
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
Derivatives
Purchase Obligations
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
General
Primary Mortgage Insurance Policies
Hazard Insurance Policies
FHA Mortgage Insurance
VA Mortgage Guaranty
THE depositor
THE AGREEMENTS
General
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default and Rights Upon Event of Default
Amendment
Termination; Retirement of Securities
The Trustee
Duties of the Trustee
Some Matters Regarding the Trustee
Resignation and Removal of the Trustee
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
Mortgages
Cooperative Mortgage Loans
Tax Aspects of Cooperative Ownership
Leases and Rents
Contracts
Foreclosure on Mortgages and Some Contracts
Foreclosure on Shares of Cooperatives
Repossession with respect to Contracts
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations on Lenders
Environmental Legislation
Consumer Protection Laws
Homeownership Act and Similar State Laws
Additional Consumer Protections Laws with Respect to Contracts
Enforceability of Certain Provisions
Subordinate Financing
Installment Contracts
Applicability of Usury Laws
Alternative Mortgage Instruments
Formaldehyde Litigation with Respect to Contracts
Servicemembers Relief Act
Forfeitures in Drug and RICO Proceedings
Junior Mortgages
Negative Amortization Loans
FEDERAL INCOME TAX CONSEQUENCES
General
REMICS
Notes1
Grantor Trust Funds
Callable Classes
Penalty Avoidance
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
Class Exemptions
Underwriter Exemption
Other Exemptions
ERISA Considerations Relating to Notes
Callable Securities
Tax Exempt Investors
Consultation with Counsel
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

The trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;
•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. Upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,
•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or
•	additional funds to be contributed over time by the mortgagor’s employer or another source.
See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,
•	the type of property securing the mortgage loans,
•	the original or modified terms to maturity of the mortgage loans,
•	the range of principal balances of the mortgage loans at origination or modification,
•	the earliest origination or modification date and latest maturity date of the mortgage loans,
•	the Loan-to-Value Ratios of the mortgage loans,
•	the mortgage rate or range of mortgage rates borne by the mortgage loans,
•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,
•	the geographical distribution of the mortgage loans,
•	the percentage of buydown mortgage loans, if applicable, and
•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

The underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•
the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;
•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and
•
to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,
•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan and
•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

The master servicer or another entity identified in the prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the Issuing Entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;
•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;
•	U.S. Government Securities;
•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and
•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),
•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),
•	if applicable, any riders or modifications to the mortgage note and mortgage,
•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and
•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,
•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and
•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;
•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all Insurance Proceeds and Liquidation Proceeds;
•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;
•	any advances made as described under “—Advances” below;
•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;
•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related trust fund are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

The trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure would provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the Issuing Entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the Issuing Entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;
•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or
•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing one- to four- family housing. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment. The insurance payment is reduced by the amount of any cash retained by the trust or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor will be American Home Mortgage Securities LLC for each series of securities. The depositor was formed in the State of Delaware on January 26, 2004 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation electing to be treated as a real estate investment trust. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the Issuing Entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;
•
failure to perform any other covenant of the Issuing Entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the Issuing Entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, as specified in the related indenture; or
•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the trust fund, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the trust fund or which thereafter become part of the trust fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Company, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. See “—Consumer Protection Laws” and “—Homeownership Act and Similar State Laws.”

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,
•	notes representing indebtedness of a trust fund as to which no REMIC election will be made, and
•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “non-economic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “non-economic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding, the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates and any notes that the related prospectus supplement designates as required to also be 100% owned directly or indirectly, through one or more wholly owned qualified REIT subsidiaries (together with the Trust Certificates, the “Equity Securities”). For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries (each, a “Disregarded Entity”), classification of the trust as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities (a “TMP Trigger Event”), the Trust would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, no transfer of the Equity Securities will be permitted, except that (i) 100% of such Equity Securities may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities and (ii) if one or more classes of Equity Securities serve as collateral security for a financing transaction entered into by the REIT, qualified REIT subsidiary, or Disregarded Entity that owns such Equity Securities, in the event of default under the financing arrangement, the secured party would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Notwithstanding the foregoing, upon the occurrence of a TMP Trigger Event, subject to certain provisions, the assets of the Trust (exclusive of any assets which must be sold, as described below) will be transferred to a new trust (the “REMIC Trust”) and one or more REMIC elections will be made with respect to such REMIC Trust at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the Trust any REO property at the fair market value, and either restrict foreclosure on (within the REMIC Trust) or sell from the Trust any loan that is delinquent for 60 days or more.

Following a TMP Trigger Event, on the effective date of the REMIC election, each beneficial owner of an offered note will exchange its interest in the offered note for two things: a REMIC regular interest, which may be in the form of a certificate or a note, and a separate contractual right to receive payments from a reserve fund. The economic attributes and entitlements of the REMIC regular interest coupled with the contractual rights to receive payments from a reserve fund would be identical to those of the non-REMIC offered note exchanged therefor. The exchange would, nevertheless, be considered to be one on which the beneficial owner recognizes gain or loss equal to the difference, if any, between such beneficial owner’s adjusted basis in the non-REMIC offered note and the aggregate fair market value of the REMIC regular interest coupled with the contractual right to receive payments from a reserve fund.

See “Material Income Tax Consequences-Taxation of the REMIC” herein for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.
•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.
•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.
•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.
•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The Issuing Entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.
•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan Assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest-rate swap or yield supplement agreement to be held by the trust if it meets the conditions of the Exemption.

An interest-rate swap (a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

A yield supplement agreement is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

(1)	A mortgagor with respect to 5% or less of the fair market value of the trust fund assets or

(2)
An affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

The continued holding of securities acquired by a Plan or with Plan Assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;
•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;
•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;
•	By placements by the depositor with institutional investors through dealers; and
•	By direct placements by the depositor with institutional investors

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— American Home Mortgage Investment Corp., a Maryland corporation and the parent of the depositor, or any of its affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Amount - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Clearstream - Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related trust fund, which may be a Master Servicer Collection Account.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC - The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related Issuing Entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets —“Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Relief Act, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

$948,479,000
(Approximate)

American Home Mortgage Securities LLC
Depositor

American Home Mortgage Investment Trust 2006-2,
Mortgage-Backed Notes,
Series 2006-2

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Prospectus Supplement
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UBS Investment Bank

Goldman, Sachs & Co.	RBS Greenwich Capital	Lehman Brothers Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.